As filed with the Securities and Exchange Commission on February 27 , 2018

No. 333 -222627

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VITALITY BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	8731	75-3268988
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1901 Avenue of the Stars, 2nd Floor

Los Angeles, California 90067

(530) 231-7800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Brooke

Chief Executive Officer

1901 Avenue of the Stars, 2nd Floor

Los Angeles, California 90067

(530) 231-7800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Mark C. Lee, Esq.
Greenberg Traurig, LLP

1201 K Street, Suite 1100

Sacramento, CA 95814
(916) 868.0630

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]		Accelerated filer	[ ]
Non-accelerated filer	[ ]	(Do not check if a smaller reporting company)	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)		Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001	1,599,999		$2.02	$3,231,997.98	$402.39
Warrants to purchase Common Stock			—		—
Shares of Common Stock issuable upon exercise of the Warrants	800,001		$2.02	$1,616,002.02	$201.19
Total:	2,400,000	(4)		$4,848,000.00	$603.58

(1) Pursuant to Rule 429 under the Securities Act of 1933, as amended, and as further described herein, shares of common stock and shares of common stock issuable upon exercise of warrants previously registered on the registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (File No. 333-220446) (the “Prior Registration Statement”) are being included on this Registration Statement on Form S-1.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock of Vitality Biopharma, Inc. as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(3) Estimated at $ 2.02 per share, the average of the high and low prices of the Registrant’s common stock as reported on the OTCQB Marketplace on February 26 , 2018, solely for the purpose of calculating the registration fee for the shares of common stock to be registered herewith in accordance with Rule 457(c) under the Securities Act.

(4) Includes 666,667 shares of common stock and 333,334 shares of common stock issuable upon exercise of warrants, as previously registered under the Prior Registration Statement. The filing fees were previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

     The Company is filing this combined prospectus in accordance with Rule 429. This Registration Statement on Form S-1 constitutes Pre-Effective Amendment No. 1 to Vitality Biopharma, Inc.’s Registration Statement on Form S-1 (Registration Statement 333-222627) filed with the Securities Exchange Commission on January 19, 2018, and Registration Statement constituting Post-Effective Amendment No. 1 to Form S-1 (Registration No. 333-220446) declared effective by the SEC on October 13, 2017. The Company is filing this Pre-Effective Amendment in response to oral comments we received from the SEC on February 15, 2018, to include the financial statements for the quarter ended December 31, 2017.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [____________], 2018

VITALITY BIOPHARMA, INC.

PROSPECTUS

2,400,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of Vitality Biopharma, Inc. identified in this prospectus of up to 2,400,000 shares of common stock, par value $0.001 per share. These shares include 466,667 shares of common stock underlying warrants to purchase our common stock issued to certain of the selling stockholders in connection with a private placement of common stock and warrants completed on December 15, 2017 and 333,334 shares of common stock underlying warrants to purchase our common stock issued to certain of the selling stockholders in connection with a private placement of common stock and warrants completed on July 28, 2017.

The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, on the OTC Bulletin Board, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We will not receive any proceeds from the sale of common stock by the selling stockholders except for our receipt of the exercise price of Warrants.

Our common stock is traded on the OTC Markets Group Inc.’s OTCQB tier under the symbol “VBIO”. On February 26 , 2018 the closing price of our common stock was $ 2.00 per share.

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 10 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated            , 2018

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About This Prospectus

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

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SUMMARY

This summary does not contain all of the information that should be considered before investing in our securities. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our securities discussed in this prospectus under “Risk Factors” beginning on page 10 of this prospectus and our financial statements and the accompanying notes beginning on page F-1 of this prospectus.

As used in this prospectus, unless the context requires otherwise, the “Company”, “we”, “us”, and “our” refer to Vitality Biopharma, Inc., a Nevada corporation.

Our Company

In December 2015, we discovered novel pharmaceutical applications of our glycosylation technology for producing cannabinoid prodrugs. We had developed this technology originally to modify the taste and enable efficient production of stevia, a high-potency sweetener. While we continue to pursue commercialization of those products and the underlying glycosylation technology, we have discovered and filed intellectual property covering a class of cannabinoid prodrug compounds known as cannabosides, and our primary focus is development of cannabinoid pharmaceuticals.

As of Dec ember 3 1 , 2017, we had an accumulated deficit of $ 20,982,786 . In addition, during the nine months ended Dec ember 3 1 , 2017 and the fiscal year ended March 31, 2017, we incurred net losses of $ 3,246,847 and $5,219,380, respectively. As described in more detail elsewhere in this prospectus, we will need significant additional funding to support our operations and business plans and we have no commitments for future capital. The continuation of our business is dependent upon our ability to obtain loans or sell securities to new and existing investors or obtain capital from other alternative sources.

Our Approach: Cannabinoid Pharmaceutical Development

Vitality Biopharma is unlocking the power of cannabinoids to treat serious neurological and inflammatory conditions.

Cannabinoids have emerged as successful therapeutics, evidenced in part by sales of medical cannabis in North America that were estimated at $5.08 billion in 2016 by Arcview Group, and how 87% of the U.S. population lives in a state where cannabis has been approved for medical use. This includes states that have so far only approved cannabidiol (CBD), which is a constituent of cannabis that is not intoxicating and that has demonstrated positive effects for treatment of neurological disorders including pediatric epilepsy. Pharmaceutical versions of cannabinoids have been marketed in the U.S. for more than a decade, and hold the same therapeutic potential, yet their sales to date have lagged behind sales of medical cannabis. Sales of synthetic cannabinoid pharmaceuticals in the U.S. were estimated at only $133 million in 2014 by IMS Health. Many of the cannabinoid pharmaceuticals that are currently approved or in development by other companies have well known limitations, such as poor oral bioavailability, intoxicating side effects, or an inability to deliver therapeutic effects that are differentiated from those that can be obtained using medical cannabis.

Vitality has developed a new class of cannabinoid prodrugs, known as cannabosides, which are designed to overcome certain limitations of existing cannabinoid pharmaceuticals. For instance, cannaboside prodrugs of Tetrahydrocannabinol (THC) through oral delivery can enable targeted delivery to the gastrointestinal tract without entry into the bloodstream or brain. Therefore, cannabosides can enable targeted delivery of large concentrations of cannabinoids while reducing or eliminating altogether drug psychoactivity. Ultimately, these compounds are intended to enable new cannabinoid drug formulations that physicians are eager to prescribe, and that will be in demand as specialty pharmaceuticals for treatment of serious neurological and inflammatory conditions, such as inflammatory bowel disease.

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Cannabosides were discovered in 2015 through application of our proprietary enzymatic taste modification technologies that were originally developed for stevia sweeteners. Cannabosides are classified as “prodrugs,” which means that they are medications or compounds that, after administration, are converted within the body into a pharmacologically active drug. A classic prodrug example is Aspirin, acetylsalicylic acid, which was first made by Felix Hoffmann at Bayer in 1897 and is a synthetic prodrug of salicylic acid. Because there often already exists independent verification of the active drug’s safety and efficacy, prodrugs may receive marketing approval more quickly than others, and in some cases may receive drug approvals through completion of small clinical studies evaluating bioequivalence or bioavailability. At the same time, a prodrug can have many commercial advantages, including that they can be proprietary and patentable compositions of matter, unlike cannabinoids themselves, or older pharmaceutical formulations where patent protection has already expired.

Cannabosides enable the passage of cannabinoids through the digestive tract and their eventual release within the large intestine or colon, which enables targeted delivery of cannabinoids for treatment of gastrointestinal diseases. Because passage of cannabosides through the digestive tract is likely to occur over several hours or longer, there is a sustained or delayed release of cannabinoids, which can also provide patients with long-lasting or overnight relief, a desirable attribute that is unavailable with medical cannabis or with current cannabinoid pharmaceutical formulations.

We have produced more than 25 novel cannabosides so far and have patent applications that include composition of matter claims for prodrugs of cannabinoids that have been studied extensively in clinical trials worldwide, including THC, CBD, and Cannabidivarin (CBDV). We aim to develop and approve these proprietary molecules as pharmaceuticals using a low-risk regulatory strategy that is available for prodrugs, and to ultimately deliver to the market pharmaceuticals that are highly differentiated both from medical cannabis and from current cannabinoid drugs.

A key part of our strategy will be to take advantage of a more efficient Food and Drug Administration (FDA) review and approval process that is available for prodrugs, which may reduce the need for large and expensive clinical trials. This expedited regulatory process is available for our cannabosides because in the U.S. and internationally there have already been many independent clinical studies completed using the reference cannabinoid drugs we are studying.

We are initially developing our cannaboside pharmaceutical products for treatment of inflammatory bowel disease and narcotic bowel syndrome, a severe form of opiate-induced abdominal pain. We are developing acute treatments of disease, which are designed to induce remission of active disease, and which may act in part through providing relief of key symptoms, such as abdominal pain and cramping in inflammatory bowel disease. There is extensive clinical evidence supporting the potential efficacy of cannabinoids for treatment of inflammatory bowel disease, including through placebo-controlled clinical trials conducted by independent investigators.

We plan to complete preclinical studies necessary in order to launch clinical trials in 2018 that evaluate the clinical pharmacokinetics of drug formulations containing cannabosides, including potential to obtain preliminary data about symptomatic relief. We plan to initiate multiple Phase 2 clinical trials in order to further assess the safety as well as the efficacy of cannaboside drug formulations for treatment of inflammatory bowel disease, irritable bowel syndrome, and narcotic bowel syndrome. We also intend to obtain preliminary data about new applications for cannabosides, including the regenerative potential of our drug formulations, both when administered alone and in combination with other medications.

Our primary operations are based in Yuba City, California, where we originally developed our proprietary bioprocessing methods. Our facilities include laboratories and a manufacturing suite for GMP production, which will be used for pharmaceutical-grade production of products to be tested in clinical trials, and which will be registered with the FDA and the Drug Enforcement Agency (DEA).

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The Financing

On December 12, 2017, we entered into a Securities Purchase Agreement with 4 purchasers providing for the issuance and sale of an aggregate of 933,332 shares of our common stock (the “Shares”) and warrants to purchase 466,667 shares of common stock, for gross proceeds to us of $1,400,000 (the “Financing”). The Financing closed on December 15, 2017. After deducting for fees and expenses, the aggregate cash net proceeds to us from the sale of the Shares and warrants were approximately $1,395,000.

Under the terms of the Financing, each of the purchasers was issued shares of the Company’s common stock together with a Warrant. Each Warrant entitles the purchaser to acquire up to a number of shares of the Company’s common stock equal to 50% of the Shares purchased by the purchaser under the Securities Purchase Agreement, has an exercise price of $2.00 per share, was immediately exercisable, and expires on the three year anniversary of the date of issuance. The exercisability of each Warrant may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than either 9.99% or 4.99%, at the option of such holder, of the Company’s common stock.

The securities sold in the Financing were sold in reliance upon exemptions from registration under Rule 506 of Regulation D under the Securities Act of 1933 (the “Securities Act”). Each of the purchasers represented to us that it is an accredited investor as defined in Regulation D and that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Going Concern

We have incurred losses since inception, resulting in an accumulated deficit of $ 20,982,786 as of De cember 3 1 , 2017. For the nine months ended Dec ember 3 1 , 2017, we recorded a net loss of $ 3,246,847 and used cash in operations of $ 2,180,055 . For the fiscal year ended March 31, 2017, we recorded a net loss of $5,219,380 and used cash in operations of $1,384,697. We expect to incur further losses as we continue to develop our business. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. In addition, the Company’s independent registered public accounting firm, in their report on the Company’s March 31, 2017 audited financial statements, raised substantial doubt about the Company’s ability to continue as a going concern. Our ability to continue as a going concern is dependent upon generating profitable operations in the future and/or obtaining the necessary financing to meet our obligations and pay our liabilities arising from normal business operations when they come due. We currently expect to have sufficient funds to operate our business over the next 9 months. However, our estimate of total expenditures could increase if we encounter unanticipated difficulties. In addition, our estimates of the amount of cash necessary to fund our business may prove to be wrong and we could spend our available financial resources much faster than we currently expect. If we cannot raise the money that we need in order to continue to develop our business, we will be forced to delay, scale back or eliminate some or all of our proposed operations. If any of these were to occur, there is a substantial risk that our business would fail.

For more information regarding our business, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” included elsewhere in this prospectus.

Corporate Information

We were incorporated under the laws of the State of Nevada on June 29, 2007 as Legend Mining Inc. On October 10, 2011, we completed a merger with our wholly-owned subsidiary, Stevia First Corp., whereby we changed our name from “Legend Mining Inc.” to “Stevia First Corp.” Also on October 10, 2011, we effected a seven (7) for one (1) forward stock split of authorized, issued and outstanding common stock. As a result, our authorized capital was increased from 75,000,000 shares of common stock with a par value of $0.001 to 525,000,000 shares of common stock with a par value of $0.001, and issued and outstanding shares increased from 7,350,000 to 51,450,000. On July 15, 2016, the holders of a majority of our outstanding common stock and our Board of Directors approved 1) a name change whereby our name was changed from Stevia First Corp. to Vitality Biopharma, Inc., 2) a reverse split of our outstanding common shares whereby each 10 shares of common stock will be exchanged for 1 share of common stock and 3) an increase in the number of shares of authorized common stock from 525,000,000 to 1,000,000,000. These changes became effective on July 20, 2016.

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Our principal executive offices are located at 1901 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067. The telephone number at our principal executive office is (530) 231-7800. Our website address is www.vitality.bio. Information contained on our website is not deemed part of this prospectus.

Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of the respective holders.

Summary Financial Data

You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes, all included elsewhere in this prospectus.

The following summary historical financial information as of Dec ember 3 1 , 2017, and for the nine months ended Dec ember 3 1 , 2017 and 2016, has been derived from our unaudited interim financial statements included elsewhere in this prospectus. We derived the balance sheet data as of March 31, 2017 and 2016, and the summary statement of operations data for the years then ended from our audited financial statements included elsewhere in this prospectus. Our historical results of operations and financial condition do not purport to be indicative of our results of operations or financial condition as of any future date or for any future period.

	Nine Months Ended Dec ember 3 1 ,		Fiscal Year Ended March 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)
Statement of Operations Data:

Revenue	$77,324	$131,947	$163,363	$248,348
Cost of goods sold	54,842	65,942	108,255	149,478
Gross profit	2 2,382	66,005	55,108	98,870

Operating expenses:
General and administrative	1, 894,984	1, 685,527	2,605,097	2,196,922
Rent and other related party costs	23,100	20,700	27,600	30,600
Research & development	1,390,100	483,638	893,960	613,119

Total operating expenses	3,308,184	2,189,865	3,526,657	2,840,641

Loss from operations	(3,285,802)	(2,123,860)	(3,471,549)	(2,741,771)
Other income (expenses):
Interest expense	-	(7 80)	(1,010)	(363)
Change in fair value of derivative liability	38,955	(1,980,592)	(1,746,821)	2,600,809

Net loss	$ (3,246,847)	$ (4,105,232)	$(5,219,380)	$(141,325)

Net loss per share:
Basic and Diluted	$(0. 14)	$(0. 34)	$(0.38)	$(0.02)

Weighted-average shares outstanding:
Basic and Diluted	22, 752,010	1 2,191,740	13,591,137	7,541,984

	Dec ember 3 1 , 2017	March 31, 2017	March 31, 2016
	(unaudited)
Balance Sheet Data:
Cash	$1,362,710	$1,152,766	$95,433
Total assets	1,381,828	1,175,022	134,799
Derivative liability	201,836	240,791	401,127
Total liabilities	399,328	800,654	652,964
Total stockholders’ equity (deficiency)	$982,500	$374,368	$(518,165)

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We previously registered shares of common stock and shares of common stock underlying warrants issued to certain investors on Registration Statement on Form S-1 filed with the Securities and Exchange Commission (File No. 220446) (the “Prior Registration Statement”). The below summary reflects the number of shares that are being registered hereunder and the shares under the Prior Registration Statement.

The Offering

Securities offered:	Up to 1 , 599,999 shares of common stock

Warrants to purchase up to 800,001 shares of common stock

Up to 800,001 shares of common stock issuable upon exercise of the warrants

Common stock outstanding prior to offering:	22,890,562 (1)(2)

Common stock outstanding after the offering:	25,075,148 (2)(3)

Use of Proceeds:	We will not receive any proceeds from the sale of common stock by the selling stockholders. However, we will receive proceeds from the cash exercise of Warrants if they are exercised by the selling stockholder(s). See “Use of Proceeds” for more information.

OTCQB Symbol:	VBIO There is no established trading market for the warrants and we do not expect a market to develop.

Risk Factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

(1) As of February 26 , 2018.

(2) Excludes (i) 532,395 shares of common stock reserved for future issuance under our 2012 Stock Incentive, Plan (the “2012 Plan”), and (ii) 1,164,422 shares of common stock issuable upon the exercise of outstanding warrants. As of December 31, 2017, there were (a) options to purchase 3,216,710 shares of our common stock outstanding under the 2012 Plan, with a weighted average exercise price of $1.39 per share and (b) 1,164,422 shares of common stock issuable upon the exercise of outstanding warrants with exercise prices ranging from $2.00 to $4.50 per share.

(3) Assuming the sale of all shares of common stock covered by this prospectus, including 800,001 shares of common stock issued upon exercise of the warrants sold as part of this offering.

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RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this prospectus. This prospectus contains forward-looking statements. Our business, financial condition, results of operations and stock price could be materially adversely affected by any of these risks.

Risks Related to Our Business

We are not profitable and may never become profitable. The Company’s independent registered public accounting firm has issued a report questioning our ability to continue as a going concern.

We have incurred losses since inception, resulting in an accumulated deficit of $ 20,982,786 as of Dec ember 3 1 , 2017. For the nine months ended Dec ember 3 1 , 2017, we recorded a net loss of $ 3,246,847 and used cash in operations of $ 2,180,055. For the fiscal year ended March 31, 2017, we recorded a net loss of $5,219,380 and used cash in operations of $1,384,697. We expect to incur further losses as we continue to develop our business. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. In addition, the Company’s independent registered public accounting firm, in their report on the Company’s March 31, 2017 audited financial statements, raised substantial doubt about the Company’s ability to continue as a going concern.

We expect to incur substantial losses for the near future, and we may never achieve or maintain profitability. Even if we succeed in obtaining regulatory approval to market our products, we may still incur losses for the foreseeable future. We also expect to experience negative cash flow for the near future, as we plan to use all available resources to fund our operations and make significant capital expenditures. As a result, we would need to generate significant revenues if we are to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability. Our failure to achieve or maintain profitability could negatively impact the value of our common stock and you could lose some or all of your investment.

We will need to raise substantial additional capital to operate our business. If we cannot obtain the capital we need to continue our operations, our business could fail.

We will likely need to raise additional funds in order to continue operating our business. Since inception, we have primarily funded our operations through equity and debt financings, such as our issuance and sale of 666,667 shares of common stock and 333,334 warrants to purchase common stock that we completed on July 28, 2017, for net proceeds of approximately $995,000, and the issuance and sale of 1,500,000 shares of common stock that we completed on March 9, 2017, for net proceeds to us of approximately $1,500,000. We expect to continue to fund our operations primarily through equity and debt financings in the foreseeable future. If we issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience substantial dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization, requiring us to pay additional interest expenses. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments. If we pursue capital through alternative sources, such as collaborations or other similar arrangements, we may be forced to relinquish rights to our proprietary compounds, technology or other intellectual property or marketing rights, which could result in our receipt of only a portion of any revenue that may be generated from a partnered product or business. Moreover, regardless of the manner in which we seek to raise capital, we may incur substantial costs in those pursuits, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other related costs.

We expect our total expenditures over the 12 months following Dec ember 3 1 , 2017, to be approximately $2,400,000. However, our estimate of total expenditures could increase if we encounter unanticipated difficulties. In addition, our estimates of the amount of cash necessary to fund our business may prove to be wrong and we could spend our available financial resources much faster than we currently expect. Further, we expect that our operational expenses will increase substantially during our current fiscal year if we pursue our current operational goals, continuing our research and development activities, and otherwise seek to ramping-up our business. If we cannot raise the money that we need in order to continue to develop our business, we will be forced to delay, scale back or eliminate some or all of our proposed operations and/or forego other attractive business opportunities that may arise. If any of these were to occur, there is a substantial risk that our business would fail. Sources of additional funds may not be available on acceptable terms or at all. Weak economic and capital markets conditions could result in increased difficulties in raising capital for our operations. We may not be able to raise money through the sale of our equity securities or through borrowing funds on terms we find acceptable, or at all. If we cannot raise the funds that we need, we will be unable to continue our operations, and our stockholders could lose their entire investment in our company.

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We currently face, and will continue to face, significant competition.

Our major competitors for the development of pharmaceutical products related to cannabinoids, and related to neurological and inflammatory disorders includes major pharmaceutical companies, smaller companies, and academic research groups that are devoted to biological or pharmaceutical research either independently or by providing contract research services. A number of multinational pharmaceutical companies are developing products in similar therapeutic areas, including but not limited to Biogen, Teva Neuroscience, Pfizer, Otsuka Pharmaceuticals, Purdue Pharma, Endo Pharmaceuticals, Genzyme, Novartis, Bayer Healthcare, and additional companies such as GW Pharmaceuticals, Insys Therapeutics, and Zynerba Pharmaceuticals are developing cannabinoid pharmaceuticals for treatment of various clinical indications. See “Competition” in this report for a further discussion.

Our limited operating experience could make our operations inefficient or ineffective.

We are an early-stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects and how we will respond to competitive, financial or technological challenges. We only recently commenced operations in the development of pharmaceutical products, our primary business focus. As a result, we have limited experience with these activities and the revenue and income potential of our business is unproven. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business, and limited experience responding to such trends. We may make errors in predicting and reacting to relevant business trends and we will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause our business, results of operations and financial condition to suffer or fail.

We may not be able to manage our expansion of operations effectively.

Our success will depend upon the expansion of our operations and the effective management of any growth we may experience, which will place a significant strain on our management and on our administrative, operational and financial resources. To manage this growth, we must expand our facilities, augment our operational, financial and management systems and hire and train qualified personnel. Our management will also be required to develop relationships with customers, suppliers and other third parties. Our current and planned operations, personnel, systems, and internal procedures and controls may not be adequate to support our future growth. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies or respond to competitive pressures.

If we are unable to hire and retain qualified personnel we may not be able to implement our business plan.

As of January 18, 2018, we had seven full-time employees, including five dedicated to research and development. Attracting and retaining qualified scientific, management and other personnel will be critical to our success. There is intense competition for qualified personnel in our area of activities, and we may not be able to attract and retain the qualified personnel necessary for the development of our business. In addition, we may have difficulty recruiting necessary personnel as a result of our limited operating history. The loss of key personnel or the failure to recruit necessary additional personnel could impede the achievement of our business objectives.

We may choose to hire part-time employees or use consultants. As a result, certain of our employees, officers, directors and consultants may from time to time serve as officers, directors and consultants of other companies. These other companies may have interests in conflict with ours. In addition, we expect to rely on independent organizations, advisors and consultants to provide certain services, including product testing and construction. The services of these independent organizations, advisors and consultants may not be available to us on a timely basis when needed or on acceptable terms, and if they are not available, we may not be able to find qualified replacements. If we are unable to retain the services of qualified personnel, independent organizations, advisors and consultants, we may not be able to implement our business plan.

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If we are unable to market and distribute our products effectively, we may be unable to generate significant revenue.

We currently have limited sales, marketing or distribution capabilities. We intend to build these capabilities internally and also to pursue collaborative arrangements regarding the sales and marketing of our products, including steps necessary to commercialize our pharmaceutical products and our legacy stevia products and technologies. However, we may be unable to establish or maintain any such collaborative arrangements, or if able to do so, they may not provide us with the sales and marketing benefits we expect. To the extent that we decide not to, or are unable to, enter into successful collaborative arrangements with respect to the sale and marketing of our proposed stevia products, significant capital expenditures, management resources and time will be required to establish and develop an in-house marketing and sales force with appropriate expertise. We may not be able to establish or maintain relationships with third party collaborators or develop in-house sales and distribution capabilities. To the extent that we depend on third parties for marketing and distribution, any revenues we receive will depend upon the efforts of such third parties and there can be no assurance that such third parties will establish adequate sales and distribution capabilities or be successful in gaining market acceptance of any approved product. If we are not successful in commercializing any product approved in the future, either on our own or through third parties, our business, financial condition and results of operations could be materially adversely affected.

We are largely dependent on the success of our products, which are still in preclinical development and will require significant capital resources and years of clinical development effort.

We currently have no pharmaceutical products on the market, and our product candidates are still in preclinical development. Our business depends almost entirely on the successful clinical development, regulatory approval and commercialization of our product candidates, and additional preclinical testing and substantial clinical development and regulatory approval efforts will be required before we are permitted to commence commercialization, if ever. The clinical trials and manufacturing and marketing of product candidates will be subject to extensive and rigorous review and regulation by numerous government authorities in the United States and other jurisdictions where we intend to test and, if approved, market our product candidates. Before obtaining regulatory approvals for the commercial sale of any product candidate, we must demonstrate through preclinical testing and clinical trials that the product candidate is safe and effective for use in each target indication, and potentially in specific patient populations. This process can take many years and may include post-marketing studies and surveillance, which would require the expenditure of substantial resources beyond our current resources. Of the large number of drugs in development for approval in the United States and the European Union, only a small percentage successfully complete the FDA or EMA regulatory approval processes, as applicable, and are commercialized. Accordingly, even if we are able to obtain the requisite financing to continue to fund our research, development and clinical programs, we cannot assure you that any of our product candidates will be successfully developed or commercialized.

Because the results of preclinical testing are not necessarily predictive of future results, our products may not have favorable results in our planned clinical trials.

Any positive results from our preclinical testing of our products may not necessarily be predictive of the results from our planned clinical trials in humans. Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in clinical trials after achieving positive results in preclinical development, and we cannot be certain that we will not face similar setbacks. These setbacks have been caused by, among other things, preclinical findings made while clinical trials were underway or safety or efficacy observations made in clinical trials, including adverse events. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials nonetheless failed to obtain FDA or EMA approval. If we fail to produce positive results in our clinical trials, the development timeline and regulatory approval and commercialization prospects for our products, and, correspondingly, our business and financial prospects, would be materially adversely affected.

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Failures or delays in the completion of our preclinical studies or the commencement and completion of our clinical trials could result in increased costs to us and could delay, prevent or limit our ability to generate revenue and continue our business.

To date, we have not commenced any clinical trials. Successful completion of such clinical trials is a prerequisite to submitting an NDA to the FDA or a marketing authorization application (MAA) to the EMA. Clinical trials are expensive, difficult to design and implement, can take many years to complete and are uncertain as to outcome. A product candidate can unexpectedly fail at any stage of clinical development. The historic failure rate for product candidates is high due to scientific feasibility, safety, efficacy, changing standards of medical care and other variables. The commencement and completion of clinical trials can be delayed or prevented for a number of reasons, including, among others:

● delays in reaching or failing to reach agreement on acceptable terms with prospective clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different clinical trial sites;

● delays or inability in manufacturing or obtaining sufficient quantity or quality of a product candidate or other materials necessary to conduct clinical trials due to regulatory and manufacturing constraints, including delays or an inability to hire appropriate staff or consultants with requisite expertise in chemistry and manufacturing controls for pharmaceutical products;

● difficulties obtaining IRB, DEA or comparable foreign regulatory authority, or ethics committee approval to conduct a clinical trial at a prospective site or sites;

● challenges in recruiting and enrolling patients to participate in clinical trials, including the size and nature of the patient population, the proximity of patients to clinical trial sites, eligibility criteria for the clinical trial, the nature of the clinical trial protocol, the availability of approved effective treatments for the relevant indication and competition from other clinical trial programs for similar indications;

● severe or unexpected toxicities or drug-related side effects experienced by patients in our clinical trials or by individuals using drugs similar to our product candidates;

● DEA or comparable foreign regulatory authority-related recordkeeping, reporting or security violations at a clinical trial site, leading the DEA, state authorities or comparable foreign regulatory authorities to suspend or revoke the site’s controlled substance license and causing a delay or termination of planned or ongoing clinical trials;

● regulatory concerns with cannabinoid products generally and the potential for abuse of those products;

● difficulties retaining patients who have enrolled in a clinical trial who may withdraw due to lack of efficacy, side effects, personal issues or loss of interest;

● ambiguous or negative interim results; or

● lack of adequate funding to continue the clinical trial.

In addition, a clinical trial may be suspended or terminated by us, the FDA, IRBs, ethics committees, data safety monitoring board or other foreign regulatory authorities overseeing the clinical trial at issue or other regulatory authorities due to a number of factors, including, among others:

● failure to conduct the clinical trial in accordance with regulatory requirements or our clinical trial protocols;

● inspection of the clinical trial operations or clinical trial sites, or drug manufacturingfacilitis by the FDA, the DEA, the EMA or other foreign regulatory authorities that reveals deficiencies or violations that require us to undertake corrective action, including the imposition of a clinical hold;

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● unforeseen safety issues, including any safety issues that could be identified in our ongoing toxicology studies;

● adverse side effects or lack of effectiveness; and

● changes in government regulations or administrative actions.

We intend to focus on prodrugs for certain indications, and may fail to capitalize on other product candidates or other indications that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we are focusing on research programs relating to our proprietary products for certain indications, which concentrates the risk of product failure in the event the products prove to be unsafe or ineffective or inadequate for clinical development or commercialization. As a result, we may forego or delay pursuit of opportunities with other product candidates or for other indications that could later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending on proprietary research and development programs relating to our products may not yield any commercially viable products. If we do not accurately evaluate the commercial potential or target market for our products, we may relinquish valuable rights to our products through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to our products.

The regulatory approval processes of the FDA, the EMA and other comparable foreign regulatory authorities are lengthy, time-consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed.

We are not permitted to market our product candidates in the United States or the European Union until we receive approval of an NDA from the FDA or an MAA from the EMA, respectively, or in any foreign countries until we receive the requisite approval from such countries. Prior to submitting an NDA to the FDA or an MAA to the EMA for approval of our product candidates we will need to complete our ongoing preclinical studies, as well as Phase 1, Phase 2 and Phase 3 clinical trials. We are still conducting preclinical studies and have not yet commenced our clinical program or tested any product in humans. We plan to submit NDAs for our products to the FDA upon completion of all requisite clinical trials. Successfully initiating and completing our clinical program and obtaining approval of an NDA or MAA is a complex, lengthy, expensive and uncertain process, and the FDA or EMA may delay, limit or deny approval of our product candidates for many reasons, including, among others, because:

● we may not be able to demonstrate that our product candidates are safe and effective in treating patients to the satisfaction of the FDA or EMA;

● the results of our clinical trials may not meet the level of statistical or clinical significance required by the FDA or EMA for marketing approval;

● the FDA or EMA may disagree with the number, design, size, conduct or implementation of our clinical trials;

● the FDA or EMA may require that we conduct additional clinical trials;

●the FDA or EMA or other applicable foreign regulatory authorities may not approve the formulation, labeling or specifications of our product candidates;

● the contract research organizations, or CROs, and other contractors that we may retain to conduct our clinical trials may take actions outside of our control that materially adversely impact our clinical trials;

● the FDA or EMA may find the data from preclinical studies and clinical trials insufficient to demonstrate that our products’ clinical and other benefits outweigh their safety risks;

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● the FDA or EMA may disagree with our interpretation of data from our preclinical studies and clinical trials;

● the FDA or EMA may not accept data generated at our clinical trial sites or may disagree with us over whether to accept efficacy results from clinical trial sites outside the United States where the standard of care is potentially different from that in the United States;

● if and when our NDAs or MAAs are submitted to the FDA or EMA, as applicable, the regulatory agency may have difficulties scheduling the necessary review meetings in a timely manner, may recommend against approval of our application or may recommend or require, as a condition of approval, additional preclinical studies or clinical trials, limitations on approved labeling or distribution and use restrictions;

● the FDA may require development of a Risk Evaluation and Mitigation Strategy, or REMS, which would use risk minimization strategies beyond the professional labeling to ensure that the benefits of certain prescription drugs outweigh their risks, as a condition of approval or post-approval, and the EMA may grant only conditional approval or impose specific obligations as a condition for marketing authorization, or may require us to conduct post-authorization safety studies;

● the FDA, EMA, DEA or other applicable foreign regulatory agencies may not approve the manufacturing processes or facilities of third-party manufacturers with which we contract or DEA or other applicable foreign regulatory agency quotas may limit the quantities of controlled substances available to our manufacturers; or

● the FDA or EMA may change their approval policies or adopt new regulations.

Any of these factors, many of which are beyond our control, could jeopardize our ability to obtain regulatory approval for and successfully market our products.

Even if our products receive regulatory approval, they may still face future development and regulatory difficulties.

If we obtain regulatory approval for our products, such approval would be subject to extensive ongoing requirements by the DEA, FDA, EMA and other foreign regulatory authorities related to the manufacture, quality control, further development, labeling, packaging, storage, distribution, safety surveillance, import, export, advertising, promotion, recordkeeping and reporting of safety and other post-market information. The safety profile of any product will continue to be closely monitored by the FDA, EMA and other comparable foreign regulatory authorities. If the FDA, EMA or any other comparable foreign regulatory authority becomes aware of new safety information after approval of any of our product candidates, these regulatory authorities may require labeling changes or establishment of a REMS, impose significant restrictions on a product’s indicated uses or marketing, impose ongoing requirements for potentially costly post-approval studies or post-market surveillance or impose a recall.

In addition, manufacturers of therapeutic products and their facilities are subject to continual review and periodic inspections by the FDA, the EMA and other comparable foreign regulatory authorities for compliance with current good manufacturing practices, or cGMP, regulations. Our current facilities and full-time staff have never undergone such inspection, and we currently rely upon outside consultants and advisors to provide guidance on chemistry and manufacturing controls for pharmaceutical products. Further, manufacturers of controlled substances must obtain and maintain necessary DEA and state registrations and registrations with applicable foreign regulatory authorities, and must establish and maintain processes to ensure compliance with DEA and state requirements and requirements of applicable foreign regulatory authorities governing, among other things, the storage, handling, security, recordkeeping and reporting for controlled substances. If we or a regulatory agency discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product, the manufacturing facility or us, including requiring recall or withdrawal of the product from the market or suspension of manufacturing. If we, our product candidates or the manufacturing facilities for our product candidates fail to comply with applicable regulatory requirements, a regulatory agency may, among other things:

● issue untitled letters or warning letters;

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● mandate modifications to promotional materials or require us to provide corrective information to healthcare practitioners;

● require us to enter into a consent decree, which can include imposition of various fines, reimbursements for inspection costs, required due dates for specific actions and penalties for noncompliance;

● seek an injunction or impose civil or criminal penalties or monetary fines;

● suspend or withdraw regulatory approval;

● suspend any ongoing clinical trials;

● refuse to approve pending applications or supplements to applications filed by us; or

● require us to initiate a product recall.

The occurrence of any event or penalty described above may inhibit our ability to commercialize our product candidates and may otherwise have a material adverse effect on our business, financial condition and results of operations.

Our products will be subject to controlled substance laws and regulations; failure to receive necessary approvals may delay the launch of our products and failure to comply with these laws and regulations may adversely affect the results of our business operations.

Our products will contain controlled substances as defined in the federal Controlled Substances Act of 1970 ( CSA). Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, have no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription.

While cannabis is a Schedule I controlled substance, products approved for medical use in the United States that contain cannabis or cannabis extracts must be placed in Schedules II - V, since approval by the FDA satisfies the “accepted medical use” requirement. If and when our products receive FDA approval, the DEA will make a scheduling determination and place them in a schedule other than Schedule I in order for it to be prescribed to patients in the United States. If approved by the FDA, we expect the finished dosage forms of our products to be listed by the DEA as a Schedule II or III controlled substance. Consequently, their manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use will be subject to a significant degree of regulation by the DEA. The scheduling process may take one or more years beyond FDA approval, thereby significantly delaying the launch of our products. Furthermore, if the FDA, DEA or any foreign regulatory authority determines that our products may have potential for abuse, it may require us to generate more clinical data than that which is currently anticipated, which could increase the cost and/or delay the launch of our products.

Because our products will contain active ingredients of Cannabis, which are Schedule I substances, to conduct preclinical studies and clinical trials with our products in the United States prior to approval, each of our research sites must submit a research protocol to the DEA and obtain and maintain a DEA researcher registration that will allow those sites to procure necessary materials from suppliers, and to handle and dispense our products. If the DEA delays or denies the grant of a research registration to one or more research sites, the preclinical studies or clinical trials could be significantly delayed, and we could lose and be required to replace clinical trial sites, resulting in additional costs.

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We will also need to identify wholesale distributors with the appropriate DEA registrations and authority to distribute our products to pharmacies and other healthcare providers, and these distributors would need to obtain Schedule II or III distribution registrations. The failure to obtain, or delay in obtaining, or the loss of any of those registrations could result in increased costs to us. If our products are Schedule II drugs, pharmacies would have to maintain enhanced security with alarms and monitoring systems and they must adhere to recordkeeping and inventory requirements. This may discourage some pharmacies from carrying the product. Furthermore, state and federal enforcement actions, regulatory requirements, and legislation intended to reduce prescription drug abuse, such as the requirement that physicians consult a state prescription drug monitoring program, may make physicians less willing to prescribe, and pharmacies to dispense, Schedule II products.

We may manufacture the commercial supply of our products, or necessary raw materials, outside of the United States. If our products are approved by the FDA and classified as a Schedule II or III substance, an importer can import for commercial purposes if it obtains from the DEA an importer registration and files an application with the DEA for an import permit for each import. The DEA provides annual assessments/estimates to the International Narcotics Control Board which guides the DEA in the amounts of controlled substances that the DEA authorizes to be imported. The failure to identify an importer or obtain the necessary import authority, including specific quantities, could affect the availability of our products and have a material adverse effect on our business, results of operations and financial condition. In addition, an application for a Schedule II importer registration must be published in the Federal Register, and there is a waiting period for third party comments to be submitted.

Individual states have also established controlled substance laws and regulations. Though state-controlled substance laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule our product candidates as well. While some states automatically schedule a drug based on federal action, other states schedule drugs through rulemaking or a legislative action. State scheduling may delay commercial sale of any product for which we obtain federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product. We or our partners must also obtain separate state registrations, permits or licenses in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law.

Product shipment delays could have a material adverse effect on our business, results of operations and financial condition.

The shipment, import and export of our products and raw materials may require import and export licenses. In the United States, the FDA, U.S. Customs and Border Protection and in other countries, similar regulatory authorities, regulate the import and export of pharmaceutical products that contain controlled substances. Specifically, the import and export process requires the issuance of import and export licenses by the relevant controlled substance authority in both the importing and exporting country. We may not be granted, or if granted, maintain, such licenses from the authorities in certain countries. Even if we obtain the relevant licenses, shipments of our products and materials may be held up in transit, which could cause significant delays and may lead to product batches being stored outside required temperature ranges. Inappropriate storage may damage the product shipment resulting in delays in clinical trials or, upon commercialization, a partial or total loss of revenue from one or more shipments of our products. A delay in a clinical trial or, upon commercialization, a partial or total loss of revenue from one or more shipments of our products could have a material adverse effect on our business, results of operations and financial condition.

Failure to obtain regulatory approval in jurisdictions outside the United States and the European Union would prevent our product candidates from being marketed in those jurisdictions.

In order to market and sell our products in jurisdictions other than the United States and the European Union, we must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. The regulatory approval process outside the United States and the European Union generally includes all of the risks associated with obtaining FDA and EMA approval, but can involve additional testing. We may need to partner with third parties in order to obtain approvals outside the United States and the European Union. In addition, in many countries worldwide, it is required that the product be approved for reimbursement before the product can be approved for sale in that country. We may not obtain approvals from regulatory authorities outside the United States and the European Union on a timely basis, if at all. Even if we were to receive approval in the United States or the European Union, approval by the FDA or the EMA does not ensure approval by regulatory authorities in other countries or jurisdictions. Similarly, approval by one regulatory authority outside the United States and the European Union would not ensure approval by regulatory authorities in other countries or jurisdictions or by the FDA or the EMA. We may not be able to file for marketing approvals and may not receive necessary approvals to commercialize our products in any market. If we are unable to obtain approval of our product candidates by regulatory authorities in other foreign jurisdictions, the commercial prospects of those product candidates may be significantly diminished and our business prospects could decline.

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Healthcare legislation, including potentially unfavorable pricing regulations or other healthcare reform initiatives, may increase the difficulty and cost for us to obtain marketing approval of and commercialize our product candidates.

In the United States there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities or affect our ability to profitably sell any product candidates for which we obtain marketing approval.

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or Affordable Care Act, among other things, imposes a significant annual fee on companies that manufacture or import branded prescription drug products. It also contains substantial provisions intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against healthcare fraud and abuse, add new transparency requirements for the healthcare and health insurance industries, impose new taxes and fees on pharmaceutical and medical device manufacturers, and impose additional health policy reforms, any of which could negatively impact our business. A significant number of provisions are not yet, or have only recently become effective, but the Affordable Care Act is likely to continue the downward pressure on pharmaceutical and medical device pricing, especially under the Medicare program, and may also increase our regulatory burdens and operating costs.

In addition, other legislative changes have been proposed and adopted since passage of the Affordable Care Act. The Budget Control Act of 2011, among other things, created the Joint Select Committee on Deficit Reduction to recommend to Congress proposals in spending reductions. The Joint Select Committee did not achieve a targeted deficit reduction of an amount greater than $1.2 trillion for the fiscal years 2012 through 2021, triggering the legislation’s automatic reduction to several government programs. This included aggregate reductions to Medicare payments to healthcare providers of up to 2.0% per fiscal year, which went into effect on April 1, 2013, and due to subsequent legislative amendments to the statute, will remain in effect through 2025 unless additional Congressional action is taken. In January 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, which, among other things, reduced Medicare payments to several categories of healthcare providers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. If we ever obtain regulatory approval and successfully commercialize our products, these new laws may result in additional reductions in Medicare and other healthcare funding, which could have a material adverse effect on our customers and accordingly, our financial operations.

We expect that the Affordable Care Act, as well as other healthcare reform measures that have been and may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for any approved product, and could seriously harm our future revenues. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may compromise our ability to generate revenue, attain profitability or commercialize our products.

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We may seek orphan drug status for our products for the treatment of certain diseases or conditions, but we may be unable to obtain such designation or to maintain the benefits associated orphan drug status, including market exclusivity, which may cause our revenue, if any, to be reduced.

Regulatory authorities in some jurisdictions, including the United States and European Union, may designate drugs for relatively small patient populations as orphan drugs. The FDA may grant Orphan Drug Designation to drugs intended to treat a rare disease or condition that affects fewer than 200,000 individuals annually in the United States, or, if the disease or condition affects more than 200,000 individuals annually in the United States, if there is no reasonable expectation that the cost of developing and making the drug would be recovered from sales in the United States. In the European Union, the EMA’s Committee for Orphan Medicinal Products grants Orphan Drug Designation to promote the development of products that are intended for the diagnosis, prevention or treatment of life-threatening or chronically debilitating conditions affecting not more than five in 10,000 persons in the European Union community. Additionally, designation is granted for products intended for the diagnosis, prevention or treatment of a life-threatening, seriously debilitating or serious and chronic condition and when, without incentives, it is unlikely that sales of the drug in the European Union would be sufficient to justify the necessary investment in developing the drug.

In the United States, Orphan Drug Designation entitles a party to financial incentives, such as opportunities for grant funding towards clinical trial costs, tax credits for certain research and user fee waivers under certain circumstances. In addition, if a product receives the first FDA approval for the indication for which it has orphan designation, the product is entitled to seven years of market exclusivity, which means the FDA may not approve any other application for the same drug for the same indication for a period of seven years, except in limited circumstances, such as a showing of clinical superiority over the product with orphan exclusivity. Orphan drug exclusivity does not prevent the FDA from approving a different drug for the same disease or condition, or the same drug for a different disease or condition. In the European Union, Orphan Drug Designation also entitles a party to financial incentives such as reduction of fees or fee waivers and ten years of market exclusivity following drug approval. This period may be reduced to six years if the Orphan Drug Designation criteria are no longer met, including where it is shown that the product is sufficiently profitable so that market exclusivity is no longer justified.

As a result, even if our products receive orphan exclusivity, the FDA or EMA can still approve other drugs that have a different active ingredient for use in treating the same indication. Furthermore, the FDA can waive orphan exclusivity if we are unable to manufacture sufficient supply of our products or the EMA could reduce the term of exclusivity if our products are sufficiently profitable.

We may seek orphan drug designation for our products, but exclusive marketing rights in the United States may be limited if we seek approval for an indication broader than the orphan designated indication and may be lost if the FDA or EMA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition. In addition, although we may seek orphan drug designation for our products, we may never receive such designation, or there may be a delay in receiving such designation that would impact our expected timeframe for clinical development.

Even if we are able to commercialize our products, the products may not receive coverage and adequate reimbursement from third-party payors, which could harm our business.

The availability of reimbursement by governmental and private payors is essential for most patients to be able to afford expensive treatments. Sales of our products, if approved, will depend substantially on the extent to which the costs of these products will be paid by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payors. If reimbursement is not available, or is available only to limited levels, we may not be able to successfully commercialize our products. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize a sufficient return on our investment.

In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, or Medicare Modernization Act, established the Medicare Part D program and provided authority for limiting the number of drugs that will be covered in any therapeutic class thereunder. The Medicare Modernization Act, including its cost reduction initiatives, could decrease the coverage and reimbursement rate that we receive for any of our approved products. Furthermore, private payors often follow Medicare coverage policies and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from the Medicare Modernization Act may result in a similar reduction in payments from private payors.

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There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. In the United States, the principal decisions about reimbursement for new medicines are typically made by the Centers for Medicare & Medicaid Services, or CMS, an agency within the U.S. Department of Health and Human Services, or HHS, as CMS decides whether and to what extent a new medicine will be covered and reimbursed under Medicare. Private payors tend to follow CMS to a substantial degree.

The intended use of a drug product by a physician can also affect pricing. For example, CMS could initiate a National Coverage Determination administrative procedure, by which the agency determines which uses of a therapeutic product would and would not be reimbursable under Medicare. This determination process can be lengthy, thereby creating a long period during which the future reimbursement for a particular product may be uncertain.

Outside the United States, particularly in member states of the European Union, the pricing of prescription drugs is subject to governmental control. In these countries, pricing negotiations or the successful completion of health technology assessment procedures with governmental authorities can take considerable time after receipt of marketing approval for a product. In addition, there can be considerable pressure by governments and other stakeholders on prices and reimbursement levels, including as part of cost containment measures. Certain countries allow companies to fix their own prices for medicines, but monitor and control company profits. Political, economic and regulatory developments may further complicate pricing negotiations, and pricing negotiations may continue after reimbursement has been obtained. Reference pricing used by various European Union member states and parallel distribution, or arbitrage between low-priced and high-priced member states, can further reduce prices. In some countries, we or our collaborators may be required to conduct a clinical trial or other studies that compare the cost-effectiveness of our product candidates to other available therapies in order to obtain or maintain reimbursement or pricing approval. Publication of discounts by third-party payors or authorities may lead to further pressure on the prices or reimbursement levels within the country of publication and other countries. If reimbursement of any product candidate approved for marketing is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our business, financial condition, results of operations or prospects could be adversely affected.

Our relationships with customers and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

Healthcare providers, physicians and third-party payors play a primary role in the recommendation and prescription of any product candidates for which we obtain marketing approval. Our future arrangements with third-party payors and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute our products for which we obtain marketing approval. As a pharmaceutical company, even though we do not and will not control referrals of healthcare services or bill directly to Medicare, Medicaid or other third-party payors, certain federal and state healthcare laws and regulations pertaining to fraud and abuse and patients’ rights are and will be applicable to our business. Restrictions under applicable federal and state healthcare laws and regulations that may affect our ability to operate include the following:

● the U.S. federal healthcare Anti-Kickback Statute impacts our marketing practices, educational programs, pricing policies and relationships with healthcare providers or other entities, by prohibiting, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under a federal healthcare program such as Medicare and Medicaid;

● federal civil and criminal false claims laws and civil monetary penalty laws impose criminal and civil penalties, including through civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, including the Medicare and Medicaid programs, claims for payment that are false or fraudulent (including through impermissible promotion of our products for off-label uses) or making a false statement or record to avoid, decrease or conceal an obligation to pay money to the federal government;

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● the U.S. federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program and also created federal criminal laws that prohibit knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statements in connection with the delivery of or payment for healthcare benefits, items or services;

● HIPAA, and the rules and regulations promulgated thereunder, establish federal standards for maintaining the privacy and security of certain patient health information known as Protected Health Information, or PHI. As amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, HIPAA establishes federal standards for administrative, technical and physical safeguards relevant to the electronic transmission of PHI and imposes notification obligations in the event of a breach of the privacy or security of PHI. In addition to adhering to the requirements of HIPAA, entities considered “covered entities” under HIPAA (such as health plans, healthcare clearinghouses, and certain healthcare providers) are required to obtain assurances in the form of a written contract from certain business associates to which they transmit PHI (or who create, receive, transmit or maintain PHI on the covered entity’s behalf) to ensure that the privacy and security of such information is maintained in accordance with HIPAA requirements. HITECH made changes to HIPAA including extending the reach of HIPAA beyond HIPAA covered entities to business associates, increased the maximum civil monetary penalties for violations of HIPAA, and granted enforcement authority to state attorneys general. Failure to comply with HIPAA/HITECH can result in civil and criminal liability, including civil monetary penalties, fines and imprisonment;

● the U.S. federal physician payment transparency requirements under the Affordable Care Act require applicable manufacturers of covered drugs, devices, biologics and medical supplies to report annually to HHS information related to payments and other transfers of value to physicians, certain other healthcare providers, and teaching hospitals, and ownership and investment interests held by physicians and certain other healthcare providers and their immediate family members and applicable group purchasing organizations; and

● analogous state laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers. Some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government and may require drug manufacturers to report information related to payments and other transfers of value to physicians and certain other healthcare providers or marketing expenditures. Additionally, state and foreign laws govern the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA/HITECH, thus complicating compliance efforts.

Comparable laws and regulations exist in the countries within the European Economic Area, or EEA. Although such laws are partially based upon European Union law, they may vary from country to country. Healthcare specific, as well as general European Union and national laws, regulations and industry codes constrain, for example, our interactions with government officials and healthcare practitioners, and the handling of healthcare data. Non-compliance with any of these laws or regulations could lead to criminal or civil liability.

Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, imprisonment, exclusion from government funded healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations. If any physicians or other healthcare providers or entities with whom we expect to do business are found to not be in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

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Also, the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. Our internal control policies and procedures may not protect us from reckless or negligent acts committed by our employees, future distributors, licensees or agents. Violations of these laws, or allegations of such violations, could result in fines, penalties or prosecution and have a negative impact on our business, results of operations and reputation.

Our products, if approved, may be unable to achieve broad market acceptance and, consequently, limit our ability to generate revenue from new products.

Even when product development is successful and regulatory approval has been obtained, our ability to generate significant revenue depends on the acceptance of our products by physicians and patients. The market acceptance of any product depends on a number of factors, including the indication statement and warnings approved by regulatory authorities in the product label, continued demonstration of efficacy and safety in commercial use, physicians’ willingness to prescribe the product, reimbursement from third-party payors such as government healthcare systems and insurance companies, the price of the product, the nature of any post-approval risk management plans mandated by regulatory authorities, competition, and marketing and distribution support. Any factors preventing or limiting the market acceptance of our product candidates could have a material adverse effect on our business, results of operations and financial condition.

If we receive regulatory approvals, we intend to market our products in multiple jurisdictions where we have limited or no operating experience and may be subject to increased business and economic risks that could affect our financial results.

If we receive regulatory approvals, we plan to market our products in jurisdictions where we have limited or no experience in marketing, developing and distributing our products. Certain markets have substantial legal and regulatory complexities that we may not have experience navigating. We are subject to a variety of risks inherent in doing business internationally, including risks related to the legal and regulatory environment in non-U.S. jurisdictions, including with respect to privacy and data security, trade control laws and unexpected changes in laws, regulatory requirements and enforcement, as well as risks related to fluctuations in currency exchange rates and political, social and economic instability in foreign countries. If we are unable to manage our international operations successfully, our financial results could be adversely affected.

In addition, controlled substance legislation may differ in other jurisdictions and could restrict our ability to market our products internationally. Most countries are parties to the Single Convention on Narcotic Drugs 1961, which governs international trade and domestic control of narcotic substances, including Cannabis extracts. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to us obtaining marketing approval for our products in those countries. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit our products to be marketed, or achieving such amendments to the laws and regulations may take a prolonged period of time. We would be unable to market our products in countries with such obstacles in the near future or perhaps at all without modification to laws and regulations.

Our products will contain controlled substances, the use of which may generate public controversy.

Since our products will contain controlled substances, their regulatory approval may generate public controversy. Political and social pressures and adverse publicity could lead to delays in approval of, and increased expenses for, our products. These pressures could also limit or restrict the introduction and marketing of our products. Adverse publicity from Cannabis misuse or adverse side effects from Cannabis or other cannabinoid products may adversely affect the commercial success or market penetration achievable by our products. The nature of our business attracts a high level of public and media interest, and in the event of any resultant adverse publicity, our reputation may be harmed.

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If we fail to protect or enforce our intellectual property rights or secure rights to the intellectual property of others, the value of our intellectual property rights would diminish.

We expect to continue to develop our intellectual property portfolio as we increase our research and development efforts. We may be unable to obtain patents or other protection for any technologies we develop, because such technologies are not coverable by patents or other forms of registered intellectual property, because third parties file patents covering the same claims earlier than we do, or for other reasons. If we are able to obtain issued patents, we cannot predict the degree and range of protection any patents will afford us against competitors, including whether third parties will find ways to invalidate or otherwise circumvent our patents. Others may obtain patents claiming aspects similar to those covered by our patents and patent applications, which may limit the efficacy of the protections afforded by any patents we may obtain.

Our success will also depend upon the skills, knowledge and experience of our personnel, our consultants and advisors as well as our licensors and contractors. To help protect any proprietary know-how we develop and any inventions for which patents may be unobtainable or difficult to obtain, we expect to rely on trade secret protection and confidentiality agreements. To this end, we expect to require our employees, consultants, advisors and contractors to enter into agreements which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business. These agreements may not provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure or the lawful development by others of such information. If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer.

If we infringe the rights of third parties we could be prevented from selling products and forced to pay damages or defend against litigation.

If our products, methods, processes and other technologies infringe the proprietary rights of other parties, we could incur substantial costs. In that case, we could be required to:

●	obtain licenses from such third parties, which may not be available on commercially reasonable terms, if at all;

●	redesign our products or processes to avoid infringement, which may not be feasible;

●	stop using the subject matter claimed in the patents held by others;

●	pay damages; and/or

●	defend litigation or administrative proceedings, which may be costly whether we win or lose, and which could result in a substantial diversion of our valuable management resources.

Any of these outcomes could divert management attention and other resources and could significantly harm our operations and financial condition.

We use hazardous materials in our business. Any claims relating to improper handling, storage or disposal of these materials could be time consuming and costly.

Our research and development efforts and our manufacturing and agricultural processes may involve the controlled storage, use and disposal of certain hazardous materials and waste products. We and our suppliers and other collaborators are subject to federal, state and local regulations governing the use, manufacture, storage, handling and disposal of materials and waste products. Even if we and these suppliers and collaborators comply with the standards prescribed by law and regulation, the risk of accidental contamination or injury from hazardous materials cannot be eliminated. We may not be able to obtain and maintain insurance on acceptable terms, or at all, to cover costs associated with any such accidental contamination. In the event of such an accident, we could be held liable for any damages that result, and any liability could exceed the limits or fall outside the coverage of any insurance we may obtain and exceed our financial resources. We may incur significant costs to comply with current or future environmental laws and regulations.

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We may incur substantial liabilities and may be required to limit commercialization of our products in response to product liability lawsuits.

If we are able to develop and commercialize our proposed products, we could become subject to product liability claims. If we are not able to successfully defend against such claims, we may incur substantial liabilities or be required to limit commercialization of our proposed products. If we are unable to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability, claims could prevent or inhibit the commercialization of products we develop, alone or with corporate collaborators. Even if our agreements with any future corporate collaborators entitle us to indemnification against losses, such indemnification may not be available or adequate should any claim arise.

Government regulation of our products could increase our costs, prevent us from offering certain products or cause us to recall products.

The processing, formulation, manufacturing, packaging, labeling, advertising and distribution of our products is subject to regulation by one or more federal agencies, and various agencies of the states and localities in which our products are manufactured and sold. These government regulatory agencies may attempt to regulate any of our products that fall within their jurisdiction. Such regulatory agencies may not accept the evidence of safety for any new ingredients that we may want to market, may determine that a particular product or product ingredient presents an unacceptable health risk, may determine that a particular statement of nutritional support that we want to use is an unacceptable drug claim or an unauthorized version of a food “health claim,” may determine that a particular product is an unapproved new drug, or may determine that particular claims are not adequately supported by available scientific evidence. Such a determination would prevent us from marketing particular products or using certain statements of nutritional support on our products. We also may be unable to disseminate third-party literature that supports our products if the third-party literature fails to satisfy certain requirements.

In addition, a government regulatory agency could require us to remove a particular product from the market. Any product recall or removal would result in additional costs to us, including lost revenues from any products that we are required to remove from the market, any of which could be material. Any such product recalls or removals could lead to liability, substantial costs and reduced growth prospects.

If any of our products contain plants, herbs or other substances not recognized as safe by a government regulatory agency, we may not be able to market or sell such products in that jurisdiction. Any such prohibition could materially adversely affect our results of operations and financial condition. Further, if more stringent statutes are enacted, or if more stringent regulations are promulgated, we may not be able to comply with such statutes or regulations without incurring substantial expense, or at all.

We are not able to predict the nature of future laws, regulations, repeals or interpretations or to predict the effect additional governmental regulation, if and when it occurs, would have on our business in the future. Such developments could, however, require reformulation of certain products to meet new standards, recalls or discontinuance of certain products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, or other new requirements. Any such developments could involve substantial additional costs to us, which we may not be able to fund, and could have a material adverse effect on our business operations and financial condition.

We have material weaknesses in our internal control over financial reporting. If we fail to create effective controls and procedures and an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

We have material weakness in our internal control over financial reporting and ineffective disclosure controls and procedures, related to insufficient segregation of duties in our finance and accounting functions due to limited personnel and insufficient corporate governance policies. These material weakness result in ineffective oversight in the establishment and monitoring of required financial and other controls and procedures.

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Currently, one person often performs all aspects of our financial reporting process, including, but not limited to, preparing underlying accounting records and systems, posting and recording journal entries and preparing our financial statements. As a result, there is often no review of our financial reporting process, which could result in a failure to detect errors in spreadsheets, calculations, or assumptions used to compile the financial statements and related disclosures as filed with the SEC. These control deficiencies could result in a material misstatement of our interim or annual financial statements that may not be prevented or detected.

Our Board of Directors is currently comprised of three directors, Mr. Robert Brooke, our Chief Executive Officer, Dr. Avtar Dhillon, and Dr. Anthony Maida III. Our Board of Directors has designated Dr. Maida as a designated audit committee financial expert, and we have established an audit committee that is currently comprised solely of Dr. Maida. Neither Mr. Brooke nor Dr. Dhillon would be considered independent for purposes of membership on an audit committee pursuant to Nasdaq Listing Rules. Further, Mr. Brooke, who currently serves as our principal financial officer and principal accounting officer, has some professional experience in finance and accounting but does not have professional credentials. We expect to appoint additional independent directors with experience in finance and accounting and hire additional dedicated finance and accounting staff as we increase our operations, as resources permit and as we identify and recruit qualified candidates for those positions. However, until we have done so, we may be unable to establish or maintain effective internal control over financial reporting. As a result, we may discover additional material weaknesses in our internal control over financial reporting and/or disclosure controls and procedures, which we may not successfully remediate on a timely basis or at all. Any failure to remediate our reported or any future material weaknesses, implement required new or improved controls, or further difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative impact on the trading price of our common stock. Moreover, as we continue and aim to expand our operations we will be required to expend significant resources to design, implement and maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. The costs associated with external consultants and internal resources to accomplish this are significant and difficult to predict.

Risks Related to our Common Stock

Our common stock is illiquid and the price of our common stock may be negatively impacted by any negative operational results and factors unrelated to our operations.

Our common stock is quoted on the OTCQB and has limited trading history. Trading on the OTCQB is frequently highly volatile, with low trading volume. We have experienced significant fluctuations in the price and trading volume of our common stock, which may be caused by factors relating to our business and operational results and/or factors unrelated to our company, including general market conditions. A sufficient market for our common stock may never develop, in which case it could be difficult for stockholders to sell their stock. The market price of our common stock could continue to fluctuate substantially.

We have received subpoenas in the Securities and Exchange Commission Section 8(e) examination, the consequences of which are unknown.

On August 19, 2016, we filed a resale registration statement on Form S-1 (“Form S-1”) with the SEC to register 2,650,000 shares of our common stock and 7,950,000 shares of our common stock issuable upon exercise of certain warrants. We received a letter from the Washington D.C. office of the SEC dated December 10, 2016, stating that the staff of the SEC was conducting a Section 8(e) examination with respect to the Form S-1 and that the Division of Corporate Finance would not take any further action on the Form S-1 while the examination was pending. We received subpoenas to produce documents dated December 14, 2016, and January 23, 2017, and a further subpoena for testimony and any supplemental production of documents dated June 5, 2017.

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We are unaware of the scope or timing of the SEC’s examination. As a result, we do not know how the SEC examination is proceeding, when the investigation will be concluded, or if we will become involved to a greater extent than providing documents and testimony to the SEC. We also are unable to predict what action, if any, might be taken in the future by the SEC or its staff as a result of the matters that are the subject to its investigation or what impact, if any, the cost of continuing to respond to subpoenas might have on our financial position, results of operations, or cash flows. We have not established any provision for losses in respect of this matter. In addition, complying with any such future requests by the SEC for documents or testimony could distract the time and attention of our officers and directors or divert our resources away from ongoing business matters. Furthermore, it is possible that we currently are, or may hereafter become a target of the SEC’s investigation. Any such investigation could result in significant legal expenses, the diversion of management’s attention from our business, damage to our business and reputation, and could subject us to a wide range of remedies, including an SEC enforcement action. There can be no assurance that any final resolution of this and any similar matters will not have a material adverse effect on our financial condition or results of operations.

Trading of our stock is restricted by the SEC’s “penny stock” regulations and certain FINRA rules, which may limit a stockholder’s ability to buy and sell our common stock.

Our securities are covered by certain “penny stock” rules, which impose additional sales practice requirements on broker-dealers who sell low-priced securities to persons other than established customers and accredited investors. For transactions covered by these rules, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale, among other things. These rules may affect the ability of broker-dealers and holders to sell our common stock and may negatively impact the level of trading activity for our common stock. To the extent our common stock remains subject to the penny stock regulations, such regulations may discourage investor interest in and adversely affect the market liquidity of our common stock.

The Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

If we issue and sell additional shares of our common stock in the future, our existing stockholders will be diluted and our stock price could fall.

Our articles of incorporation authorize the issuance of up to 1,000,000,000 shares of common stock, of which, as of January 18, 2018, 24,200,147 were outstanding and 532,395 were reserved for issuance under our stock incentive plan or outstanding options, warrants or other convertible securities. As a result, we have a large number of shares of common stock that are authorized for issuance and are not outstanding or otherwise reserved, and could be issued at the discretion of our Board of Directors. We expect to seek additional financing in the future in order to fund our operations, and if we issue additional shares of common stock or securities convertible into common stock, our existing stockholders will be diluted. Our Board of Directors may also choose to issue shares of our common stock or securities convertible into or exercisable for our common stock to acquire assets or companies, for compensation to employees, officers, directors, consultants and advisors, or to fund capital expenditures. Additionally, shares of common stock could be issued for anti-takeover purposes or to delay or prevent changes in control or management of the Company. Our Board of Directors may determine to issue shares of our common stock on terms that our stockholders do not deem, that may not enhance stockholder value, or that may ultimately have an adverse effect on our business or the trading price of our common stock. Further, the issuance of any such shares will cause further dilution to the ownership interest of our current stockholders, reduce the book value per share of our common stock and may contribute to a reduction in the market price for our common stock.

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Our directors and officers control a portion of our outstanding common stock, which may delay or prevent a change of control of our company or adversely affect our stock price.

As of the date of this prospectus, Dr. Avtar Dhillon, a director of the Company, beneficially owns approximately 6.9% of our outstanding common stock and director and the Chief Executive Officer of the Company beneficially owns approximately 5.7% of our outstanding common stock. As a result, they are able to exercise a degree of control over matters requiring stockholder approval, such as the election of directors and the approval of significant corporate transactions. These types of transactions include transactions involving an actual or potential change of control of our company or other transactions that non-controlling stockholders may not deem to be in their best interests and which could result in such stockholders receiving a premium for their shares.

We are subject to the reporting requirements of federal securities laws, compliance with which involves significant time, expense and expertise.

We are a public reporting company in the United States, and, accordingly, are subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including the obligations imposed by the Sarbanes-Oxley Act of 2002. The ongoing costs associated with preparing and filing annual, quarterly and current reports, proxy statements and other information with the SEC in the ordinary course, as well as preparing and filing audited financial statements, are significant and may cause unexpected increases in operational expenses. Our present management team is relatively small and may be unable to manage the ongoing costs and compliance effectively. It may be time consuming, difficult and costly for us to hire additional financial reporting, accounting and other finance staff in order to build and retain a management team with adequate expertise and experience in operating a public company.

We have never paid dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.

The continued operation and expansion of our business will require substantial funding. Investors seeking cash dividends in the foreseeable future should not purchase our common stock. We have paid no cash dividends on any of our capital stock to date and we currently intend to retain our available cash to fund the development and growth of our business. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock, which may never occur.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information contained in this prospectus may contain forward-looking statements. Except for the historical information contained in this discussion of the business and the discussion and analysis of financial condition and results of operations, the matters discussed herein are forward looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. In addition to the risks and uncertainties described in “Risk Factors” above and elsewhere in this prospectus, these risks and uncertainties may include risks related to:

General economic and business conditions;

●	Our ability to continue as a going concern;

●	Our ability to obtain financing necessary to operate our business;

●	Our limited operating history;

●	Our ability to recruit and retain qualified personnel;

●	Our ability to manage future growth;

●	Our ability to research and successfully develop our planned products;

●	Our ability to successfully complete potential acquisitions and collaborative arrangements; and

●	Other factors discussed under the section entitled “Risk Factors”.

Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

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SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of:

●	Up to 1,599,999 shares of our common stock;

●	Up to 800,001 shares of our common stock currently issuable upon exercise of warrants; and

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered in this Offering” in the table below. The table below has been prepared based upon the information furnished to us by the selling stockholders. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.

We have been advised that each of these selling stockholders acquired our warrants in the ordinary course of business, not for resale, and that none of these selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.

The following table and disclosure following the table sets forth the name of each selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the selling stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. We cannot provide an estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of the offering covered by this prospectus because the selling stockholders may offer some or all of their shares of common stock under this prospectus, and because we may not be required to issue any or all of the additional shares of common stock upon the adjustment of the conversion price of the convertible debentures.

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	Shares of Common Stock Beneficially Owned Before this Offering		Shares Offered in this Offering	Shares of Common Stock Beneficially Owned Upon Completion of this Offering
Selling Stockholder	Number	Percent (1)	Number	Number (2)	Percent (1)(2)
Riverfall Group Ltd. (3)	650,000	2.7%	650 ,000	-	*
Varese Capital Inc. (4)	550,001	2.3%	550 ,001	-	*
Intracoastal Capital, LLC (5)	517,919	2.1%	517,919	-	*
Anson Investment Master Fund, LLP (6)	466,666	1.9%	466,666	-	*

*	Less than 1%

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the other footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 24,200,147 shares of common stock outstanding as of the date of this prospectus.

(2)	Assumes that all of the shares of common stock to be registered on the registration statement of which this prospectus is a part, including all shares of common stock underlying warrants held by the applicable selling stockholder, are sold in the offering, and such selling stockholder does not acquire additional shares of our common stock after the date of this prospectus and prior to completion of the offering.

(3)	Includes 233,333 shares of common stock purchased on December 15, 2017, and 116,667 issuable under the warrant dated December 15, 2017 as well as 200,000 shares of common stock purchased on July 28, 2017, and 100,000 issuable under the warrant dated July 28, 2017, held by Riverfall Group Ltd. The business address of Riverfall Group Ltd. is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands. Riverfall Group Ltd’s principal business is that of a private investment firm. We have been advised that J.P. Jones has power to vote or to direct the vote and power to dispose or to direct the disposition of all securities owned directly by Riverfall Group Ltd. We have been advised that Riverfall Group is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, and that neither Riverfall Group nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer.

(4)	Includes 166,667 shares of common stock purchased on December 15, 2017, and 83,334 issuable under the warrant dated December 15, 2017 as well as 200,000 shares of common stock purchased on July 28, 2017, and 100,000 issuable under the warrant dated July 28, 2017, held by Varese Capital Inc. The business address of Varese Capital is Route Du Village, 1925 Finhaut, Switzerland. Varese Capital’s principal business is that of a private investment firm. We have been advised that Shamal Singh has power to vote or to direct the vote and power to dispose or to direct the disposition of all securities owned directly by Varese Capital. We have been advised that Varese Capital is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, and that neither Varese Capital nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer.

(5)	Includes 266,666 shares of common stock purchased on December 15, 2017, and 133,333 issuable under the warrant dated December 15, 2017 as well as 51,253 shares of common stock purchased on July 28, 2017, and 66,667 issuable under the warrant dated July 28, 2017, held by Intracoastal Capital, LLC (“Intracoastal”). The business address of Intracoastal is 245 Palm Trail, Delray Beach, Florida. We have been advised that Mitchell P. Kopin and Daniel B. Asher, each of whom is a manager of Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership of the securities reported herein that are held by Intracoastal. Mr. Asher, who is a manager of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. Intracoastal acquired the Common Shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the Common Shares and Warrants described herein, Intracoastal did not have any arrangements or understandings with any person to distribute such securities.

(6)	Includes 266,666 shares of common stock purchased on December 15, 2017, and 133,333 issuable under the warrant dated December 15, 2017 as well as 66,667 issuable under the warrant dated July 28, 2017, held by Anson Investment Master Fund LLP. Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson, Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Adam Spears are directors of Anson Advisors Inc. Mr. Winson, Mr, Kassam and Mr. Spears each disclaim beneficial ownership of these Common Shares excepe to the extent of their pecuniary interest therein. The principal business address of Anson is 190 Elgin Avenue, George Town, Grand Cayman. We have been advised that Anson Investment Master Fund is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, and that neither Anson Investment Master Fund nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer.

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Other than as described in the above table and accompanying footnotes or as further described below, (a) we have not made, and are not required to make, any potential payments to any selling stockholder, any affiliate of a selling stockholder, or any person with whom any selling stockholder has a contractual relationship regarding the Financing and (b) other than in connection with the Financing, the selling stockholders have not had, and do not have, any material relationship with us except for their ownership of our common stock.

The holders of the warrants issued in the Financing have ongoing rights to exercise the warrants. We have disclosed the material terms of the warrants elsewhere in this prospectus.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the shares of common stock offered by this prospectus, and such sales may be made at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

USE OF PROCEEDS

We will not receive proceeds from the sale of common stock under this prospectus. We would, however, receive approximately $933,334 from the selling stockholders if they exercise their warrants in full on a cash basis, which we will use primarily for working capital purposes. The warrant holders may exercise their warrants at any time in accordance with the terms thereof until their expiration, as further described under “Description of Securities.” If there is no effective registration statement registering the resale of the common stock underlying the warrants as of certain time periods (as provided in the warrants), the warrant holders may choose to exercise their warrants on a “cashless exercise” or “net exercise” basis. If they do so, we will not receive any proceeds from the exercise of the warrants. Because the warrant holders may exercise the warrants largely in their own discretion, if at all, we cannot plan on specific uses of proceeds beyond application of proceeds to the purposes herein described. We have agreed to bear the expenses (other than any underwriting discounts or commissions or agent’s commissions) in connection with the registration of the common stock being offered hereby by the selling stockholders.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Capital Stock

Effective October 10, 2011, we effected a seven (7) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital increased from 75,000,000 shares of common stock with a par value of $0.001 to 525,000,000 shares of common stock with a par value of $0.001. Effective July 20, 2016, we exchanged one (1) share of our authorized, issued and outstanding common stock for each 10 shares of common stock then outstanding or exercisable under any outstanding warrants or option agreements and we increased the number of shares of authorized common stock from 525,000,000 to 1,000,000,000. Our articles of incorporation do not provide for the issuance of preferred stock.

Securities Issued and Outstanding

As of January 18, 2018, excluding the shares to be offered hereunder, there were issued and outstanding (i) 22,890,562 shares of common stock, (ii) warrants to purchase up to 1,164,422 shares of our common stock at exercise prices ranging from $2.00 to $3.75 per share, and (iii) options to purchase 3,216,710 shares of our common stock outstanding under the 2012 Plan.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Our articles of incorporation do not provide for cumulative voting in the election of directors. The holders of our common stock will be entitled to cash dividends as may be declared, if any, by our Board of Directors from funds available. Upon liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to receive pro rata all assets available for distribution to the holders.

Warrants to Purchase Common Stock

The warrants, whose underlying common stock is being registered by this prospectus, were issued and sold in the Financing. These warrants have an exercise price of $2.00 per share and expire on December 12, 2020. Each warrant was exercisable immediately upon issuance. The exercise of the warrants is subject to certain exercise limitations, such that the holder may not exercise the warrants if such exercise results in the holder becoming the beneficial owner of more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise.

The warrants provide for the adjustment of the exercise price and number of shares issuable upon exercise of the warrants in connection with stock dividends and splits, such that the number of shares issuable upon exercise of the warrant is adjusted in proportion to the change in the number of shares outstanding and the aggregate exercise price of the warrant remains unchanged. The warrants do not contain anti-dilution provisions.

Upon the reclassification, reorganization or recapitalization of our common stock, our merger or consolidation with or into another entity, the consummation of a stock purchase agreement whereby more than 50% of the outstanding shares of the common stock are acquired by another person or entity, or a sale or other disposition of substantially all of our assets, the holder of each of the warrants is entitled to receive the number of shares of our common stock or the common stock of our successor or acquirer that such holder would have been entitled to receive immediately prior to such transaction, and the exercise price for such shares shall be adjusted based on the amount of any alternate consideration receivable as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such transaction. The holder of the warrant may also require us or any successor entity to purchase the warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes value of the remaining unexercised portion of the warrant on the date of the consummation of the transaction.

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Registration Rights Agreement

In connection with the Financing, we entered into a registration rights agreement with the selling stockholders (the “Registration Rights Agreement”) pursuant to which we agreed to use our best efforts for to cause such Registration Statement to become effective prior to April 14, 2018 (or, in the event of a “full review” by the SEC, by May 14, 2018).

Transfer Agent

Our shares of common stock are issued in certificated form. The transfer agent and registrar for our common stock is Island Stock Transfer, Inc., 15500 Roosevelt Blvd., Suite 301, Clearwater, Florida 33760.

Anti-Takeover Provisions of Nevada State Law

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of us or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of a controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

●	20% or more but less than 33 1/3%;

●	33 1/3% or more but less than or equal to 50%; or

●	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation that:

●	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

●	does business in Nevada directly or through an affiliated corporation.

These provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

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●	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

●	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

●	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation, and define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

●	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

●	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

●	representing 10% or more of the earning power or net income of the corporation.

Liability and Indemnification of Directors and Officers

We have not entered into separate indemnification agreements with any of our directors or officers. The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our Bylaws include certain indemnification provisions under which we are required to indemnify any of our current or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the Company. In addition, our Articles of Incorporation provide that the no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that these provisions do not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. In addition, if Section 2115 of the California Corporations Code is applicable to us, certain laws of California relating to the indemnification of directors, officer and others also will govern.

At present, there is no pending litigation or proceeding involving any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification. We also maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, which might be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

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MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED MATTERS

Market Information

Our common stock has been quoted through various over-the-counter quotation systems at various times since 2009. Our common stock is currently quoted on the OTCQB under the symbol “VBIO”, but there is a limited public trading market for our common stock. The liquidity of our shares on the OTCQB is extremely limited, and prices quoted may not be a reliable indication of the value of our common stock.

The following table sets forth the range of reported high and low closing bid quotations for our common stock for the fiscal quarters indicated as reported by the OTCBB or the OTCQB, as applicable (as adjusted, for periods prior to July 20, 2016, for the 10-to-1 reverse stock split we completed on such date). The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High	Low

Fiscal 2016
First Quarter ended June 30, 2015	3.60	1.70
Second Quarter ended September 30, 2015	2.10	0.90
Third Quarter ended December 31, 2015	1.10	0.30
Fourth Quarter ending March 31, 2016	1.40	0.30

Fiscal 2017
First Quarter ended June 30, 2016	1.00	0.50
Second Quarter ended September 30, 2016	1.08	0.50
Third Quarter ended December 31, 2016	4.09	0.95
Fourth Quarter ended March 31, 2017	3.10	1.52

Fiscal 2018
First Quarter ended June 30, 2017	2.10	1.50
Second Quarter ended September 30, 2017	2.15	1.42
Third Quarter ended December 31, 2017	2.25	1.32
Fourth Quarter ended March 31, 2018 (through February 26, 2018)	2.17	1.87

Transfer Agent

The transfer agent and registrar for our common stock is Island Stock Transfer, Inc., 15500 Roosevelt Blvd., Suite 301, Clearwater, Florida 33760.

Holders of Common Stock

As of February 26 , 2018, there were 28 holders of record of our common stock, not including an indeterminable number of stockholders whose shares are held in street or “nominee” name. As of such date, excluding the shares to be registered hereunder, 22,890,56 2 shares of common stock were issued and outstanding.

Dividends

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial statements and the related notes contained elsewhere in this prospectus. In addition to historical information, the following discussion contains forward looking statements based upon current expectations that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks described in the section entitled “Risk Factors” and elsewhere in this prospectus.

Company Overview

We were incorporated in the State of Nevada on June 29, 2007 and commenced operations as a mineral exploration company. On October 10, 2011, we completed a merger with our wholly-owned subsidiary, Stevia First Corp., whereby we changed our name from “Legend Mining Inc.” to “Stevia First Corp.” In February 2012, we substantially changed our management team, and began pursuing an agricultural biotechnology business plan.

In May 2016, we received shareholder and board approval for a name change to Vitality Biopharma, Inc., an exchange of one (1) share of the Company’s common stock for each 10 shares of common stock outstanding or exercisable under any outstanding warrants or option agreements and an increase in the number of shares of authorized common stock from 525,000,000 to 1,000,000,000. These corporate changes became effective on July 20, 2016.

Our common stock is currently quoted on the OTC Markets Group’s OTCQB tier under the symbol “VBIO.” There is only a limited trading market for our common stock.

Plan of Operations

For the nine months ended December 31, 2017, we reported revenue of $77,324, recorded a net loss of $3,246,847, used cash in operations of $2,180,055, and as of December 31, 2017 we had an accumulated deficit of $20,982,786. For the fiscal year ended March 31, 2017, we reported revenue of $163,363, recorded a net loss of $5,219,380, and used cash in operations of $1,384,697. We do not expect to generate significant amounts of cash from our operations for the foreseeable future. As described further under the heading “Liquidity and Capital Resources” below, we will need significant additional funding to support our operations and business plans and we have no commitments for future capital. The continuation of our business is dependent upon our ability to obtain loans or sell securities to new and existing investors or obtain capital from other alternative sources. The Company’s independent registered public accounting firm, in their report on the Company’s March 31, 2017 audited financial statements, raised substantial doubt about the Company’s ability to continue as a going concern.

Our present operations consist mainly of developing cannaboside pharmaceutical products for treatment of inflammatory bowel disease and narcotic bowel syndrome, a severe form of opiate-induced abdominal pain. We are developing acute treatments of disease, which are designed to induce remission of active disease, and which may act in part through providing relief of key symptoms, such as abdominal pain and cramping in inflammatory bowel disease. There is extensive clinical evidence supporting the potential efficacy of cannabinoids for treatment of inflammatory bowel disease, including through placebo-controlled clinical trials conducted by independent investigators.

We plan to complete preclinical studies necessary in order to launch clinical trials in 2018, which we currently estimate will cost approximately $1 million, and that will include testing of efficacy, toxicology, and drug manufacturing in order to enable first-in-man clinical testing. Additional preclinical testing of approximately $500,000 will be conducted to explore new therapeutic indications for cannabosides, including for treatment of cancer, and to obtain data about the regenerative potential of our drug formulations, both alone and in combination with other medications.

Phase 1 clinical trials are expected to test the clinical pharmacokinetics of multiple cannaboside drug formulations containing cannabosides, as well as to test the pharmacokinetics in diseased patient populations, and are expected to commence in 2018 and cost approximately $1.5 million. If able to conduct a Phase 1b clinical trial, the Company may also obtain preliminary data about the efficacy of cannaboside in diseased patient populations. We plan to later initiate one or more Phase 2 clinical trials in order to further assess the safety as well as the efficacy of cannaboside drug formulations for treatment of conditions including but not limited to inflammatory bowel disease, narcotic bowel syndrome, Clostridium difficile infections, irritable bowel syndrome, and colorectal cancer. We currently expect such trials may cost $2 million each, or more, and would be designed to demonstrate clinical proof-of-concept on the use of cannabosides. We may also include additional trial endpoints at a total cost of approximately $500,000 intended to demonstrate functional recovery.

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Our primary research and development operations are based in Yuba City, California, where we originally developed our proprietary bioprocessing methods. The Company’s facilities include laboratories and a manufacturing suite for GMP production, which will be used for pharmaceutical-grade production of products to be tested in clinical trials, and which will be registered with the U.S. FDA and DEA.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

We believe the following critical accounting policies require us to make significant judgments and estimates in the preparation of our financial statements.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. The more significant estimates and assumption by management include, among others, the fair value of shares issued for services, the fair value of options and warrants, and assumptions used in the valuation of our outstanding derivative liabilities.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions, for services and for financing costs. The Company accounts for share-based payments under the guidance as set forth in the Share-Based Payment Topic of the Financial Accounting Standards Board (FASB”) Accounting Standards Codification (“ASC”), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, officers, directors, and consultants, including employee stock options, based on estimated fair values. The Company estimates the fair value of share-based payment awards to employees and directors on the date of grant using an option-pricing model, and the value of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period in the Company’s statements of operations. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance whereas the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) the date at which the necessary performance to earn the equity instruments is complete. Stock-based compensation is based on awards ultimately expected to vest and is reduced for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, as necessary, in subsequent periods if actual forfeitures differ from those estimates.

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Derivative Financial Instruments

We evaluate our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, we use a probability weighted average Black-Scholes-Merton model to value the derivative instruments at inception and on subsequent valuation dates through the June 30, 2017 reporting date. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Recent Accounting Pronouncements

Please refer to Footnote 1 of the accompanying financial statements for management’s discussion of recent accounting pronouncements.

Results of Operations

Nine Months Ended December 31, 2017 and December 31, 2016

Our net loss during the nine months ended December 31, 2017 was $3,246,847 compared to a net loss of $4,105,232 for the nine months ended December 31, 2016. During the nine months ended December 31, 2017, we generated $77,324 in revenue and $22,382 in gross profit from sales of certain research products, compared to $131,947 in revenue and $66,005 in gross profit from sales of certain research products during the nine months ended December 31, 2016. Our revenue in each of the periods presented is earned from the sale of research diagnostic testing kits and chemicals. In May 2014, we purchased the assets of a Percipio Biosciences, Inc., which produced and sold these products, and which we continue to sell under their existing brand names. These products are sold primarily to research universities and companies in the United States and through a network of research product distributors internationally. The tests enable measurement by life science researchers of biomarkers of inflammation and oxidative signaling and stress. The kits and products include antibodies, enzymes, as well as specialty chemicals. We expect such sales to continue at approximately the 2017 rate.

During the nine months ended December 31, 2017, we incurred general and administrative expenses in the aggregate amount of $1,894,984 compared to $1,685,527 incurred during the nine months ended December 31, 2016 (an increase of $209,457). General and administrative expenses generally include corporate overhead, salaries and other compensation costs, costs of financial and administrative contracted services, marketing and consulting costs and travel expenses. A significant portion of these costs are related to the development of our organizational capabilities as a biotechnology company, including costs such as legal and advisory fees related to intellectual property development. The general and administrative expenses included stock-based compensation of $505,555 during the nine months ended December 31, 2017, as compared to stock-based compensation of $659,611 during the nine months ended December 31, 2016 (a decrease of $154,056), professional fees of $475,929 during the nine months ended December 31, 2017, as compared to professional fees of $313,424 during the nine months ended December 31, 2016 (an increase of $162,505), and legal fees of $82,839 during the nine months ended December 31, 2017, as compared to legal fees of $35,240 during the nine months ended December 31, 2016 (an increase of $47,599).

In addition, during the nine months ended December 31, 2017, we incurred research and development costs of $1,390,100 relating to research and development, compared to research and development costs of $483,638 during the nine months ended December 31, 2016 (an increase of $906,462). The increase resulted primarily from increased laboratory and consulting expenses during the 2017 period as we focus on preparation for clinical trials as well as increase in stock compensation expense in 2017 compared to 2016.

During the nine months ended December 31, 2017, we incurred related party rent and other costs totaling $23,100 compared to $20,700 incurred during the nine months ended December 31, 2016 (an increase of $2,400). This resulted from an increase in the monthly office rent during the 2017 period.

This resulted in a loss from operations of $3,285,802 during the nine months ended December 31, 2017 compared to a loss from operations of $2,123,860 during the nine months ended December 31, 2016.

During the nine months ended December 31, 2017, we recorded total other income (expense) in the amount of $38,955, compared to total other income (expense) recorded during the nine months ended December 31, 2016 in the amount of $(1,981,372). During the nine months ended December 31, 2017, we recorded a gain related to the change in fair value of derivative liabilities of $38,955, compared to a loss of $1,980,592 during the nine months ended December 31, 2016.

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Fiscal Years Ended March 31, 2017 and March 31, 2016

The following table sets forth our results of operations for the years ended March 31, 2017 and 2016.

	Year Ended March 31,
	2017	2016

Revenues	$163,363	$248,348
Cost of goods sold	108,255	149,478
Gross profit	55,108	98,870

Operating Expenses:

General and Administrative	2,605,097	2,196,922
Rent and other related party costs	27,600	30,600
Research & development	893,960	613,119
Loss from operations	(3,471,549)	(2,741,771)

Other income (expenses)
Cost to induce exercise of warrants	-	-
Interest expense	(1,010)	(363)
Change in fair value of derivative liability	(1,746,821)	2,600,809

Net loss	$(5,219,380)	$(141,325)

On May 16, 2014, we entered into an Asset Purchase Agreement with Percipio to purchase certain assets of Percipio for $50,000, which was allocated based upon the fair value of the acquired assets, as determined by management. As a result of the acquisition, the results of our operations utilizing those assets were included in the Company’s financial statements since May 17, 2014.

During the fiscal year ended March 31, 2017, we generated $163,363 in revenue, compared to sales of $248,348 during the year ended March 31, 2016. Our cost of goods sold were $108,255 and $149,478, resulting in gross profit of $55,108 and $98,870 for the year ended March 31, 2017 and 2016, respectively.

Our net loss during the fiscal year ended March 31, 2017 was $5,219,380 compared to a net loss of $141,325 for the fiscal year ended March 31, 2016 (an increase in net loss of $5,078,055).

During the fiscal year ended March 31, 2017, we incurred general and administrative expenses in the aggregate amount of $2,605,097 compared to $2,196,922 incurred during the fiscal year ended March 31, 2016 (an increase of $408,175). General and administrative expenses generally include corporate overhead, salaries and other compensation costs, financial and administrative contracted services, marketing, consulting costs and travel expenses. A significant portion of these costs are related to the development of our organizational capabilities as a biotechnology company, including costs such as legal and advisory fees related to intellectual property development. In addition, during the fiscal year ended March 31, 2017, we incurred research and development costs of $893,960 compared to $613,119 incurred during the fiscal year ended March 31, 2016 (an increase of $280,841). During the fiscal year ended March 31, 2017, we incurred related party rent and other costs totaling $27,600 compared to $30,600 incurred during the fiscal year ended March 31, 2016 (a decrease of $3,000). Also during the fiscal year ended March 31, 2017, we incurred stock-based compensation totaling $1,762,725 compared to $906,256 incurred during the fiscal year ended March 31, 2016 (an increase of $856,469), which are allocated between general and administrative expenses and research & development expenses during the years ended March 31, 2017 and 2016.

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This resulted in a loss from operations of $3,471,549 during the fiscal year ended March 31, 2017 compared to a loss from operations of $2,741,771 during the fiscal year ended March 31, 2016, (an increase of $729,778).

During the fiscal year ended March 31, 2017, we recorded total net other expense in the amount of $1,747,831, compared to total net other income recorded during the fiscal year ended March 31, 2016 in the amount of $2,600,446. During the fiscal year ended March 31, 2017, we incurred interest expense of $1,010 compared to $363 incurred during the fiscal year ended March 31, 2016 (an increase of $647). We recorded a loss related to the change in fair value of derivatives of $1,746,821 during the fiscal year ended March 31, 2017, compared to a gain of $2,600,809 during the fiscal year ended March 31, 2016. This resulted in a net loss of $5,219,380 during the fiscal year ended March 31, 2017 compared to a net loss of $141,325 during the fiscal year ended March 31, 2016 (an increase of $5,078,055).

The increase in net loss during the fiscal year ended March 31, 2017 compared to the fiscal year ended March 31, 2016 is attributable to loss related to the change in fair value of derivatives and higher general and administrative and research and development expenses.

Liquidity and Capital Resources

As of December 31, 2017, we had total current assets of $1,381,828, which was comprised mainly of cash of $1,362,710. Our total current liabilities as of December 31, 2017 were $399,328 and consisted of accounts payable and accrued liabilities of $197,492 and derivative liability of $201,836. The derivative liability is a non-cash item related to certain of our outstanding warrants as of December 31, 2017. As a result, on December 31, 2017, we had working capital of $982,500.

We have not yet received significant revenues from sales of products or services, and have recurring losses from operations. Our financial statements included in this report have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. For the nine months ended December 31, 2017, the Company incurred a net loss of $3,246,847 and used cash in operating activities of $2,180,055. These factors raise substantial doubt about our ability to continue as a going concern within one year of the date that the financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s March 31, 2017 financial statements, has raised substantial doubt about the Company’s ability to continue as a going concern. The continuation of our Company as a going concern is dependent upon our Company attaining and maintaining profitable operations and raising additional capital. The financial statements included in this report do not include any adjustments relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should our Company discontinue operations.

We estimate that we will have sufficient funds to operate the business for the nine months after December 31, 2017. In December 2017, the Company issued an aggregate of 933,332 shares of our common stock and warrants to purchase 466,667 of our common stock to certain investors for net proceeds of approximately $1,395,000 and in July 2017, the Company issued an aggregate of 666,667 shares of our common stock and warrants to purchase 333,334 of our common stock to certain investors for net proceeds of approximately $995,000. We will require additional financing to fund our planned long-term operations. These estimates could differ if we encounter unanticipated difficulties, in which case our current funds may not be sufficient to operate our business for that period. In addition, our estimates of the amount of cash necessary to operate our business may prove to be wrong, and we could spend our available financial resources much faster than we currently expect.

We do not have any firm commitments for future capital. Significant additional financing will be required to fund our planned operations in future periods, including research and development activities relating to our principal product candidate, seeking regulatory approval of that or any other product candidate we may choose to develop, commercializing any product candidate for which we are able to obtain regulatory approval or certification, seeking to license or acquire new assets or businesses, and maintaining our intellectual property rights and pursuing rights to new technologies. We do not presently have, nor do we expect in the near future to have, revenue to fund our business from our operations, and will need to obtain significant funding from external sources. We may seek to raise such funding from a variety of sources. If we raise additional funds by issuing equity or convertible debt securities, our existing stockholders’ ownership will be diluted, and obtaining commercial loans would increase our liabilities and future cash commitments. If we pursue capital through alternative sources, such as collaborations or other similar arrangements, we may be forced to relinquish rights to our proprietary technology or other intellectual property that could result in our receipt of only a portion of any revenue that may be generated from a partnered product or business. Further, we may not be able to obtain additional financing from any of these sources on commercially reasonable or acceptable terms when needed, or at all. If we cannot raise the money that we need in order to continue to operate and develop our business, we will be forced to delay, scale back or eliminate some or all of our operations. If any of these were to occur, there is a substantial risk that our business would fail and our stockholders could lose all of their investment.

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Sources of Capital

On December 12, 2017, the Company entered into a Securities Purchase Agreement with the purchasers identified therein providing for the issuance and sale by the Company to the purchasers, of an aggregate of 933,332 shares of the Company’s common stock (collectively, the “Shares”) and Warrants to purchase up to an aggregate of 466,667 shares of the Company’s common stock (the “Warrants”), at a price of $1.50 per share (the “Offering”). The Warrants have an exercise price of $2.00 per share, are exercisable immediately, expire on the three year anniversary of the date of issuance, and may be exercised on a cashless basis. The Offering closed on December 15, 2017. The aggregate proceeds to the Company from the sale of the Shares and Warrants was approximately $1,395,000. Pursuant to the terms of the Offering, we filed a registration statement on Form S-1 to register the resale of the Shares and the Warrants.

On July 26, 2017, the Company entered into a Securities Purchase Agreement with the purchasers identified therein providing for the issuance and sale by the Company to the purchasers, of an aggregate of 666,667 shares of the Company’s common stock (collectively, the “Shares”) and Warrants to purchase up to an aggregate of 333,334 shares of the Company’s common stock (the “Warrants”), at a price of $1.50 per share (the “July Offering”). The Warrants have an exercise price of $2.00 per share, are exercisable immediately, expire on the three year anniversary of the date of issuance, and may be exercised on a cashless basis. The July Offering closed on July 28, 2017. The aggregate proceeds to the Company from the sale of the Shares and Warrants was approximately $995,000. Pursuant to the terms of the July Offering, we filed a registration statement on Form S-1 to register the resale of the Shares and the Warrants. The registration statement on Form S-1 was declared effective on October 13, 2017.

On August 19, 2016, we filed a resale registration statement on Form S-1 (“Form S-1”) with the SEC to register 2,650,000 shares of our common stock and 7,950,000 shares of our common stock issuable upon exercise of certain warrants. We received a letter from the Washington D.C. office of the SEC dated December 10, 2016, stating that the staff of the SEC was conducting a Section 8(e) examination with respect to this Form S-1 and that the Division of Corporate Finance would not take any further action on the Form S-1 while the examination was pending. We received subpoenas to produce documents dated December 14, 2016, and January 23, 2017, and a further subpoena for testimony and any supplemental production of documents dated June 5, 2017. We have complied with all document requests and the Company’s CEO will provide testimony when the SEC schedules such testimony, which we believe will be sometime before the end of September 2018.

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Net Cash Used in Operating Activities

We have not generated positive cash flows from operating activities. For the nine months ended December 31, 2017, net cash used in operating activities was $2,180,055 compared to net cash used in operating activities of $883,627 for the nine months ended December 31, 2016. This increase was primarily attributable to increased net loss during the current period ended December 31, 2017. Net cash used in operating activities during the nine months ended December 31, 2017 consisted primarily of a net loss of $3,246,847 offset by $1,151,304 in aggregate stock compensation from vested stock options and common stock, and $313,676 of shares of stock issued for services. Net cash used in operating activities during the nine months ended December 31, 2016 consisted primarily of a net loss of $4,105,232 offset by a change in fair value of derivative liability of $1,980,592, $817,009 in aggregate stock-based compensation for vested stock options and common stock, and $276,000 for stock issued in exchange for services.

Net Cash Used in Investing Activities

During the nine months ended December 31, 2017 and December 31, 2016, no net cash was used in or provided by investing activities.

Net Cash Provided By Financing Activities

During the nine months ended December 31, 2017, net cash provided by financing activities was $2,389,999 compared to net cash provided by financing activities of $942,030 for the nine months ended December 31, 2016. Net cash provided by financing activities during the nine months ended December 31, 2017 was attributable to the net proceeds from sale of stock and warrants of $2,389,999. Net cash provided by financing activities during the nine months ended December 31, 2016 was attributable to $165,030 from the sale of common stock and warrants and $777,000 provided by the exercise of warrants.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that would be material to stockholders.

Going Concern

We have incurred losses since inception, resulting in an accumulated deficit of $ 20,982,786 as of Dec ember 3 1 , 2017. For the nine months ended Dec ember 3 1 , 2017, we recorded a net loss of $ 3,246,847 and used cash in operations of $ 2,180,055. For the fiscal year ended March 31, 2017, we recorded a net loss of $5,219,380 and used cash in operations of $1,384,697. We expect to incur further losses as we continue to develop our business. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. In addition, the Company’s independent registered public accounting firm, in their report on the Company’s March 31, 2017 audited financial statements, raised substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent on the Company attaining and maintaining profitable operations in the future and/or raising additional capital to meet its obligations and repay its liabilities arising from normal business operations when they come due. We estimate that we will have sufficient funds to operate the business for the nine months after Dec ember 3 1 , 2017. We will require additional financing to fund our planned long-term operations. These estimates could differ if we encounter unanticipated difficulties, in which case our current funds may not be sufficient to operate our business for that period. In addition, our estimates of the amount of cash necessary to operate our business may prove to be wrong, and we could spend our available financial resources much faster than we currently expect.

We do not have any firm commitments for future capital. Significant additional financing will be required to fund our planned principal operations in the near term and in future periods, including research and development activities relating to stevia extract production, developing and seeking regulatory approval for any of our stevia product candidates, commercializing any product candidate for which we are able to obtain regulatory approval or certification, seeking to license or acquire new assets or businesses, and maintaining our intellectual property rights and pursuing rights to new technologies. We do not presently have, nor do we expect in the near future to have, sufficient or consistent revenue to fund our business from our operations, and will need to obtain significant funding from external sources. Since inception, we have funded our operations primarily through equity and debt financings, and we expect to continue to rely on these sources of capital in the future. However, if we raise additional funds by issuing equity or convertible debt securities, our existing stockholders’ ownership will be diluted, and obtaining commercial loans would increase our liabilities and future cash commitments. If we pursue capital through alternative sources, such as collaborations or other similar arrangements, we may be forced to relinquish rights to our proprietary technology or other intellectual property that could result in our receipt of only a portion of any revenue that may be generated from a partnered product or business. Further, these or other sources of capital may not be available on commercially reasonable or acceptable terms when needed, or at all. If we cannot raise the money that we need in order to continue to operate and develop our business, we will be forced to delay, scale back or eliminate some or all of our operations. If any of these were to occur, there is a substantial risk that our business would fail and our stockholders could lose all of their investment.

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DESCRIPTION OF THE BUSINESS

We were incorporated under the laws of the State of Nevada on June 29, 2007 as Legend Mining Inc. On October 10, 2011, we completed a merger with our wholly-owned subsidiary, Stevia First Corp., whereby we changed our name from “Legend Mining Inc.” to “Stevia First Corp.” Also on October 10, 2011, we affected a seven (7) for one (1) forward stock split of authorized, issued and outstanding common stock. As a result, our authorized capital was increased from 75,000,000 shares of common stock with a par value of $0.001 to 525,000,000 shares of common stock with a par value of $0.001, and issued and outstanding shares increased from 7,350,000 to 51,450,000. On July 15, 2016, the holders of a majority of our outstanding common stock and our Board of Directors approved 1) a name change whereby our name was changed from Stevia First Corp. to Vitality Biopharma, Inc., 2) a reverse split of our outstanding common shares whereby each 10 shares of common stock will be exchanged for 1 share of common stock and 3) an increase in the number of shares of authorized common stock from 525,000,000 to 1,000,000,000. These changes became effective on July 20, 2016.

Our Current Business

Company Overview

We were incorporated in the State of Nevada on June 29, 2007 and commenced operations as a mineral exploration company. On October 10, 2011, we completed a merger with our wholly-owned subsidiary, Stevia First Corp., whereby we changed our name from “Legend Mining Inc.” to “Stevia First Corp.”. In February 2012, we substantially changed our management team, and began pursuing an agricultural biotechnology business plan. On July 15, 2016, we changed our operational focus towards the pharmaceutical development of the cannabinoid prodrugs and changed our name from Stevia First Corp. to Vitality Biopharma, Inc.

Business Overview

Vitality Biopharma is unlocking the power of cannabinoids for the treatment of serious neurological and inflammatory disorders, such as inflammatory bowel disease and narcotic bowel syndrome, a form of severe opiate-induced bowel dysfunction.

Vitality Biopharma has developed a new class of cannabinoid pharmaceuticals known as cannabosides, which were discovered in 2015 through application of our proprietary enzymatic bioprocessing technologies originally developed for stevia sweeteners. Cannabosides are cannabinoid glycoside “prodrugs,” which means that they are medications or compounds that, after administration, are converted within the body into a pharmacologically active drug, which already has a long history of clinical investigation and use. A classic prodrug example is Aspirin, acetylsalicylic acid, which was first made by Felix Hoffmann at Bayer in 1897 and is a synthetic prodrug of salicylic acid. Because there already exists independent verification of the active drug’s safety and efficacy, prodrugs may receive marketing approval more quickly than others, and in some cases may receive drug approvals through completion of small clinical studies evaluating bioequivalence or bioavailability. At the same time, a prodrug can have many commercial advantages, including that they can be proprietary and patentable compositions of matter, unlike cannabinoids themselves, or older pharmaceutical formulations where patent protection has already expired.

Cannaboside prodrugs are intended to reduce or eliminate the psychoactivity of cannabinoids while providing amplified therapeutic effects. Upon oral delivery, cannaboside prodrugs pass through the digestive tract and release active cannabinoids within the large intestine or colon. This could enable cannabinoids such as tetrahydrocannabinol (THC) to be restricted to the gastrointestinal tract, minimizing entry into the bloodstream or brain, and enabling targeted delivery for the treatment of gastrointestinal disorders. Targeted delivery of cannabinoids with limited psychoactivity may be especially useful for treatment of pediatric conditions. Cannaboside prodrugs are also more stable and far more water soluble than cannabinoids, which enables them to be readily formulated within a pill or capsule.

We have produced more than 25 novel cannabosides so far and have patent applications that include composition of matter claims for prodrugs of cannabinoids that have been studied extensively in clinical trials worldwide, including THC, cannabidiol (CBD), cannabidivarin (CBDV), and other phytocannabinoids and endocannabinoids. Upon successful patent prosecution, protection would extend until 2035 and be available in all major markets worldwide. In addition, we have filed patent applications that seek to protect claims on the novel vanilloid glycoside compounds that target the TRPV receptors for mediating pain relief, methods of use for TRPV1 agonists to effect neural repair, and based on findings in early 2017, for methods to use cannabinoids to treat gut dysbiosis and drug-resistant C.difficile infections, which colonize the large intestine. We aim to develop and approve our proprietary molecules as pharmaceuticals using a low-risk regulatory strategy that is available for prodrugs, and to amplify the benefits that have been seen in independent clinical trials describing the use of cannabinoids for treatment of neurological and inflammatory conditions.

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A key part of our strategy will be to take advantage of a more efficient Federal Drug Enforcement (FDA) review and approval process that is available for prodrugs, which reduces the need for large and expensive clinical trials. Expedited regulatory processes may be available for our cannabosides because in the U.S. and internationally there have already been many independent preclinical and clinical studies completed using the reference cannabinoid drugs we are studying, and so existing clinical data may be submitted to drug regulatory agencies as supporting evidence of our compounds’ safety and efficacy.

We are initially developing our cannabosides drug formulations for treatment of gastrointestinal disorders, including inflammatory bowel disease, irritable bowel syndrome, and narcotic bowel syndrome, a severe form of opiate-induced abdominal pain.

For inflammatory bowel disease (IBD), there have been independently-conducted preclinical and clinical studies that have demonstrated the benefit of cannabinoids, and many U.S. states now permit the use of medical marijuana for IBD, including for treatment of Crohn’s disease or ulcerative colitis patients. Independently-run retrospective clinical studies have found that in 56 patients who used cannabinoids with IBD that 83.9% of patients reported improvement in abdominal pain, and 76.8% of patients reported improvement in abdominal cramping. In addition, in a prospective trial that was independently-managed and placebo-controlled, it was found that 45% of Crohn’s disease patients achieved remission through 8 weeks of treatment. Patients reported improvements in sleep and appetite with no significant side effects and some patients were able to eliminate use of corticosteroids and opiate pain medications. Patients experienced benefits with cannabis treatment despite being non-responders to traditional front-line therapies, such as corticosteroids, immunomodulators, and biologic-TNF-alpha inhibitors.

In early 2017, we obtained new data about the anti-cancer and anti-microbial properties of cannabinoids, including evidence that cannabinoids provide cytotoxicity against cell lines of colorectal cancer and C.difficile, a drug-resistant microbial infection that colonizes the large intestine. Both colorectal cancer and C.difficile infections are more prevalent in IBD patients than in the general population.

Narcotic bowel syndrome (NBS) is a severe form of opiate-induced abdominal pain. In studies, more than half (58%) of opiate users have reported chronic abdominal pain. When opiate-induced abdominal pain is overlooked or misdiagnosed, potentially due to common gastrointestinal side effects like opiate-induced constipation, it may lead to a vicious cycle of dose escalation. While seeking pain relief, increasing the dose of opiate medications could lead both to worsening abdominal pain and to more severe drug addiction. Studies have reported that approximately 6% of opiate users have NBS, and that patients afflicted with this disorder report a quality-of-life that is worse than patients with quadriplegia. Independent preclinical studies have reported that endogenous opioid peptides may play a role within the intestinal tract in the development of inflammation, and that they act in a synergistic manner to cannabinoids for pain relief, meaning that cannabinoids could enable opiate dose reduction without sacrificing pain relief. Independent clinical studies have confirmed this effect, where it was reported that cannabis provides additional pain relief to patients taking stable doses of opiates for chronic pain management. Independent clinical studies have also found that treatment regimens for narcotic bowel syndrome are ineffective, as 45.8% of patients were shown to return to using narcotics within only three months following treatment.

Our primary operations are based in Yuba City, California, where we originally developed our proprietary bioprocessing methods. The Company’s research and development facilities include laboratories and a manufacturing suite that will be used for pharmaceutical-grade production of cannabosides for clinical trials. These facilities have been registered with and approved by the DEA as well as the State of California.

Product Pipeline

Our pipeline includes drug formulations of cannabosides, which are cannabinoid glycosides that we are developing as small molecule pharmaceutical products. Prodrugs are medications or compounds metabolized by the body into a pharmacologically active drug. We have patents pending for more than 25 of these novel pharmaceutical compositions including prodrugs of THC, CBD, and CBDV, which are cannabinoids that are either marketed and approved as pharmaceutical products today, or that are currently under investigation in independent clinical trials currently. Prodrugs can optimize the marketability of a drug because they can be patented and proprietary, and yet still be approved through an abbreviated regulatory pathway.

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Cannaboside prodrugs are designed to deliver a variety of benefits, including:

1.	Administration of cannabinoids in a convenient oral formulation;

2.	Targeted delivery of cannabinoids without any psychoactivity or intoxication, which can be achieved through gut-restricted prodrugs that are released in the colon or large intestine and that avoid entry into the bloodstream or brain;

3.	Improved solubility, leading to oral formulations that are easy to manufacture and that improve the tolerability of cannabinoid products through reduction or removal of harsh organic solvents;

4.	Improved stability, preventing conversion of CBD to unwanted byproducts including THC in the acidic stomach environment, or preventing other forms of unwanted degradation or drug metabolism, therefore enabling higher doses of cannabinoids to be administered orally; and

5.	Delayed release, enabling long-lasting and overnight relief for patients, rather than having to administer treatment repeatedly throughout the day and requiring additional sleep aids.

VITA-100 is an oral cannabinoid formulation containing THC-glycosides that is being developed for acute treatment of inflammatory bowel disease (inducing disease remission), irritable bowel syndrome, and narcotic bowel syndrome. VITA-210 is an oral cannabinoid formulation containing cannabosides being investigated in preclinical studies for chronic (long-term) administration, and which is being developed for chronic treatment of inflammatory bowel disease (maintaining disease remission), irritable bowel syndrome, opiate-induced bowel dysfunction, C. difficile infections, and colorectal cancer. The company is developing additional cannabinoid product formulations, and these development efforts will be guided by the results of observational clinical studies that will be conducted by the company or through company collaborators. These observational studies will be designed to treat serious neurological conditions including treatment of complex, refractory, or neuropathic pain (cannabis substitution therapy for opioid painkillers).

Products	Treatment Indications	Status

Cannabosides - VITA-100	Inflammatory Bowel Disease (inducing remission), Irritable Bowel Syndrome, Narcotic Bowel Syndrome	Phase 1a/1b Trial to be completed in 1st Half of 2018

Cannabosides - VITA-210	Inflammatory Bowel Disease (maintaining remission), Irritable Bowel Syndrome, Opiate-induced Bowel Dysfunction, C. difficile Infections, Colorectal Cancer	Preclinical

Additional Cannabinoid Formulations	Complex/Refractory or Neuropathic Pain (Substitution therapy for opioid painkillers), Huntington’s disease, Multiple Sclerosis & Rare White Matter Disorders, Guillain-Barré	Observational clinical studies to initiate in 1st Half of 2018

Our Operations

For each of the pharmaceutical products in our pipeline, the active cannabinoid pharmaceutical agents have either been independently approved by regulatory bodies, or are now in late-stage clinical trials, and there is extensive clinical data already available related to drug safety and effectiveness. Because of this, we will in general benefit from the increased familiarity of clinical investigators and regulators with these compounds, which may enable abbreviated paths towards clinical testing and eventual approval of our pharmaceutical products.

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Short Term Development Targets

We plan to complete all necessary preclinical studies for VITA-100 and to conduct a Phase 1a/1b clinical trial in the first half of 2018. This first-in-man clinical study will focus primarily on evaluating the clinical pharmacokinetics, safety, and tolerability of cannabosides, and it will also provide a preliminary evaluation of effects on pain, cramping, and gastrointestinal motility. We plan to conduct additional preclinical studies on our proprietary cannaboside drug formulations also, which are designed to evaluate and further explore their utility for treatment of additional conditions, such as colorectal cancer.

We are also developing additional cannabinoid formulations geared towards treatment of complex or refractory pain, for use within cannabis substitution therapy for opioid painkillers, and for the treatment of serious neurological conditions. The cannabinoid formulations and existing cannabinoid products that we plan to study may eventually be developed internally either as standalone products or used in combination with our cannaboside drug formulations. We plan to initiate observational studies in the 1st half of 2018 in order to assess the benefits of existing cannabinoid products for one or more treatment indications, including complex, refractory, or neuropathic pain (substitution therapy for opioid painkillers), opiate-induced bowel dysfunction, Huntington’s disease, Guillain-Barré syndrome, or multiple sclerosis. The results from these observational studies on existing cannabinoid products will be used to guide selection of appropriate treatment indications for our proprietary cannaboside pharmaceutical formulations, and to help develop additional internal intellectual property related to the use of cannabinoids for treatment of these conditions. In these observational studies, which may be coordinated by Vitality as well as through company collaborators, we intend to evaluate use of cannabinoids both as standalone agents as well as examine their use in combination with other therapies in order to help identify treatment regimens that provide maximal benefit to patients.

Short-term development targets include:

●	Complete remaining preclinical efficacy and toxicology studies to support clinical development of cannabosides

●	Obtain regulatory approval for and initiate a Phase 1a/1b first-in-man clinical trial of VITA-100, a cannaboside prodrug containing THC-glycosides

●	Complete additional preclinical efficacy and pharmacology studies of cannabosides and cannaboside drug formulations that support lead drug indications as well as novel therapeutic applications

●	Obtain regulatory approval for and initiate observational clinical studies of existing cannabinoid therapies, focused on cannabis substitution therapy for opioid painkillers in chronic pain and treatment of serious neurological conditions

We believe that our long-term commercial success and profit potential depends in large part on our ability to develop and advance proprietary cannabinoid prodrugs that are strongly differentiated from both medical cannabis and existing cannabinoid drugs, and to do this more quickly, efficiently and effectively than our competitors. Another critical factor that will determine our success is our ability to obtain and enforce patents, maintain protection of trade secrets, and operate our business without infringing the proprietary rights of third parties. As a result, we are dedicated to the continued development and protection of our intellectual property portfolio.

In September and October 2015, the Company filed two U.S. patent applications, titled “Cannabinoid Glycoside Prodrugs and Methods of Synthesis.” In September 2016, an expanded international application was filed under the Patent Cooperation Treaty system, which includes 79 patent claims to almost 200 individual compounds, including but not limited to the prodrugs of delta-9-tetrahydrocannabinol, the primary psychoactive component of medical cannabis, as well as the non-psychotropic compounds cannabidiol and cannabidivarin.

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Additional Operations

Our glycosylation technology in the past was applied primarily to production of better tasting varieties of stevia through enzyme bioprocessing, which was developed in concert with additional technologies designed to improve the taste and yield of stevia sweetener derived from the stevia plant. We have an intellectual property portfolio related to stevia, as well as commercial operations related to the manufacture and sale of research products that commenced in 2014. We intend to sustain these operations and technologies in a manner that is cash-flow neutral or better and to commercialize the primarily through new out-licensing arrangements or strategic partnerships.

Glycodiversification Technology for Prodrug Development

The biosynthetic process of adding additional glucose molecules to compounds is called glycosylation, and we originally developed related production technologies in order to modify the taste and enable low-cost and reliable industrial production of steviol glycosides. These molecules are better known as stevia, a zero-calorie, high-potency sweetener that is derived from the stevia plant, and that has been adopted widely within the food and beverage industry. It has recently become appreciated within the pharmaceutical industry that glycosylation can act to generate novel natural product libraries with improved drug properties. It is generally accepted that attaching a glyosidic moiety, a glucose or sugar molecule, to a compound that is typically found without one, known as an aglycone, will make the product more water-soluble. This increase in water solubility influences the pharmacokinetic parameters of the respective compounds, including modification of their bioavailability within certain tissues and body fluids.

The process for modifying natural products through glycosylation to provide libraries of new molecules that may have more desirable attributes is called glycorandomization, or glycodiversification. Reliable production of glycosylated natural products must be done in a directed way to enable production of purified individual compounds, after selection of those with the most desirable commercial attributes. Synthesis is typically performed either using chemical or enzymatic methods. Production of chemical intermediates known as cofactors, which enable the glycosylation reaction to occur, has historically been expensive and has made it challenging to produce diverse natural product libraries, or to enable their economical industrial production. We have developed multi-step enzymatic biosynthesis methods to recycle cofactors and to reduce the overall costs of glycoside production. These methods have most recently been applied to production of cannabinoid glycosides (“cannabosides”), which are metabolized differently from cannabinoids and can enable their use as pharmaceutical prodrugs.

A prodrug is a medication or compound that, after administration, is metabolized (i.e., converted within the body) into a pharmacologically active drug. Prodrugs are often designed to improve bioavailability of a drug, or to improve how selectively the drug interacts with cells or tissues that are not its intended target. In general, prodrugs are often used to make a drug better tolerated by patients and to reduce any of its adverse or unintended effects.

Cannabinoids prodrugs are designed to overcome challenges that may be necessary in order to ensure cannabinoid pharmaceuticals can be effectively marketed and commercialized, including overcoming including problems with the taste and tolerability of formulations, improving their bioavailability, extending their duration of action, and also strengthening the intellectual property protection of follow-on pharmaceutical cannabinoid formulations. Many of the most commonly accepted barriers that prodrugs may overcome include: insufficient chemical stability, poor aqueous stability, offensive taste or odor, irritation or pain, low oral absorption or systemic exposure, marked presystemic metabolism, a short duration of action, unfavorable distribution in the body, inadequate site specificity, drug toxicity, or drug patent life expiration.

Upon ingestion, delivery of bioactive compounds is known to occur naturally through liberation of aglycone compounds from poorly absorbed plant glycosides. Many of these glycosides pass through the stomach and upper intestine without appreciable loss due to absorption or degradation by stomach acids. Once a prodrug reaches the lower intestine, or colon, the polar sugar residue is released by the hydrolytic activity of glycosidase enzymes that are produced by gut bacteria, enabling site-specific delivery of the active pharmaceutical ingredient in the large intestine. In addition, some glycoside compounds have been found to undergo active carrier-mediated transport across membranes and into specific tissues, such as the brain. Such technology could also more broadly enable site-specific delivery of prodrugs through use of mechanisms that are typically used by the body to increase absorption of glucose as an energy source to various tissues.

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Commonly known and ingested compounds that are glycosides include many flavonoids, or polyphenols, present in fruit and vegetables. Flavonols are the most ubiquitous flavonoids found in foods, and these compounds are typically present in glycosylated form. Fruit often contains 5 or 10 different flavonol glycosides. A single glass of orange juice may contain between 40 and 140 mg of flavanone glycosides. In leafy vegetables such as lettuce and cabbage, the glycoside concentration is more than 10 times higher in the green outer leaves as in the lighter, inner leaves. There are also FDA-approved drugs that are glycosylated, including sennosides, or Ex-Lax, an over-the-counter drug that has been sold in the United States since 1906. Sennosides are on the World Health Organization’s List of Essential Medicines, the most important medications needed in a basic health system, and exert their effects through targeted delivery of the active pharmaceutical ingredient to the colon over the course of six to 12 hours.

Pharmaceutical Use of Cannabinoids

The legal cannabis market in North America was projected to be $6.9 billion in 2016 and to rise by more than 34% since 2015, according to Arcview Market Research. Cannabis is one of the most popular recreational drugs, where worldwide an estimated 178 million people used it at least once in 2012. Cannabis was included as a controlled drug in the United Nations’ Single Convention on Narcotic Drugs, and its use is illegal in most countries.

As of 2016, more than 20 U.S. states representing 87% of the U.S. population have enacted medical marijuana laws to permit access to cannabis for treatment of a variety of medical conditions, including use of cannabidiol, with the approved conditions in certain states including chronic pain, epilepsy, inflammatory bowel disease, wasting disorders, multiple sclerosis and muscle spasticity disorders, glaucoma, cirrhosis, Alzheimer’s disease, nausea, traumatic brain injury, Parkinson’s disease, HIV/AIDS, Huntington’s disease, and more. A concern with the increasing use of medical cannabis is that patients and physicians are unable to know the precise chemical profile of these products, and that they desire a safe, well-tested pharmaceutical product that can be treated as any other medicine, which includes a list of ingredients, effects, and side effects. Regulatory approval of pharmaceutical cannabinoid products could dramatically increase the chance that health insurance companies would pay for them, and their use could be further legitimized through approval by governments, insurance companies, and physicians.

There are already several approved cannabinoid drugs internationally, including dronabinol, nabilone, and nabiximols. In 1985, the FDA approved both dronabinol and nabilone, which are synthetic forms of THC, and a THC analog, respectively, which are approved for management of chemotherapy-induced nausea and vomiting and for wasting conditions related to AIDS and cancer. Sales of these drugs are currently relatively weak, with dronabinol capsules in 2014 estimated to be only $133 million in the United States, according to IMS Health. Data from more than 40 clinical trials of cannabinoids have been published, including evaluations of their use for treatment of chronic pain, neuropathic pain, epilepsy, and muscle spasticity associated with multiple sclerosis. As of March 2015, there were:

●	Six (6) trials that examined chronic pain including 325 patients;

●	Six (6) trials that examined neuropathic pain including 396 patients;

●	Twelve (12) trials that examined multiple sclerosis including 1,600 patients; and

●	Multiple small clinical trials that examined use of CBD for treatment of rare forms of childhood epilepsy.

Several of these trials had positive results indicating that the drugs could be effective.

The American Academy of Neurology published evidence-based guidelines that recommend oral cannabis extract as having the highest level of empirical support for reducing patient-reported symptoms of spasticity and pain associated with multiple sclerosis, an autoimmune disorder where the immune system attacks the myelin and glial cells of the nervous system. As of 2014, nabiximols, which is the world’s first prescription medicine made from cannabis extracts, was approved for use in multiple sclerosis in more than 20 countries, including the United Kingdom, Canada, France, Germany, Italy, and Australia. The American Academy of Neurology also published a systematic review suggesting that nabiximols, a spray that contains both THC and CBD, as probably effective in treating spasticity, central pain, and urinary dysfunction associated with multiple sclerosis.

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The main non-psychotropic component of cannabis is CBD, which has established antianxiety and antipsychotic effects, acting to mitigate the high from THC, as well as neuroprotective and anti-inflammatory properties. Cannabidiol has demonstrated therapeutic effects in clinical trials for serious neurological conditions including rare seizure disorders in children, and the FDA has granted orphan drug designation to an oral liquid formulation of plant-derived CBD for a clinical trial investigating its effectiveness in Dravet syndrome, Lennox-Gastaut syndrome, and neonatal hypoxic-ischemic encephalopathy. An open-label trial found that CBD reduced seizure frequencies in doses up to 25 mg/kg in multiple drug-resistant forms of epilepsy and seizure disorders and independent results of a placebo-controlled trial were announced in 2016 that found cannabidiol was effective in treating a rare form of childhood epilepsy called Dravet syndrome. The average age of trial participants was 10 years old and the treatment group that included use of CBD achieved a median reduction in monthly convulsive seizures of nearly 40%, compared to 13% with a placebo, achieving a highly statistically significant effect that was sustained during the treatment period. CBD was generally well tolerated in the study, however, somnolence or drowsiness was reported, and historically is present in nearly 20% of these patients, which may be as a result of degradation or conversion of CBD to THC within the acidic stomach environment.

Treatment of Gastrointestinal Disorders, Including Pediatric Inflammatory Bowel Disease

Inflammatory bowel disease (“IBD”) is a progressive inflammatory condition where parts of the digestive system become sore and inflamed. The disease can lead to currently irreversible damage to the gastrointestinal tract and require surgical removal of the intestine and affected areas. Two major forms of the disease are Crohn’s disease, which can affect any part of the digestive system and ulcerative colitis, which often affects the rectum and the colon or the large intestine. IBD is a chronic condition, meaning that it is ongoing and typically lasts throughout life in those that are afflicted. As with multiple sclerosis, the disease is often unpredictable, and there are periods of remission where there are few or no symptoms, which alternate with periods where symptoms are very active and debilitating. The peak incidence of onset of IBD occurs between the ages of 15 and 30 years. Clinicians caring for children and adolescents afflicted with pediatric IBD must treat the underlying disease while also monitoring growth, puberty, cognitive development, while minimizing hospitalization time.

Different classes of drugs are used to treat IBD, including anti-inflammatory drugs such as steroids, biologics, and immunosuppressants, antibiotics that treat or help prevent bacterial infections that result from gastrointestinal disturbances, and also drugs that relieve the symptoms of the disease such as diarrhea, constipation, and pain. A market research report by Visiongain predicts that in 2017 drug revenues for treatment of IBD will reach $9.6 billion. The ultimate goal of clinical treatment of IBD is to obtain complete disease control and to stop disease progression. This includes remission of disease without use of steroids, normalization of inflammatory markers in the blood, and also healing of the mucosal lining of the gastrointestinal tract, which typically leads to better clinical outcomes, reduced healthcare costs, and an improved quality of life.

In gastroenterology, cannabis extracts are known for their anti-vomiting, appetite-stimulating, and anti-diarrheal effects, which are thought to be useful for symptomatic relief of IBS and IBD. In a recent survey, more than half of patients with IBD in the U.S. use or have used cannabis (51.3%), and 16.4% of patients had used Cannabis to treat IBD-related symptoms such as abdominal pain, nausea, loss of appetite, and diarrhea. In an independent observational study of patients with IBD, 83.9% of the 56 patients using cannabis reported improvement in abdominal pain, 76.8% reported improvement in abdominal cramping, and 48.2% reported improvement of joint pain. In a Canadian population in 2011, chronic abdominal pain was reported as the primary reason for self-medication with Cannabis, including in patients with a history of abdominal surgery. In a 2013 clinical trial of use of Cannabis in Crohn’s disease, complete remission was achieved in 5 out of 11 subjects (classified as Crohn’s Disease Activity Index < 150). There were considerable clinical benefits including patients reporting improvements in sleep and appetite, with no significant side effects reported, and certain patients were able to wean themselves off use of corticosteroids and opioid pain medications.

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Patients with IBD are at an increased risk of colorectal cancer and opportunistic infections such as C. difficile, often due to the side effects of immunosuppressive therapies used as frontline medications. In 2017, the American Cancer Society estimates that 50,260 deaths will occur due to colorectal cancer, making it the 3rd leading caue of cancer-related death for women, and the 2nd leading cause of cancer-related death for men. The most common type of colorectal cancer is adenocarcinoma, which accounts for more than 95% of all cases, and arises from epithelial cells that line the colon and rectum. Clostridium difficile was estimated by the U.S. Center for Disease Control (CDC) to infect almost 500,000 Americans in 2015, and to be directly responsible for 15,000 deaths. C. difficile infections are also linked to sepsis (which some call “blood poisoning”). Sepsis is a disorder where some researchers have now hypothesized the gut plays a central role, where a failure of the integrity of the gut barrier leads to infections throughout the body and can lead to septic shock and multi-organ failure. Each year, sepsis affects more than 750,000 Americans and is responsible for more than 210,000 deaths. Up to 50% of all hospital deaths have been linked to sepsis. It is the most expensive reason for hospitalization in the U.S., where in 2011 the U.S. spent more than $55 million each day in direct healthcare costs treating it. Prevention methods are being developed, which include treatments that may help prevent sepsis altogether, or prevent patient deterioration from sepsis to severe sepsis, or from severe sepsis to septic shock. Independent preclinical studies have already found that a lack of cannabinoid receptors leads to increased incidence of multi-organ failure, and that treatment with cannabidiol can lead to a significant reduction of mortality.

Studies have shown that activation of cannabinoid receptors can decrease inflammation, gastric acid secretion, and modulate intestinal motility, which are disrupted in a wide variety of digestive disorders. Internal studies have shown that cannabinoids have direct anticancer and antimicrobial effects, including against cell lines of colorectal cancer and C. difficile. In addition, independent studies have also shown that cannabinoids may have potential to reverse the disordered intestinal permeability that is associated with intestinal inflammation, which may indicate that cannabinoids can promote effective mucosal healing or wound repair following intestinal inflammation and injury.

Cannabinoids for Neuroprotection, and for Treatment of Central and Enteric Nervous System Disorders

Cannabidiol is one of the key cannabinoid constituents of the Cannabis sativa plant and may often account for up to 40% of cannabis extracts. Contrary to THC, which has some therapeutic benefits but also important adverse effects, CBD is not psychoactive. It is well-tolerated and exhibits a broad spectrum of therapeutic properties, which have been studied at both the molecular and clinical level extensively. CBD is often used alone or in combination with other phytocannabinoids, and has noted anti-inflammatory effects, making it useful for neuroinflammatory disorders. Independent studies have already confirmed its effectiveness in treatment of multiple sclerosis in preclinical studies. Based on its anticonvulsant properties, CBD has also been proposed for treatment of epilepsy and sleep disorders. Moreover, CBD may also serve as an antipsychotic making it a promising compound for the treatment of schizophrenia, as well as for treatment of anxiety and depression.

Due to its anti-inflammatory and anti-oxidant properties, CBD has an established neuroprotective role, and therefore may have broad spectrum utility in neurological disorders affecting the central nervous system such as multiple sclerosis, epilepsy, and schizophrenia, including indications such as neonatal ischemia or Huntington’s disease. For the same reasons, CBD and other cannabinoids may also benefit disorders that involve the peripheral nervous system and enteric nervous system, which governs the function of the gastrointestinal tract. Conditions that have been linked to disruption of the peripheral and enteric nervous systems include multiple sclerosis, neuropathic pain, irritable bowel syndrome, and narcotic bowel syndrome, a severe form of opiate-induced abdominal pain.

The therapeutic value of CBD, either given alone or in combination with THC, may be due to it providing neuroprotection through multiple mechanisms of action at the molecular level, making it a rare compound. Its combination of anti-glutamatergic, anti-inflammatory, and anti-oxidant effects cover nearly all aspects of neurotoxicity that are present in neurodegenerative diseases, including inflammatory responses, excitotoxicity, and oxidative injury. The therapeutic properties of CBD do not appear to be exerted by the activation of key known molecular targets of the endocannabinoid systems such as the CB1 or CB2 receptors. CBD has negligible activity at these cannabinoid receptors, and so is likely to exert effects through other mechanisms. In almost all clinical studies performed, CBD has enhanced the effects of THC however, and so at least some of its biological and clinical activity is linked to enhancement of the endocannabinoid and related cellular signaling systems.

Multiple sclerosis (MS) is a chronic autoimmune condition affecting the body’s nervous system and that afflicts more than two million people worldwide, approximately 450,000 in the United States.MS involves degenerative changes characterized by inflammation and demyelination of the central nervous system (CNS). Most people with MS experience relapses and remissions of their symptoms, particularly early in the course of the disease, and symptoms are typically associated with areas of CNS inflammation. Typically over time, the disease will gradually worsen, independent of acute inflammatory attacks, and progressive or degenerative changes occur. People with MS have many debilitating symptoms that vary over time, including muscle spasticity, impaired mobility, mood and cognitive changes, pain and sensory problems, fatigue, visual disturbances, and therefore there is a significant impact on quality of life for patients and their families. MS typically makes it difficult to live an independent and autonomous life, and often young adults that are diagnosed are then faced with needing to adapt their life to an unpredictable disease that requires frequent healthcare visits, extensive laboratory testing, and costly medications. Compared to patients with other chronic diseases, those diagnosed with MS experience limitations in social roles, and have diminished ratings in physical function, health, and vitality.

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Muscle spasticity, or muscle stiffness, is one of the more common symptoms of multiple sclerosis and affects approximately 80 percent of patients. Sales of muscle relaxants that have effects similar to spasticity medications were estimated at roughly $780 million annually from 2000-2007, and were part of the broader market for pain medications that had total annual sales of $17.8 billion annually during this period. Spastic colon is another name for irritable bowel syndrome (IBS), a gastrointestinal disorder that is characterized by abdominal cramping, diarrhea, constipation, and abdominal pain. The term of “spastic colon” refers to the contraction of muscles in the small and large intestines that are often associated with the disorder. IBS has similar symptoms to IBD, but the underlying disease process is quite different. IBD is characterized by inflammatory attack and destruction of the gastrointestinal wall. IBS is typically a gastrointestinal disorder where no apparent cause can be found, and is very common, with up to 25% of the U.S. population reporting symptoms of IBS.

Another condition believed to largely be neurological is narcotic bowel syndrome (NBS), a severe form of opiate-induced abdominal pain. It is believed to be linked to central sensitivity disorders, potentially involving both the enteric and central nervous systems. More than half (58%) of opiate users have reported chronic abdominal pain in independently-conducted clinical studies. NBS is the most severe form of this disorder, where abdominal pain paradoxically increases despite continued administration of narcotics to treat the pain. When undiagnosed, patients or physicians continue to escalate dosages, which temporarily relieves pain, but leads to addiction and also worsens the abdominal pain. Narcotic bowel syndrome has dire consequences for opiate users, as their quality-of-life has been reported to be worse than patients with quadriplegia. The primary management system today for treatment of NBS is a structured opiate withdrawal program involving a wide variety of medications that act on the central nervous system, peripheral nervous system, as well as the gastrointestinal tract. These medications include centrally acting agents for pain, anxiety, depression, and prevention of withdrawal effects, and additional drugs to treat constipation and other GI disorders. Current structured withdrawal or detoxification methods are considered grossly inadequate, as evidenced by independent clinical trials where it has been shown that nearly 50% of patients return to narcotic use within only three months.

Competition

The biotechnology and pharmaceutical industries are highly active and dynamic, where many companies compete with a strong focus on advancing new technologies and developing proprietary products. We believe our product candidates, technology, scientific acumen, facilities, and additional capabilities provide us with a significant and sustainable competitive advantage, but competition exists today, and new competitors may arise from multiple sources, including especially from major pharmaceutical and biotechnology companies, researchers at non-profit institutions, and government-sponsored researchers. Successfully commercialized products must compete not only with existing therapies, but also with new agents that are currently in development or that may become available in the future.

Cannabinoid pharmaceuticals are approved and marketed currently, with more in development, from companies such as GW Pharmaceuticals PLC (“GW Pharma”), Insys Therapeutics Inc. (“Insys”), Zynerba Pharmaceuticals, Inc. (“Zynerba”), and others. GW Pharma is developing botanical extracts including THC, CBD, CBDV, and blends of these compounds, including the current development and marketing of nabiximols, branded as Sativex®, which is approved in more than 20 countries internationally. GW Pharma is also developing cannabidiol, branded as Epidiolex®, for use primarily with epilepsy and rare seizure disorders, and that is being developed in a liquid spray formulation that must be administered multiple times daily. A similar synthetic CBD product is being developed by Insys. Zynerba is developing synthetic forms of THC and CBD, or related prodrugs, which are being developed for use within formulations to be used as a topical gel or transdermal patch, rather than by oral delivery. There is additional competition from companies that supply alternative synthetic cannabinoids, which may influence cannabinoid signaling, as well as from medical marijuana and botanical extracts that are increasingly available to physicians and patients.

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The global market for drugs treating IBD is predicted by Visiongain to reach $9.6 billion in annual revenues in 2017. The main types of drugs used commonly in IBD include anti-inflammatory drugs, drugs that provide symptomatic relief, and also antibiotics. Drugs used in IBD come in different forms, and may be administered in different ways, including orally, through topical treatments, and also through injectables or infusions in order to obtain an immediate response to a severe inflammatory attack. Primary drugs used in treatment of IBD include aminosalicylic acids, corticosteroids, immunosuppressants such as methotrexate, cyclosporine, and tacrolimus, and newer biologics such as infliximab (Remicade®) or adalimumab (Humira®) that target TNF-alpha, a mediator of inflammation. There are a variety of drugs available for treatment of common symptoms such as pain, diarrhea, and constipation. Current drugs that reduce painful abdominal cramps or spasms by relaxing the intestinal muscles are medications such as mebeverine, hyoscine butylbromide, and alverine citrate, which are often recommended for symptomatic relief of IBS but may also be helpful for IBD.

The global market for multiple sclerosis drugs is currently estimated at $17.2 billion in 2014 according to GlobalData, with drugs marketed and in development from major pharmaceutical companies including Biogen, Teva Neuroscience, Genzyme, Novartis, Pfizer, Bayer Healthcare, as well as smaller development-stage pharmaceutical and biotechnology companies. Disease-modifying medications appear to slow down the accumulation of disability, and can reduce the frequency and severity of relapses or clinical attacks, as well as reduce the accumulation of lesions, which is damage to the brain and spinal cord as seen on magnetic resonance imaging scans. None of these currently-marketed medications is a cure or will prevent recurring symptoms of the disease, although agents that effect functional repair of the nervous system are in development by various companies, including Biogen that is developing a first-in-class remyelinating drug that is a monoclonal antibody and is administered intravenously. Muscle spasticity is a common symptom of multiple sclerosis for which there is no cure either, but symptomatic relief can be obtained through use of medications such as baclofen, tizanidine, and through use of less common alternative such as diazepam (Valium®), nerve blocking agents, and botulinum toxin (Botox®).

Government Regulation

Due to our development of pharmaceutical products, we are subject to extensive regulation by the FDA, and other federal, state, and local regulatory agencies. Although most regulation described within this document focuses on the United States, the largest market in the world for pharmaceutical products, we anticipate seeking approval for, and marketing of, our products in other countries as well. Generally, our activities in other countries will be subject to regulation that is similar in nature and scope, although there can be meaningful differences.

The FDA is the main regulatory body that controls pharmaceutical and biologic drugs in the United States and the Federal Food, Drug, and Cosmetic Act (“FDC Act”) governs most of the requirements for the development and marketing of our products. Pharmaceutical products are also subject to other federal, state and local statutes. A failure to comply explicitly with any requirements during the product development, approval, or post-approval periods, may lead to administrative or judicial sanctions. These sanctions could include the imposition by the FDA or an institutional review board, or IRB, of a hold on clinical trials, refusal to approve pending marketing applications or supplements, withdrawal of approval, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, or even civil penalties or criminal prosecution. The FDA also inspects manufacturing facilities periodically in order to ensure adequate compliance with Good Manufacturing Practices (“GMP”), which may require substantial record keeping requirements and equipment maintenance.

Drug Approval Process by the U.S. Food & Drug Administration

The steps required before a new drug may be marketed in the United States generally include: completion of preclinical studies of drug safety and efficacy, as well as chemistry, manufacturing, and controls studies to characterize the production of the drug; submission to the FDA of an Investigational New Drug (“IND”) to support human clinical testing in the United States; approval by an independent research panel before each clinical trial may be initiated; performance of well-controlled clinical trials to establish the safety and efficacy of the drug for each proposed clinical use; submission of an New Drug Application (“NDA”) to the FDA; satisfaction of any periodic reviews or inspections; and FDA review and approval of the NDA. After regulatory approval of a drug is obtained, a company is required to comply with a number of post-approval requirements, which may include ongoing testing, additional clinical trials, and surveillance of the drug’s clinical use in order to continue assess tis overall safety and efficacy profile. In addition, companies with marketed drugs are required to report adverse reactions and manufacturing issues to the FDA, and to comply with requirements concerning advertising and promotional labeling for any of its products.

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The FDA and other federal agencies closely regulate the marketing and promotion of drugs through, among other things, standards and regulations for direct-to-consumer advertising, communications regarding unapproved uses, industry-sponsored scientific and educational activities, and promotional activities conducted online. A pharmaceutical product cannot be commercially marketed before it is approved by the FDA. After approval, product promotion can include only those claims relating to its safety and effectiveness that are consistent with the product labeling approved in advance by the FDA. Physicians and other healthcare providers are permitted to prescribe drugs for “off-label” uses, which deviate from the specific use described on the product labeling, because the FDA does not regulate the practice of medicine. However, FDA regulations impose stringent restrictions on drug manufacturers regarding the ability to market or promote such off-label use.

Beyond seeking approval for a drug through an NDA, applicants may apply for an abbreviated new drug application (“ANDA”), and also through an abbreviated 505(b)(2) application. An ANDA provides for marketing of a generic drug product that has the same active ingredients, same strengths and dosage form, as a listed drug and has been shown through PK testing to be bioequivalent to the listed drug. Other than the requirement for bioequivalence testing, ANDA applicants are generally not required to conduct, or submit results of, preclinical studies or clinical tests to prove the safety or effectiveness of their drug product. 505(b)(2) applications provide for marketing of a drug product that may have the same active ingredients as the listed drug and contains full safety and effectiveness data as an NDA, but at least some of this information comes from studies that were not conducted by or for the applicant. Upon approval, depending on the type of drug approved, and the indication it was approved for, it may receive additional periods of marketing exclusivity during which the FDA cannot approve any alternative versions of the drugs. In addition, the FDA may grant three years of marketing exclusivity for a 505(b)(2) application if the NDA includes reports of clinical studies beyond bioequivalence testing.

Additional special programs are available through acts of the FDA, including use of patent term extensions, which can extend the life of a patent as compensation for lost time during the FDA review and approval process, as well as alternative regulatory paths. This includes the Orphan Drug Act of 1983 and the FDA Safety and Innovation Act of 2012, which for example provides for a Breakthrough Therapy Designation. Through obtaining a Breakthrough Therapy Designation, a Company may be able to obtain accelerated approval for one or more drugs if they meet the qualifying criteria, which includes treatment of a serious or life threatening disease or condition, and having preliminary clinical evidence that the treatment will provide a substantial improvement over existing therapies.

Drug Coverage and Reimbursement by Third-Party Payors

Upon marketing approval, there still remains extensive uncertainty over the ability for any drug to obtain insurance coverage and reimbursement for use of any products from third-party payers within the healthcare system in the United States and internationally. Sales of any products depend upon their acceptance and use by physicians and other healthcare providers, but also their availability from wholesalers and agreement to provide reimbursement from third-party payers, including private health insurance firms, managed care providers, and government health administrative agencies. Any or all of these groups may limit coverage to specific drug products on an approved list, or formulary, which might not include all of the FDA approved drugs for a particular indication. In addition, third-party payers are increasingly challenging the price and examining the medical necessity and cost-effectiveness of medical products and services, in addition to their safety and efficacy.

Alternative pricing and drug reimbursement mechanisms exist in other countries. Some jurisdictions may not allow marketing of a drug until market prices have been established. To obtain reimbursement or pricing approval, some of these countries may require the completion of clinical trials that compare the cost-effectiveness of a particular product candidate to currently available therapies. Countries of the European Union are permitted to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use.

The marketability of any products for which we receive regulatory approval for commercial sale may suffer if the government and third-party payers fail to provide adequate coverage and reimbursement. In addition, an increasing emphasis on managed care in the United States has increased and will continue to increase the pressure on providing cost-effective pharmaceutical treatments. Coverage policies and third-party reimbursement rates may change at any time.

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Controlled Substance Regulations

We are developing and performing research on compounds that have been classified as “controlled substances” within the Controlled Substances Act, and that are monitored in the United States by the Drug Enforcement Administration (“DEA”). The DEA actively monitors and helps establish procedures that are in accordance with the Controlled Substances Act, and this involves a company having to register itself, and to adhere to certain reporting and security practices in order to prevent and mitigate any loss or mishandling of controlled substances used on the premises. The State of California has similar requirements, and we must maintain registration with a panel with disclosure of planned studies and our practices in order to conduct our operations.

The DEA regulates controlled substances using different schedules, where Schedule I substances by definition have high potential for abuse, no currently accepted medical use in the United States and lack accepted safety for use under medical supervision. Schedule I and Schedule II substances are considered to present the highest risk of abuse, and Schedule V substances the lowest risk. THC, CBD, and purified synthetic forms are listed by the DEA as Schedule I substances, although some FDA-approved pharmaceutical versions of these products are now listed as Schedule III substances.

A quota system controls and limits the availability and production of controlled substances in Schedule I or II. This includes manufacturing of pharmaceutical products. The DEA establishes annually an aggregate quota for how much product may be produced in the United States based on the DEA’s estimate of the quantity needed to meet legitimate scientific and medicinal needs. This limited aggregate amount is allocated among individual companies, who must submit applications annually to the DEA for individual manufacturing and procurement quotas.

DEA registration is required for any facility that performs research, manufactures, distributes, dispenses, imports or exports any controlled substance. The registration is specific to the particular location, activity and controlled substance schedule. The DEA typically inspects facilities to review the premises in advance of issuing a formal registration, in order to assess the adequacy of their security and internal controls. Security measures differ based on the specific type of application and controlled substance, but generally include physical control of inventory, surveillance cameras, and ensuring there is no diversion or loss of material through record-keeping and inventory monitoring. Reports must be provided to the DEA on the use of materials, as well as immediate reports of theft, loss, or suspicious activity.

Research and Development

During the fiscal years ended March 31, 2017 and 2016, we incurred $893,960 and $613,119 in expenses that were allocated to research and development activities.

Intellectual Property

In September 2015, October 2015 and July 2016, we filed three U.S. patent applications, titled “Cannabinoid Glycoside Prodrugs and Methods of Synthesis”, including an initial filing and two expanded filings. In September 2016, we filed an international Patent Cooperation Treaty (“PCT”) patent application covering these applications, which describe more than 25 cannabinoid glycoside prodrugs, or cannabosides, which are designed to overcome the deficiencies of existing cannabinoid pharmaceuticals. The patent applications include, but are not limited to, prodrugs of delta-9-tetrahydrocannabinol, the primary psychoactive component of medical marijuana, as well as the non-psychotropic compounds cannabidiol and cannabidivarin. The patent application also includes description of its glycosylation platform, which enables the efficient manufacture through of cannabosides and other glycosylated small molecule compounds through enzymatic biosynthesis.

In June 2015, we filed a U.S. patent application titled “Method for Production and Recycling of UDPG”, which describes methods for recycling and economical production of a key cofactor necessary for biotransformation of steviol and cannabinoids through glycosylation. We previously licensed rights to a U.S. patent application titled, “Compositions and methods for producing steviol and steviol glycosides”, which was related to microbial production of stevia, and terminated this license in May 2016 in favor of pursuing internally developed methods.

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In March 2016, we were assigned rights to a U.S. provisional patent application titled “Methods for Treatment of Multiple Sclerosis and Demyelinating Disorders” from the Myelin Repair Foundation, which described methods for treating multiple sclerosis and other demyelinating diseases through use of FDA-approved drugs that can be repurposed for their utility in effecting remeylination, a form of nervous system repair or regeneration. In March 2017, we converted this patent application to an international PCT patent application focused on use of TRPV1 agonists for treatment of demyelinating disorders. These drugs along with others including our cannabinoid glycoside prodrugs may be administered in oral or injectable forms.

In May 2017, we filed a U.S. patent application titled “Antimicrobial Compositions Comprising Cannabinoids and Methods of Using,” which described compositions and methods of use involving cannabinoids that are able to provide antimicrobial activity including against Clostridium difficile and methicillin-resistant Staphylococcus aureus (MRSA) infections.

Our internally developed patents now include multiple non-provisional international PCT patent applications covering novel compositions of matter for cannabinoid prodrugs known as cannabosides, compositions and methods of use for cannabinoids to treat microbial infections, methods for biosynthesis and medical applications of cannabinoid prodrugs, biosynthesis methods for steviol glycosides, and methods for efficient biosynthesis through glycosylation. If successful in prosecuting patent claims, we would obtain patent protection through 2035 or beyond, and which may be extended through patent term adjustments.

Employees

As of January 18, 2018, we had seven full-time employees, including five dedicated to research and development. We also utilize the services of a network of consultants that contribute on a part-time basis, which gives us access to additional scientists, and engineers that focus on research and development activities. We expect to increase the number of our employees and contractors as we expand our operations, and the number of employees dedicated to marketing, and sales support as we begin to commercialize additional products and intensify our sales efforts.

General Information

We maintain a corporate website at www.vitality.bio. Information contained on our website is not incorporated by reference in this prospectus. We file reports with the Securities and Exchange Commission (“SEC”) and make available, free of charge, on or through our website, our annual reports, quarterly reports, current reports, proxy and information statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Properties

We currently lease office and laboratory space at 5225 Carlson Rd., Yuba City, California 95993. Our current lease agreement for that space, which supersedes and replaces the commercial lease agreement we previously entered for space at the same location, expires on May 1, 2020 and our rent payments thereunder are $2,600 per month.

We believe that our current facilities will be adequate for our needs for the next 6 months, although we may lease additional property for additional research and development space.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Set forth below is certain information regarding our directors and executive officers as of March 31, 2017:

Name	Position	Age	Director/Executive Officer Since
Dr. Avtar Dhillon (2)(3)(4)	Chairman of the Board of Directors	55	August 2011
Dr. Anthony Maida III (1)(2)(3)	Director	65	March 2012
Robert Brooke (5)	Chief Executive Officer and Director	37	January 2012

(1) Member of Audit Committee

(2) Member of Compensation Committee

(3) Member of Nominating and Corporate Governance Committee

(4) Member of Financing Committee

(5) Currently serves as our only executive officer.

Business Experience

The following is a brief account of the education and business experience of our current directors and executive officers:

Dr. Avtar Dhillon has served as the Chairman of our Board of Directors since January 31, 2012 and has served as a director since August 17, 2011. Dr. Dhillon also served as our Interim Principal Executive and Financial Officer from August 17, 2011 until January 31, 2012. Dr. Dhillon has served as Chairman of the Board of Directors of OncoSec Medical Incorporated (NASDAQ: ONCS) since March 2011, and of Arch Therapeutics since April 2013, after serving as a director since May 2011. Dr. Dhillon served as President and Chief Executive Officer of Inovio Pharmaceuticals, Inc. (formerly Inovio Biomedical Corporation) (NASDAQ: INO) from October 2001 to June 2009, as President and Chairman of Inovio from June 2009 until October 2009, as Executive Chairman from October 2009 until August 2011, and as Chairman from September 2011. During his tenure at Inovio, Dr. Dhillon led the successful turnaround of the company through a restructuring, acquisition of technology from several European and North American companies, and a merger with VGX Pharmaceuticals to develop a vertically integrated DNA vaccine development company. Dr. Dhillon led multiple successful financings for Inovio and concluded several licensing deals that included multinational companies, Merck and Wyeth (now Pfizer). Prior to joining Inovio, Dr. Dhillon held roles of increasing responsibility with MDS Capital Corp. (now Lumira Capital Corp.), one of North America’s leading healthcare venture capital organizations, from August 1998 until September 2001. In July 1989, Dr. Dhillon started a medical clinic and subsequently practiced family medicine for over 12 years until September 2001. Dr. Dhillon has been instrumental in successfully turning around struggling companies and influential as an active member in the biotech community. From March 1997 to July 1998, Dr. Dhillon was a consultant to CardiomePharma Corp. (“Cardiome”), a biotechnology company listed on the Toronto Stock Exchange and NASDAQ. While at Cardiome, Dr. Dhillon led a turnaround based on three pivotal financings, establishing a clinical development strategy, and procuring a new management team. In his role as a founder and board member of companies, Dr. Dhillon has been involved in several early stage healthcare focused companies listed on the Toronto Stock Exchange and TSX Venture Exchange, which have successfully matured through advances in their development pipeline and subsequent merger and acquisition transactions. He was a founding board member in February 2004 of Protox Therapeutics, Inc. (“Protox”), now a publicly traded specialty pharmaceutical company known as Sophiris Bio Inc. Dr. Dhillon maintained his board position at Protox until the execution of a financing with Warburg Pincus in November 2010. Dr. Dhillon currently sits on the Board of Directors of BC Advantage Funds, a venture capital corporation in British Columbia, and has held this role since November 2003. Dr. Dhillon brings extensive experience in biotechnology companies to our Board of Directors, as well as significant experience with obtaining financing and pursuing and completing strategic transactions. He has valuable experience serving on the Board of Directors of other publicly traded and privately held companies.

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Dr. Anthony Maida, III joined our Board of Directors in March 2012. Dr. Maida has served on the Board of Directors of OncoSec Medical Incorporated since June 2011 and currently serves as the Chair of its Audit Committee and as a member of its Nominating and Corporate Governance Committee. Dr. Maida has served on the Board of Directors of Spectrum Pharmaceuticals, Inc. (NASDAQ GS: SPPI) since December 2003 and currently serves as the Chair of its Audit Committee and a member of its Compensation Committee, Placement Committee, Nominating and Corporate Governance Committee and Product Acquisition Committee. He is currently Senior Vice President – Clinical Research (from June 2011) at Northwest Biotherapeutics, Inc., a company focused on the development of therapeutic DC cell based vaccines to treat patients with cancer. Dr. Maida serves as Principal of Anthony Maida Consulting International (since September 1999), providing consulting services to large and small biopharmaceutical firms in the clinical development of oncology products and product acquisitions and to venture capital firms evaluating life science investment opportunities. Recently Dr. Maida was Vice President of Clinical Research and General Manager, Oncology, world-wide (from August 2010 to June 2011) for PharmaNet, Inc. He served as the President and Chief Executive Officer of Replicon NeuroTherapeutics, Inc., a biopharmaceutical company focused on the therapy of patients with tumors (both primary and metastatic) of the central nervous system, where he successfully raised financing from both venture capital and strategic investors and was responsible for all financial and operational aspects of the company, from June 2001 to July 2003. He was also President (from December 2000 to December 2001) of CancerVax Corporation, a biotechnology company dedicated to the treatment of cancer. Dr. Maida also served as Vice President of Finance for Lockheed DataPlan, a subsidiary of Lockheed Corporation and Senior Control for Lockheed Missiles and Space, MSD. He has been a speaker at industry conferences and is a member of the American Society of Clinical Oncology, the American Association for Cancer Research, the Society of Neuro-Oncology, the American Chemical Society and the International Society for Biological Therapy of Cancer. Dr. Maida received a B.A. in History from Santa Clara University in 1975, a B.A. in Biology from San Jose State University in 1977, an M.B.A. from Santa Clara University in 1978, an M.A. in Toxicology from San Jose State University in 1986 and a Ph.D. in Immunology from the University of California, Davis, in 2010. We believe that his financial and operational experience in our industry will provide important resources to our Board.

Robert Brooke has served as a director and our Chief Executive Officer since January 31, 2012, and previously served as our Vice President of Business Development beginning in October 2011. Mr. Brooke was a founder of Genesis Biopharma, Inc., a cancer drug development company now known as Iovance Biotherapeutics (NASDAQ: IOVA), where he served as Director, President and Chief Executive Officer from March 2010 until February 2011. Mr. Brooke is a co-founder of Intervene Immune, Inc., a privately held biotechnology company focused on immune regeneration, and since March 2014 has served on a limited part-time basis as Chief Executive Officer. Mr. Brooke was the founder of Percipio Biosciences, Inc., a privately held research diagnostics company that manufactures and distributes products related to oxidative stress research, and served as its President, on a limited part-time basis, from 2008 until its assets were acquired in June 2013. From 2004 to 2008, he was an analyst with Bristol Capital Advisors, LLC, investment manager to Bristol Investment Fund, Ltd. (“Bristol”). During this period, Bristol financed over 60 public healthcare and life science companies and was listed by The PIPEs Report in 2005 as being the most active investor in private placements by public biotechnology companies. Mr. Brooke earned a B.S. in Electrical Engineering from Georgia Tech in 2003 and a M.S. in Biomedical Engineering from UCLA in 2005. Mr. Brooke provides our Board of Directors with public and private capital raising experience, as well as experience in leading early stage biotechnology companies.

Term of Office

In accordance with our Bylaws, our directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until their earlier death, resignation or removal.

Committees of the Board of Directors

On August 24, 2012, our Board of Directors established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Finance Committee, each of which has the composition and responsibilities described below.

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Audit Committee

The Audit Committee of our Board of Directors consists of only Dr. Maida, who serves as Chairman. Our Board of Directors has determined that the sole member of our Audit Committee is independent within the meaning of applicable SEC rules and Nasdaq Listing Rules, and has determined that Dr. Maida is an audit committee financial expert, as such term is defined in the rules and regulations of the SEC, and is financially sophisticated within the meaning of the Nasdaq Listing Rules. The Audit Committee has oversight responsibilities regarding, among other things: the preparation of our financial statements and our financial reporting and disclosure processes; the administration, maintenance and review of our system of internal controls regarding accounting compliance; our practices and processes relating to internal audits of our financial statements; the appointment of our independent registered public accounting firm and the review of its qualifications and independence; the review of reports, written statements and letters from our independent registered public accounting firm; and our compliance with legal and regulatory requirements in connection with the foregoing. Our Board of Directors has adopted a written charter for our audit committee, which is available on our website, www.vitality.bio.

Compensation Committee

The Compensation Committee of our Board of Directors consists of Dr. Dhillon and Dr. Maida, with Dr. Dhillon serving as Chairman. Our Board of Directors has also determined that Dr. Maida is independent within the meaning of applicable Nasdaq Listing Rules. The duties of our Compensation Committee include, without limitation: reviewing, approving and administering compensation programs and arrangements to ensure that they are effective in attracting and retaining key employees and reinforcing business strategies and objectives; determining the objectives of our executive officer compensation programs and the specific objectives relating to CEO compensation, including evaluating the performance of the CEO in light of those objectives; approving the compensation of our other executive officers and our directors; administering our as-in-effect incentive-compensation and equity-based plans; and producing an annual report on executive officer compensation for inclusion in our proxy statement, when required and in accordance with applicable rules and regulations. Our Board of Directors has adopted a written charter for our compensation committee, which is available on our website, www.vitality.bio.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board of Directors consists of Dr. Dhillon and Dr. Maida, with Dr. Dhillon serving as Chairman. Our Board of Directors has also determined that Dr. Maida is independent within the meaning of applicable Nasdaq Listing Rules. The responsibilities of the Nominating and Corporate Governance Committee include, without limitation: assisting in the identification of nominees for election to our Board of Directors, consistent with approved qualifications and criteria; determining the composition of the Board of Directors and its committees; recommending to the Board of Directors the director nominees for the annual meeting of stockholders; establishing and monitoring a process of assessing the effectiveness of the Board of Directors; developing and overseeing a set of corporate governance guidelines and procedures; and overseeing the evaluation of our directors and executive officers. Our Board of Directors has adopted a written charter for our nominating and corporate governance committee, which is available on our website, www.vitality.bio.

Financing Committee

Dr. Avtar Dhillon is the Chairman and sole member of our Financing Committee. The Financing Committee does not currently have a charter. The Financing Committee has responsibilities relating to our efforts to obtain adequate funding to finance our development programs and operations.

Family Relationships

No family relationships exist between any of the directors or executive officers of the Company.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in each of the fiscal years ended March 31, 2017 and March 31, 2016 for (i) our current principal executive and financial officer, and (ii) our next most highly compensated executive officer other than our principal executive officer and principal financial officer serving as an executive officer at the end of our 2017 fiscal year and whose total compensation exceeded $100,000 in our 2017 fiscal year (of which there were none).

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Summary Compensation Table

Name	Fiscal Year	Salary ($)	Stock Awards (non-cash)		Total ($)

Robert Brooke, Chief Executive Officer (principal executive and financial officer)	2017	150,000	184,940	(1)	334,940
	2016	150,000	-		150,000

(1) Includes amortization of an option to purchase 415,000 shares of common stock a grant of 510,585 shares of restricted commons stock both granted in July 2016.

Employment Agreements

On January 31, 2012, our Board of Directors appointed Robert Brooke as our Chief Executive Officer, Secretary, Treasurer, and director. On January 31, 2012, we entered into an Executive Employment Agreement with Mr. Brooke. Under the agreement, Mr. Brooke received an initial annual base salary of $100,000 and is eligible to participate in the benefits made generally available to similarly-situated executives. His annual base salary increased to $125,000 in March 2013 and to $150,000 in July 2013. The agreement further provides that if Mr. Brooke is terminated other than for cause, death or disability, he is entitled to receive severance payments equal to six months of his base salary. If Mr. Brooke terminates his employment with us with good reason following a change of control, Mr. Brooke is entitled to receive severance payments equal to 12 months of his base salary. Severance payments will be reduced by any remuneration paid to Mr. Brooke because of Mr. Brooke’s employment or self-employment during the applicable severance period. The Executive Employment Agreement had an initial term of two years.

Under the Executive Employment Agreement, termination for “good reason” means a termination by Mr. Brooke following the occurrence of any of the following events without Mr. Brooke’s consent within six months of a change of control: (a) a change in Mr. Brooke’s position that materially reduces his level of responsibility; (b) a material reduction in Mr. Brooke’s base salary, except for reductions that are comparable to reductions generally applicable to similarly situated executives of the Company; and (c) relocation of Mr. Brooke’s principal place of employment more than 25 miles. The term “change of control” is defined as a change in ownership or control of the Company effected through a merger, consolidation or acquisition by any person or related group of persons (other than an acquisition by the Company, a Company-sponsored employee benefit plan or by a person or persons that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities possessing more than 50% of the total combined voting power of the outstanding securities of the Company.

Outstanding Equity Awards at Fiscal Year-End

As of March 31, 2017, 1) Dr. Dhillon held an option to purchase 50,000 shares of common stock, which vested and became exercisable in full on April 1, 2012, and an option to purchase 40,000 shares of common stock, 10,000 of which vested and became fully exercisable on each of November 21, 2015, May 21, 2016, November 21, 2016 and May 21, 2017; 2) Dr. Maida held an option to purchase 10,000 shares of common stock, 2,500 of which vested and became fully exercisable on each of November 21, 2015, May 21, 2016, November 21, 2016 and May 21, 2017, and an option to purchase 92,559 shares of common stock, 23,140 of which vested and became fully exercisable on January 1, 2017, and 23,140 of which will vest on each of July 1, 2017 and January 1, 2018, and 23,139 of which will vest on July 1, 2018. ; and 3) Mr. Brooke held an option to purchase 40,000 shares of common stock, 10,000 of which vested and became fully exercisable on each of November 21, 2015, May 21, 2016, November 21, 2016 and May 21, 2017. and an option to purchase 415,000 shares of common stock, 103,750 of which vested and became fully exercisable on January 1, 2017, and 103,750 of which will vest on each of July 1, 2017 and January 1, 2018, and 23,139 of which will vest on July 1, 2018.

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Compensation of Directors

We have no formal plan for compensating our directors for service in their capacities as director, although directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors.

Dr. Dhillon and Dr. Maida served as our non-employee directors during the fiscal year ended March 31, 2017. Dr. Avtar Dhillon, the Chairman of our Board of Directors and of several of our board committees, received total cash compensation of $110,000 for such services during our fiscal year ended March 31, 2017, and Dr. Maida received $30,000 total cash compensation for his services as a director during our fiscal year ended March 31, 2017.

Director Compensation Table

The following table shows compensation paid to our non-employee directors during the fiscal year ended March 31, 2017:

Name	Fees earned or paid in cash	Stock awards (non-cash)(1)	All other compensation	Total

Dr. Avtar Dhillon (1)	$110,000	$198,340	$-	$308,340

Dr. Anthony Maida (1)	$30,000	$16,622	$-	$46,226

(1)	As of March 31, 2017, the aggregate number of stock and option awards held by each of our non-employee directors was as follows: (i) Dr. Avtar Dhillon held a stock award of 925,585 shares of our common stock and option awards to purchase 90,000 shares of our common stock, and (ii) Dr. Anthony Maida, III, held a stock award of 10,000 shares of our common stock and option awards to purchase 102,559 shares of our common stock.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

On April 23, 2012, we entered into a lease agreement with One World Ranches LLC pursuant to which we lease from One World Ranches LLC certain office and laboratory space located at the address of our principal executive offices. That lease agreement commenced on May 1, 2012, was extended from May 1, 2017 to May 1, 2020. Our rent payments thereunder were $2,300 per month until May 1, 2017 and increased to $2,600 per month on May 1, 2017.

One World Ranches LLC is jointly-owned by Dr. Avtar Dhillon, the Chairman of our Board of Directors, and his wife, Diljit Bains. The lease agreement was approved by our Board of Directors while Dr. Avtar Dhillon abstained from voting.

On August 18, 2012, we entered into a lease agreement with Sacramento Valley Real Estate, which is jointly-owned by Dr. Avtar Dhillon, the Chairman of our Board of Directors, and his wife, Diljit Bains, pursuant to which we agreed to lease space located at 33-800 Clark Avenue, Yuba City, California. The month-to-month lease began on August 20, 2012 and was terminated on May 31, 2015. Our rent payment was $1,000 per month. On August 22, 2012, we paid $1,000 as a refundable security deposit under this lease.

On May 16, 2014, the Company entered into an Asset Purchase Agreement with Percipio to purchase certain assets of Percipio for $50,000. The Company’s Chief Executive Officer, Robert Brooke, owned 20% of Percipio. At March 31, 2016, $11,950 of the purchase price remains unpaid and is included in accounts payable on the accompanying balance sheet.

Except as described above, during the fiscal years ended March 31, 2016 and 2017, and through the filing of this annual report, there have been no transactions, and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest.

Director Independence

Our Board of Directors has determined that Dr. Anthony Maida would qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). Mr. Robert Brooke would not qualify as “independent” because he currently serves as our Chief Executive Officer. Dr. Dhillon also would not qualify as “independent” under applicable Nasdaq Listing Rules.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, beneficially owns more than 5% of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our current executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, the address of each person named in the table is: c/o Vitality Biopharma, Inc., 1901 Avenue of the Stars, 2nd Floor, Los Angeles, California 90067. Shares of our common stock subject to options, warrants, convertible notes or other rights currently exercisable or exercisable within 60 days after January 18, 2018, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants, convertible notes or other rights, but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Percentage ownership is based on a total of 24,200,147 shares of our common stock issued and outstanding on January 18, 2018.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
Directors and Named Executive Officers:
Dr. Avtar Dhillon (2)	1,680,585	6.9%
Dr. Anthony Maida, III (3)	152,559	*
Robert Brooke (4)	1,372,835	5.7%
Current Directors and Executive Officers as a Group (3 persons)	3,205,979	13.2%

*Less than 1%

(1)

Based on 24,200,147 shares of our common stock issued and outstanding as of January 18, 2018. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	Includes an option to purchase 50,000 shares of common stock, which vested and became exercisable in full on April 1, 2012, an option to purchase 40,000 shares of common stock, 10,000 of which vested and became fully exercisable on each of November 21, 2015, May 21, 2016, November 21, 2016 and May 21, 2017, an option to purchase 50,000 shares of common stock, 25,000 of which vest on each of June 27, 2018 and December 28, 2018, and two grants of a total of 1,025,585 shares of restricted common stock, all of which will vest on January 1, 2019.

(3)	Includes 10,000 shares of restricted common stock granted to Dr. Maida on July 30, 2012, 3,334 of which vested on January 1, 2013, and 3,333 on each of January 1, 2014 and January 1, 2015, an option to purchase 10,000 shares of common stock, 2,500 of which vested and became fully exercisable on each of November 21, 2015, May 21, 2016, November 21, 2016 and May 21, 2017, an option to purchase 92,559 shares of common stock, 23,140 of which vested and became fully exercisable on January 1, 2017, and 23,140 of which will vest on each of July 1, 2017 and January 1, 2018, and 23,139 of which will vest on July 1, 2018, and an option to purchase 40,000 shares of common stock, 20,000 of which vest on each of June 27, 2018 and December 28, 2018.

(4)	Includes an option to purchase 40,000 shares of common stock, 10,000 of which vested and became fully exercisable on each of November 21, 2015, May 21, 2016, November 21, 2016 and May 21, 2017, an option to purchase 415,000 shares of common stock, 103,750 of which vested and became fully exercisable on January 1, 2017, and 103,750 of which will vest on each of July 1, 2017, January 1, 2018, and July 1, 2018, an option to purchase 50,000 shares of common stock, 12,500 of which vest on each of June 27, 2018, December 28, 2018, June 27, 2019 and December 27, 2019, and two grants of a total of 610,585 shares of restricted commons stock, all of which will vest on January 1, 2019.

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LEGAL MATTERS

Greenberg Traurig, LLP, Sacramento, California, will pass upon the validity of the issuance of the securities offered by this prospectus.

EXPERTS

Our financial statements for the years ended March 31, 2017 and 2016, included in this prospectus and registration statement have been audited by Weinberg & Company, P.A., independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC, which are available free of charge. The address of the website is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock and warrants being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference room and website referred to above.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Vitality Biopharma, Inc.

Los Angeles, California

We have audited the accompanying balance sheets of Vitality Biopharma, Inc., (the “Company”) as of March 31, 2017 and 2016, and the related statements of operations, stockholders’ equity (deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced recurring operating losses and negative operating cash flows since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that might result from the outcome of this uncertainty.

/s/ Weinberg & Company, P.A.
Los Angeles, California
June 28, 2017

F-2

VITALITY BIOPHARMA, INC.

BALANCE SHEETS

	March 31, 2017	March 31, 2016
Assets

Current Assets
Cash	$1,152,766	$95,433
Accounts receivable, net	19,198	30,396
Inventory	-	6,470
Prepaid expenses	3,058	2,500

Total Assets	$1,175,022	$134,799

Liabilities and Stockholders’ Equity (Deficiency)

Current Liabilities
Accounts payable and accrued liabilities	$373,696	$215,562
Accrued compensation – officers and directors	151,667	29,375
Accounts payable - related party	34,500	6,900
Derivative liability	240,791	401,127

Total liabilities	800,654	652,964

Stockholders’ Equity (Deficiency)
Common stock, par value $0.001 per share; 1,000,000,000 shares authorized; 22,215,180 and 7,911,708 shares issued and outstanding, respectively	22,214	7,912
Common stock issuable, 999,700 shares	-	99,970
Additional paid-in-capital	18,088,093	11,890,512
Accumulated deficit	(17,735,939)	(12,516,559)
Total stockholders’ equity (deficiency)	374,368	(518,165)
Total liabilities and stockholders’ equity (deficiency)	$1,175,022	$134,799

The accompanying notes are an integral part of these financial statements

F-3

VITALITY BIOPHARMA, INC.

STATEMENTS OF OPERATIONS

	Year Ended March 31,
	2017	2016

Revenues	$163,363	$248,348
Cost of goods sold	108,255	149,478
Gross profit	55,108	98,870

Operating Expenses:
General and Administrative	2,605,097	2,196,922
Rent - related party	27,600	30,600
Research and development	893,960	613,119
Total Operating Expenses	3,526,657	2,840,641

Loss from operations	(3,471,549)	(2,741,771)

Other income (expenses)
Interest expense	(1,010)	(363)
Change in fair value of derivative liability	(1,746,821)	2,600,809
Total other income (expense)	(1,747,831)	2,600,446

Net loss	$(5,219,380)	$(141,325)

Net loss per share - Basic and diluted	$(0.38)	$(0.02)
Weighted average number of common shares outstanding, basic and diluted	13,591,137	7,541,983

The accompanying notes are an integral part of these financial statements

F-4

VITALITY BIOPHARMA, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

YEARS ENDED MARCH 31, 2017 and 2016

	Common Stock		Additional Paid-in-	Accumulated	Common stock,
	Shares	Amount	Capital	Deficit	issuable	Total
Balance, April 1, 2015	7,296,892	$7,297	$11,288,637	$(12,375,234)	$-	$(1,079,300)

Amortization of common stock issued to employees with vesting terms	-	-	161,936	-	-	161,936
Common stock issued for services	114,816	115	275,885	-	-	276,000
Fair value of vested stock options	-	-	286,248	-	-	286,248
Fair value of vested warrants granted to employees	-	-	182,072	-	-	182,072
Issuance of stock and warrants	500,000	500	(403,577)	-	-	(403,077)
Extinguishment of derivative liability	-	-	99,311	-	-	99,311
Common Stock issuable, 9,997,000 shares	-	-	-	-	99,970	99,970
Net Loss	-	-	-	(141,325)	-	(141,325)

Balance, March 31, 2016	7,911,708	7,912	11,890,512	(12,516,559)	99,970	(518,165)

Issuance of stock and warrants	4,150,000	4,150	1,760,850	-	(99,970)	1,665,030
Common stock issued for services	552,500	552	658,549	-	-	659,101
Shares issued upon warrant exercises	8,189,262	8,189	768,811	-	-	777,000
Amortization of common stock issued to employees with vesting terms	1,436,170	1,436	339,814	-	-	341,250
Fair value of vested stock options	-	-	762,374	-	-	762,374
Extinguishment of derivative liability	-	-	1,907,158	-	-	1,907,158

Cancellation of unvested restricted stock	(25,000)	(25)	25	-	-	-
Adjustment to common stock in conjunction with reverse split	540	-	-	-	-	-
Net Loss	-	-	-	(5,219,380)		(5,219,380)

Balance, March 31, 2017	22,215,180	$22,214	$18,088,093	$(17,735,939)	-	$374,368

The accompanying notes are an integral part of these financial statements.

F-5

VITALITY BIOPHARMA, INC.

STATEMENTS OF CASH FLOWS

	Years Ended March 31,
	2017	2016
Operating activities
Net loss	$(5,219,380)	$(141,325)
Adjustments to reconcile net loss to net cash used in operating activities:
Fair value of vested stock options	762,374	286,248
Fair value of vested common stock issued to employees	341,250	161,936
Fair value of vested warrants granted to employees	-	182,072
Fair value of common stock issued for services	659,101	276,000
Change in fair value of derivative liability	1,746,821	(2,600,809)
Changes in assets and liabilities:
Accrued compensation – officers and directors	122,292	29,375
Accounts receivable	11,199	31,199
Inventory	6,470	2,008
Prepaid expense	(558)	-
Accounts payable - related party	27,600	5,900
Accounts payable and accrued liabilities	158,134	81,555
Net Cash Used in Operating Activities	(1,384,697)	(1,685,841)

Financing activities
Proceeds from exercise of warrants, net	777,000	-
Proceeds from Common Stock issuable	-	99,970
Proceeds from sale of common stock and warrants, net	1,665,030	1,291,574
Net Cash Provided by Financing Activities	2,442,030	1,391,544

Net increase (decrease) in cash	1,057,333	(294,297)
Cash - Beginning of Period	95,433	389,730

Cash - End of Period	$1,152,766	$95,433
Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Non-Cash Investing and Financing Activities:
Fair value of warrants issued with common stock, recorded as derivative liability	$-	$1,694,651
Extinguishment of derivative liability	$1,907,158	99,311

The accompanying notes are an integral part of these financial statements.

F-6

VITALITY BIOPHARMA, INC.

NOTES TO FINANCIAL STATEMENTS FOR THE

YEARS ENDED MARCH 31, 2017 AND 2016

1. BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Vitality Biopharma, Inc. (the “Company”, “we”, “us” or “our”), was incorporated in the State of Nevada on June 29, 2007. The Company’s fiscal year end is March 31.

In 2015, the Company developed a new class of cannabinoids known as cannabosides, which were discovered through application of the Company’s proprietary enzymatic bioprocessing technologies originally developed for stevia sweeteners. In 2016, the Company received approvals from the U.S. Drug Enforcement Administration (the “DEA”) and the State of California to initiate studies and manufacturing scale-up at its research and development facilities in order to develop cannabosides.

In May 2016, we received shareholder and board approval for a name change to Vitality Biopharma, Inc., an exchange of one (1) share of the Company’s common stock for each 10 shares of common stock outstanding or exercisable under any outstanding warrants or option agreements, and an increase in the number of shares of authorized common stock from 525,000,000 to 1,000,000,000. These corporate changes became effective on July 20, 2016. All share and per share information contained in these financial statements has been adjusted to reflect these changes as if it had occurred in the earliest period presented.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the year ended March 31, 2017, the Company incurred a net loss of $5,219,380 and used cash in operating activities of $1,384,697. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

The ability to continue as a going concern is dependent on the Company attaining and maintaining profitable operations in the future and/or raising additional capital to meet its obligations and repay its liabilities arising from normal business operations when they come due. We estimate as of March 31, 2017 we will have sufficient funds to operate the business for the next 9 months. We will require additional financing to fund our planned future operations, including the continuation of our ongoing research and development efforts, seeking to license or acquire new assets, and researching and developing any potential patents and any further intellectual property that we may acquire. Further, these estimates could differ if we encounter unanticipated difficulties, in which case our current funds may not be sufficient to operate our business for that period. In addition, our estimates of the amount of cash necessary to operate our business may prove to be wrong, and we could spend our available financial resources much faster than we currently expect.

We do not have any firm commitments for future capital. Significant additional financing will be required to fund our planned principal operations in the near term and in future periods, including research and development activities relating to stevia extract production, developing and seeking regulatory approval for any of our stevia product candidates, commercializing any product candidate for which we are able to obtain regulatory approval or certification, seeking to license or acquire new assets or businesses, and maintaining our intellectual property rights and pursuing rights to new technologies. We do not presently have, nor do we expect in the near future to have, significant revenue to fund our business from our operations, and will need to obtain most of our necessary funding from external sources in the near term. Since inception, the Company has experienced recurring operating losses and negative operating cash flows, and we have funded our operations primarily through equity and debt financings, and we expect to continue to rely on these sources of capital in the future. However, if we raise additional funds by issuing equity or convertible debt securities, our existing stockholders’ ownership will be diluted, and obtaining commercial loans would increase our liabilities and future cash commitments. If we pursue capital through alternative sources, such as collaborations or other similar arrangements, we may be forced to relinquish rights to our proprietary technology or other intellectual property and could result in our receipt of only a portion of any revenue that may be generated from a partnered product or business. Further, these or other sources of capital may not be available on commercially reasonable or acceptable terms when needed, or at all. If we cannot raise the money that we need in order to continue to develop our business, we will be forced to delay, scale back or eliminate some or all of our proposed operations. If any of these were to occur, there is a substantial risk that our business would fail and our stockholders could lose all of their investment.

F-7

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. The more significant estimates and assumptions by management include, among others, reserves for accounts receivable, the fair value of equity instruments issued for services, and assumptions used in the valuation of derivative liabilities and the valuation allowance for deferred tax assets.

Revenues

Revenue is measured at the fair value of the consideration received or receivable and represents amounts receivable for products and/or services that have been delivered in the normal course of business, title has passed, the selling price is both fixed and determinable, and collectability is reasonably assured, all of which generally occurs upon shipment of the Company’s product or delivery of the product to the destination specified by the customer.

The Company determines whether delivery has occurred based on when title transfers and the risks and rewards of ownership have transferred to the buyer, which usually occurs when the Company ships the products. The Company regularly reviews its customers’ financial positions to ensure that collectability is reasonably assured. Except for warranties, the Company has no post-sales obligations.

Accounts Receivable

The Company evaluates the collectability of its trade accounts receivable based on a number of factors. In circumstances where the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, a specific reserve for bad debts is estimated and recorded, which reduces the recognized receivable to the estimated amount the Company believes will ultimately be collected. In addition to specific customer identification of potential bad debts, bad debt charges are recorded based on the Company’s historical losses and an overall assessment of past due trade accounts receivable outstanding.

The allowance for doubtful accounts and returns and discounts is established through a provision reducing the carrying value of receivables. At March 31, 2017 and 2016, the allowance for doubtful accounts and returns and discounts was approximately $50,500 and $17,500, respectively.

Financial Assets and Liabilities Measured at Fair Value

The Company uses various inputs in determining the fair value of its investments and measures these assets on a recurring basis. Financial assets recorded at fair value in the balance sheets are categorized by the level of objectivity associated with the inputs used to measure their fair value. Authoritative guidance provided by FASB defines the following levels directly related to the amount of subjectivity associated with the inputs to fair valuation of these financial assets:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

Level 3	Unobservable inputs based on the Company’s assumptions.

F-8

The fair value of the derivative liabilities of $240,791 and $401,127 at March 31, 2017 and 2016, respectively, were valued using Level 2 inputs.

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a probability weighted average Black-Scholes-Merton models to value the derivative instruments at inception and on subsequent valuation dates through the March 31, 2017, reporting date. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized as income (loss) in the period that includes the enactment date.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions, for services and for financing costs. The Company accounts for share-based payments under the guidance as set forth in the Share-Based Payment Topic of the FASB Accounting Standards Codification (“ASC”), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, officers, directors, and consultants, including employee stock options, based on estimated fair values. The Company estimates the fair value of share-based payment awards to employees and directors on the date of grant using a Black-Scholes-Merton option-pricing model, and the value of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period in the Company’s statements of operations. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) the date at which the necessary performance to earn the equity instruments is complete. Stock-based compensation is based on awards ultimately expected to vest and is reduced for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, as necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company periodically issues unvested (“restricted”) shares of its common stock to employees as equity incentives. The Company’s restricted stock vests upon the satisfaction of a recipient’s service condition, which is satisfied over a period of number of years. The restricted shares vest over certain period and remain subject to forfeiture if vesting conditions are not met. The Company values the shares based on the price per share of the Company’s shares at the date of grant and recognizes the value as compensation expense ratably over the vesting period.

F-9

Basic and Diluted Loss Per Share

Basic loss per share is computed by dividing the net loss applicable to common stockholders by the weighted average number of outstanding common shares during the period. Diluted loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued. Diluted loss per share excludes all potential common shares if their effect is anti-dilutive. The following potentially dilutive shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive:

	March 31,
	2017	2016
Options	2,820,489	907,500
Warrants	372,421	2,002,719
Total	3,192,910	2,910 219

Research and Development

Research and development costs consist primarily of fees paid to consultants and outside service providers, patent fees and costs, and other expenses relating to the acquisition, design, development and testing of the Company’s treatments and product candidates. Research and development costs are expensed as incurred.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. Under ASU 2014-09, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The FASB has recently issued ASU 2016-08, ASU 2016-10, ASU 2016-11, ASU 2016-12, ASU 2016-20, and ASU 2017-05, all of which clarify certain implementation guidance within ASU 2014-09. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. The standard can be adopted either retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). The Company is currently in the process of analyzing the information necessary to determine the impact of adopting this new guidance on its financial position, results of operations, and cash flows. The Company will adopt the provisions of this statement in the quarter beginning April 1, 2018.

In February 2016, the FASB issued ASU No. 2016-02, Leases. This update will require the recognition of a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, for all leases with terms longer than 12 months. For operating leases, the asset and liability will be expensed over the lease term on a straight-line basis, with all cash flows included in the operating section of the statement of cash flows. For finance leases, interest on the lease liability will be recognized separately from the amortization of the right-of-use asset in the statement of comprehensive income and the repayment of the principal portion of the lease liability will be classified as a financing activity while the interest component will be included in the operating section of the statement of cash flows. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018. Early adoption is permitted. Upon adoption, leases will be recognized and measured at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently evaluating the impact of the adoption of ASU 2016-02 on its financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

F-10

2. DERIVATIVE LIABILITY

Under authoritative guidance issued by the FASB, instruments which do not have fixed settlement provisions are deemed to be derivative instruments. In May 2015, the Company issued certain warrants which included an anti-dilution provision that allows for the automatic reset of the exercise price of the warrants upon future sale of the Company’s common stock, warrants, options, convertible debt or any other equity-linked securities at an issuance, exercise or conversion price below the current exercise price of the warrants. The Company determined that the exercise prices of the warrants were not fixed because they are subject to fluctuation based on the occurrence of future offerings or events, and certain fundamental transactions. In accordance with the FASB authoritative guidance, the conversion feature of the warrants was separated from the host contract and recognized as a derivative instrument and is re-measured at the end of each reporting period with the change in value reported in the statement of operations.

At March 31, 2015, the balance of the derivative liabilities was $1,406,596. During the year ended March 31, 2016, the Company recognized additional derivative liabilities of $1,694,651 related to the issuance of new warrants, recorded a decrease in derivative liability of $2,600,809, and recorded an extinguishment of $99,311 related to warrants that were exercised. At March 31, 2016, the balance of the derivative liabilities was $401,127. During the year ended March 31, 2017, the Company recorded an increase in derivative liability of $1,746,821, and recorded an extinguishment of $1,907,158 related to warrants that were exercised. At March 31, 2017, the balance of the derivative liabilities was $240,791.

At March 31, 2017 and March 31, 2016, the derivative liabilities were valued using a probability weighted Black-Scholes-Merton pricing model with the following assumptions:

	March 31, 2017	March 31, 2016
Conversion feature:
Risk-free interest rate	0.19%	0.19-1.04%
Expected volatility	125%	105.06-124.77%
Expected life (in years)	1 to 3 years	.01 to 4 years
Expected dividend yield	-	-

Fair Value:
Conversion feature	$240,791	$401,127

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the warrants was determined by the expiration date of the warrants. The expected dividend yield was based on the fact that the Company has not paid dividends to its common stockholders in the past and does not expect to pay dividends to its common stockholders in the future.

3. STOCKHOLDERS’ EQUITY

Equity financings

On March 9, 2017, we entered into a securities purchase agreement with certain accredited investors, pursuant to which we issued to the purchasers an aggregate of 1,500,000 shares of the Company’s common stock, par value $0.001 per share at a price of $1.00 per share, for the aggregate proceeds of $1,500,000.

In May 2016, the Company entered into a securities purchase agreement providing for the issuance of 2,650,000 shares of the Company’s common stock and warrants to purchase 7,950,000 shares of the Company’s common stock, at a price of $0.10 per share for aggregate proceeds to the Company of $265,000. The warrants were all exercised prior to their expiration date on February 4, 2017 (see Note 5).

In May 2015, the Company entered into a securities purchase agreement with seven purchasers for the sale of an of aggregate of 500,000 shares of the Company’s common stock, and warrants to purchase an aggregate of 1,250,006 shares of the Company’s common stock for total gross proceeds of $1,500,000, or a sales price of $3.00 per share. The Company also issued warrants to purchase up to 40,000 shares of the Company’s common stock to its placement agent.

F-11

Common stock issued to employees with vesting terms

The Company has issued shares of common stock to employees and directors that vest over time. The fair value of these stock awards are based on the market price of the Company’s common stock on the dates granted, and are amortized over vesting terms ranging up to three years.

During the year ended March 31, 2017, the Company issued an aggregate of 1,436,170 shares of its common stock to one officer and one director. The aggregate fair value of these awards was approximately $718,000, which will be amortized over the 1.75 year vesting term of the awards.

At March 31, 2015, the accumulated vested balance of stock awards was $449,280. During the year ended March 31, 2016, the fair value of stock awards that vested was $161,936. At March 31, 2016, the accumulated vested balance of stock awards was $611,216. During the year ended March 31, 2017, we recorded expense related to the fair value of stock awards that vested of $341,250. At March 31, 2017, the accumulated vested balance of the stock awards $952,466. At March 31, 2017, the amount of unvested compensation related to these awards is approximately $410,000, and will be recorded as expense over 1.25 years.

Shares of restricted stock granted above are subject to forfeiture to the Company or other restrictions that will lapse in accordance with a vesting schedule determined by our Board. In the event a recipient’s employment or service with the Company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement are forfeited to the Company in accordance with such restricted grant agreement.

The following table summarizes restricted common stock activity:

Number of Shares
Non-vested shares, April 1, 2015	208,333
Granted	-
Vested	(39,167)
Forfeited	-
Non-vested shares, April 1, 2016	169,166
Granted	1,436,170
Vested	(2,500)
Forfeited	(166,666)
Non-vested shares, March 31, 2017	1,436,170

Common stock issued for services

During the year ended March 31, 2017, the Company issued a total of 552,500 share of common stock to three consultants as payment for services and recorded expenses of $659,101 based on the fair value of the Company’s common stock at the issuance dates.

During the year ended March 31, 2016, the Company issued a total of 114,816 share of common stock to four consultants as payment for services and recorded expenses of $276,000 based on the fair value of the Company’s common stock at the issuance dates.

F-12

4. STOCK OPTIONS

A summary of the Company’s stock option activity during the fiscal years ended March 31, 2016 and 2017 is as follows:

	Shares	Weighted Average Exercise Price
Balance at April 1, 2015	632,500	$3.30
Granted	277,500
Exercised	-
Cancelled	(2,500)
Balance outstanding at March 31, 2016	907,500	$3.30
Granted	2,263,821
Exercised	-
Expired	(285,000)
Cancelled	(65,832)
Balance outstanding at March 31, 2017	2,820,489	$1.27
Balance exercisable at March 31,2017	965,626	$1.70

A summary of the Company’s stock options outstanding and exercisable as of March 31, 2017 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Grant- date Stock Price
Options Outstanding, March 31, 2017	1,710,821	$0.50	$0.50
	153,000	$0.96	$0.96
	130,000	$1.00	$10.00
	10,000	$1.50	$1.50
	647,500	$2.00 – 2.79	$2.00 – 2.79
	123,334	$3.10 – 3.80	$3.10 – 3.80
	45,834	$4.00 – 4.70	$4.00 – 4.70
	2,820,489
Options Exercisable, March 31, 2017	427,708	$0.50	$0.50
	37,500	$0.96	$0.96
	130,000	$1.00	$10.00
	5,000	$1.50	$1.50
	201,250	$2.00 – 2.79	$2.00 – 2.79
	118,334	$3.10 – 3.80	$3.10 – 3.80
	45,834	$4.00 – 4.70	$4.00 – 4.70
	965,626

During the years ended March 31, 2017 and 2016, we expensed total stock-based compensation related to stock options of $762,374 and $286,248, respectively, and the remaining unamortized cost of the outstanding stock-based awards at March 31, 2017 was approximately $801,000. This cost will be amortized on a straight line basis over a weighted average remaining vesting period of 2 years. At March 31, 2017, the 2,820,489 outstanding stock options had an intrinsic value of approximately $2,560,000.

Year Ended March 31, 2017

During the year ended March 31, 2017, the Company granted to employees options to purchase an aggregate of 1,718,262 shares of the Company’s common stock with exercise prices of from $0.50 to $2.79 per share, that expire ten years from the date of grant, and all have vesting period of 24 months. The fair value of each option award was estimated on the date of grant using the Black-Scholes option pricing model based on the following assumptions: (i) volatility rate between 126.34% and 131.33%, (ii) discount rate between 1.60% and 2.45%, (iii) zero expected dividend yield, and (iv) expected life of 6 years, which is the average of the term of the options and their vesting periods. The total fair value of the option grants to employees at their grant dates was approximately $1,045,000. During the year ended March 31, 2017, amortization of approximately $305,000 was recorded related to these options.

F-13

During the year ended March 31, 2017, the Company also granted to seven consultants options to purchase 545,559 shares of the Company’s common stock with exercise prices of per share between $0.50 and $2.34, that expire in ten years from date of grant, and have vesting period of 24 months. The fair value of these options granted to the consultants was estimated using the Black-Scholes option pricing model based on the following assumptions: (i) volatility rate between 126.34% and 129.31% (ii) discount rate between 1.36% and 2.4%, (iii) zero expected dividend yield, and (iv) expected life of 10 years. The total fair value of the option grants to the consultants at their grant dates was approximately $830,000. The Company re-measures any non-vested options to non-employees to fair value at the end of each reporting period. At March 31, 2017, the fair value of the 545,559 options was $183,450. During the year ended March 31, 2017, amortization of $136,473 was recorded on these options.

Year Ended March 31, 2016

During the year ended March 31, 2016, the Company granted to employees options to purchase an aggregate of 137,500 shares of the Company’s common stock that expire ten years from the date of grant and have vesting periods ranging from zero to 36 months. The fair value of each option award was estimated on the date of grant using the Black-Scholes option pricing model based on the following assumptions: (i) volatility rate of 76.26%, (ii) discount rate of 2.19%, (iii) zero expected dividend yield, and (iv) expected life of 5 years, which is the average of the term of the options and their vesting periods. The total fair value of the option grants to employees at their grant dates was approximately $233,000.

Also, during the year ended March 31, 2016, the Company granted options to purchase 140,000 shares of the Company’s common stock to five consultants that expire between three and ten years from date of grant. 70,000 of the options vested immediately and the balance of the options vest over periods up to 36 months. The fair value of these options granted to the consultants was estimated using the Black-Scholes option pricing model based on the following assumptions: (i) volatility rate between 76.26% to 107.51%, (ii) discount rate of 2.17%, (iii) zero expected dividend yield, and (iv) expected life of 5 years. The total fair value of the option grants to the consultants at their grant dates was approximately $131,000.

5. WARRANTS

A summary of warrants to purchase common stock issued during the fiscal years ended March 31, 2016 and 2017 is as follows:

	Shares	Weighted Average Exercise Price
Balance outstanding at April 1, 2015	1,212,715	$3.70
Granted	1,290,006	3.19
Exercised	-	-
Expired/Cancelled	(500,002)	-
Balance outstanding at March 31, 2016	2,002,719	$3.50
Granted	7,950,000	0.17
Exercised	(9,036,965)	0.58
Expired/Cancelled	(543,333)	3.46
Balance outstanding at March 31, 2017	372,421	$2.79
Balance exercisable at March 31, 2017	372,421	$2.79

In conjunction with the May 2016 Offering (see Note 3), the Company granted to investors warrants to purchase 7,950,000 shares of the Company’s common stock, at a price of $0.10 per share. The warrants were all exercised prior to their expiration date on February 4, 2017.

In conjunction with the May 2015 offering of the Company’s common stock, the Company granted warrants to purchase an aggregate of 1,290,006 shares of the Company’s common stock. The warrants were exercisable immediately, had exercise prices ranging from $3.50 to $4.50 per share, and expiration periods from nine months to 5 years.

F-14

During the year ended March 31, 2017, the Company received $777,000 of proceeds from holders of warrants to acquire 4,570,590 shares of common stock. In addition, warrant holders exchanged 4,466,375 warrants on a cashless basis for 3,618,672 shares of common stock.

The outstanding and exercisable warrants had no intrinsic value as of March 31, 2017 and March 31, 2016.

6. INCOME TAXES

The Company has no tax provision for any period presented due to its history of operating losses. Significant components of deferred income tax assets and liabilities at March 31, 2017 and 2016 are presented below. Management has determined that their realization is not likely to occur and accordingly, the Company has recorded a valuation allowance to reduce deferred tax assets to zero.

At March 31, 2017, we had federal net operating loss carryforwards, or NOLs, of approximately $10,350,000 that are available to offset future federal taxable income and will expire in the years through 2037. At March 31, 2017, we had state NOLs of approximately $10,100,000 that will expire if unused through 2037.

Significant components of the Company’s deferred tax assets and liabilities are as follows as of:

	March 31,
	2017	2016
Deferred income tax assets:
Net operating loss carryforwards	$4,300,000	$3,630,000
Share-based compensation	3,245,000	2,540,000
Research credits	63,000	63,000
Other, net	40,000	40,000
Less: Valuation allowance	(7,648,000)	(6,273,000)
Net deferred income tax assets (liabilities)	$-	$-

Reconciliation of the effective income tax rate to the U.S. statutory rate is as follows:

	Year Ended
	March 31,
	2017	2016
Federal Statutory tax rate	(34)%	(34)%
State tax, net of federal benefit	(8)%	(5)%
	(42)%	(39)%
Valuation allowance	42%	39%
Effective tax rate	-%	-%

The Company adopted accounting rules which address the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under these rules, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. These accounting rules also provide guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of March 31, 2017, no liability for unrecognized tax benefits was required to be recorded. The Company has a policy of recognizing tax related interest and penalties as additional tax expense when incurred. During the years ended March 31, 2017 and 2016, the Company did not recognize any interest and penalties.

F-15

7. RELATED PARTY TRANSACTIONS AND LEASE OBLIGATIONS

On April 23, 2012, the Company entered into a lease agreement with One World Ranches LLC (“One World Ranches”), (the “Carlson Lease”). The Carlson Lease began on May 1, 2012 and was extended from May 1, 2017 to May 1, 2020. Our rent payments thereunder were $2,300 per month until May 1, 2017 and increased to $2,600 per month on May 1, 2017.. The Company has paid $1,500 as a refundable security deposit under the Carlson Lease.

Aggregate payments under leases with related parties for the years ended March 31, 2017 and 2016 were $27,600 and $30,600, respectively.

On May 16, 2014, the Company entered into an Asset Purchase Agreement with Percipio Biosciences, Inc. (“Percipio”), a Delaware corporation, to purchase certain assets of Percipio for $50,000. The Company’s Chief Executive Officer, Robert Brooke, owned 20% of Percipio. At March 31, 2017, $10,500 of the purchase price remains unpaid and is included in accounts payable on the accompanying balance sheet.

8. DISTRIBUTION AND LICENSE AGREEMENTS (TERMINATED AUGUST 2016)

In August 2014, we entered into distribution and license agreements with Qualipride International (“Qualipride”), Mr. Dong Yuejin and Mr. Guo Yuxiao related to stevia products for the Company. Under employment agreements related to the distribution and license agreements, Mr. Dong and Mr. Guo were entitled to receive an aggregate of 240,000 restricted shares of our common stock and warrants to purchase up to an aggregate of 440,000 shares of our common stock. 40,000 shares of our restricted common stock and warrants to purchase 80,000 shares of our common stock vested immediately, 100,000 shares of our restricted common stock and warrants to purchase up to an aggregate of 200,000 shares of our common stock have vesting terms ranging from one to three years, and the balance of 100,000 shares of our restricted common stock and warrants to purchase up to an aggregate of 160,000 shares of our common stock will vest once certain financial and operational milestones are achieved, as defined.

For the year ending March 31, 2016, stock based compensation related to the vesting of these options was $182,072. For the year ending March 31, 2017, there was no stock-based compensation for these warrants. At March 31, 2016 and 2017, the accumulated amortization related to these vested warrants was $649,860.

The distribution, license and employment agreements all terminated in August 2016. Twenty-five thousand (25,000) shares of the restricted common stock and warrants to purchase 293,332 shares of the Company’s common stock that were unvested as of the termination date of the agreements were cancelled.

9. COMMITMENTS

On August 19, 2016, we filed a resale registration statement on Form S-1 (“Form S-1”) with the SEC to register 2,650,000 shares of our common stock and 7,950,000 shares of our common stock issuable upon exercise of certain warrants. We received a letter from the Washington D.C. office of the SEC dated December 10, 2016, stating that the staff of the SEC was conducting a Section 8(e) examination with respect to this Form S-1 and that the Division of Corporate Finance would not take any further action on the Form S-1 while the examination was pending. We received subpoenas to produce documents dated December 14, 2016, and January 23, 2017, and a further subpoena for testimony and any supplemental production of documents dated June 5, 2017. The document requests were primarily in connection with this matter. We have complied with all document requests and the Company’s CEO will provide testimony in July 2017.

We are unaware of the scope or timing of the SEC’s examination. As a result, we do not know how the SEC examination is proceeding, when the investigation will be concluded, or if we will become involved to a greater extent than providing documents and testimony to the SEC. We also are unable to predict what action, if any, might be taken in the future by the SEC or its staff as a result of the matters that are the subject to its investigation or what impact, if any, the cost of continuing to respond to subpoenas might have on our financial position, results of operations, or cash flows. We have not established any provision for losses in respect of this matter. Furthermore, it is possible that we currently are, or may hereafter become a target of the SEC’s investigation.

As of March 31, 2017, we had accrued $60,000 in legal fees related to the SEC examination.

12. SUBSEQUENT EVENTS

In April 2017, we issued 50,000 shares of our common stock to a consultant as compensation for services valued at $100,000.

F-16

VITALITY BIOPHARMA, INC.

CONDENSED BALANCE SHEETS

	December 31, 2017	March 31, 2017
	(unaudited)
Assets

Current Assets
Cash	$1,362,710	$1,152,766
Accounts receivable, net	13,460	19,198
Prepaid expenses	3,058	3,058
Prepaid expenses, related party	2,600	-

Total Assets	$1,381,828	$1,175,022

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable and accrued liabilities	$197,492	$373,696
Accrued compensation – officers and directors	-	151,667
Accounts payable - related party	-	34,500
Derivative liability	201,836	240,791

Total liabilities	399,328	800,654

Stockholders’ Equity
Common stock, par value $0.001 per share; 1,000,000,000 shares authorized; 24,200,147 and 22,215,180 shares issued and outstanding, respectively	24,000	22,214
Additional paid-in-capital	21,941,286	18,088,093
Accumulated deficit	(20,982,786)	(17,735,939)
Total stockholders’ equity	982,500	374,368
Total liabilities and stockholders’ equity	$1,381,828	$1,175,022

The accompanying notes are an integral part of these condensed financial statements.

F-17

VITALITY BIOPHARMA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016

Revenue	$19,305	$39,682	$77,324	$131,947
Cost of goods sold	16,976	19,930	54,942	65,942
Gross profit	2,329	19,752	22,382	66,005

Operating expenses:
General and administrative	619,312	669,574	1,894,984	1,685,527
Rent and other related party costs	7,800	6,900	23,100	20,700
Research and development	562,504	255,334	1,390,100	483,638
Total operating expenses	1,189,616	931,808	3,308,184	2,189,865

Loss from operations	(1,187,287)	(912,056)	(3,285,802)	(2,123,860)

Other income (expense)
Change in fair value of derivative liability	(54,686)	(1,587,854)	38,955	(1,980,592)
Interest expense	-	(64)	-	(780)
Total other income (expense)	(54,686)	(1,587,918)	38,955	(1,981,372)

Net loss	$(1,241,973)	$(2,499,974)	$(3,246,847)	$(4,105,232)

Net loss per common share
Basic and Diluted	$(0.05)	$(0.17)	$(0.14)	$(0.34)
Weighted average number of common shares outstanding
Basic and Diluted	23,034,347	14,776,759	22,752,010	12,191,740

The accompanying notes are an integral part of these condensed financial statements.

F-18

VITALITY BIOPHARMA, INC.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

NINE MONTHS ENDED DECEMBER 31, 2017

(Unaudited)

			Additional
	Common Stock		Paid-in	Accumulated
Description	Shares	Amount	Capital	Deficit	Total

Balance- March 31, 2017	22,215,180	$22,214	$18,088,093	$(17,735,939)	$374,368
Issuance of common stock and warrants	1,599,999	1,600	2,388,399	—	2,389,999
Fair value of common stock issued to employee and director	200,000	—	309,183	—	309,183
Fair value of vested stock options	—	—	842,121	—	842,121
Fair value of common stock issued for services	184,968	186	313,490	—	313,676
Net loss	—	—	—	(3,246,847)	(3,246,847)

Balance- December 31, 2017 (unaudited)	24,200,147	$24,000	$21,941,286	$(20,982,786)	$982,500

The accompanying notes are an integral part of these condensed financial statements.

F-19

VITALITY BIOPHARMA, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended December 31,
	2017	2016

Operating activities
Net loss	$(3,246,847)	$(4,105,232)
Adjustments to reconcile net loss to net cash used in operating activities
Fair value of vested stock options	842,121	581,510
Fair value of vested restricted common stock	309,183	235,499
Change in fair value of derivative liability	(38,955)	1,980,592
Fair value of common stock issued for services	313,676	276,000
Changes in operating assets and liabilities:
Accounts receivable	5,738	(1,791)
Prepaid expenses, related party	(2,600)	-
Deposit	-	(558)
Accounts payable and accrued liabilities	(327,871)	129,653
Accounts payable - related party	(34,500)	20,700
Net cash used in operating activities	(2,180,055)	(883,627)

Financing activities
Proceeds from sale of common stock, net	2,389,999	165,030
Proceeds from exercise of warrants	-	777,000
Net cash provided by financing activities	2,389,999	942,030

Net increase in cash	209,944	58,403

Cash - beginning of period	1,152,766	95,433
Cash - end of period	$1,362,710	$153,836

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$780
Income taxes	$-	$-

Non-cash activities:
Extinguishment of derivative liability	$-	$1,907,160

The accompanying notes are an integral part of these condensed financial statements.

F-20

VITALITY BIOPHARMA, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

THREE AND NINE MONTHS ENDED DECEMBER 31, 2017 AND 2016

(Unaudited)

1. BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Vitality Biopharma, Inc. (the “Company”, “we”, “us” or “our”), was incorporated in the State of Nevada on June 29, 2007. The Company’s fiscal year end is March 31.

In 2015, the Company developed a new class of cannabinoids known as cannabosides, which were discovered through application of the Company’s proprietary enzymatic bioprocessing technologies originally developed for stevia sweeteners. In 2016, the Company received approvals from the U.S. Drug Enforcement Administration (the “DEA”) and the State of California to initiate studies and manufacturing scale-up at its research and development facilities in order to develop cannabosides as pharmaceutical products.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the nine months ended December 31, 2017, the Company incurred a net loss of $3,246,847 and used cash in operating activities of $2,180,055. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s March 31, 2017 financial statements, has raised substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these financial statements are issued. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

The ability to continue as a going concern is dependent on the Company attaining and maintaining profitable operations in the future and/or raising additional capital to meet its obligations and repay its liabilities arising from normal business operations when they come due. We estimate that as of December 31, 2017 we have sufficient funds to operate the business for the next nine months. In December 2017, the Company issued an aggregate of 933,332 shares of our common stock and warrants to purchase 466,667 shares of our common stock to certain investors for net proceeds of approximately $1,395,000 and in July 2017, the Company issued an aggregate of 666,667 shares of our common stock and warrants to purchase 333,334 shares of our common stock to certain investors for net proceeds of approximately $995,000. We will require additional financing to fund our planned future operations, including the continuation of our ongoing research and development efforts, licensing or acquiring new assets, and researching and developing any potential patents and any further intellectual property that we may acquire. Further, these estimates could differ if we encounter unanticipated difficulties, in which case our current funds may not be sufficient to operate our business for that period. In addition, our estimates of the amount of cash necessary to operate our business may prove to be wrong, and we could spend our available financial resources much faster than we currently expect.

We do not have any firm commitments for future capital. We will need to raise additional funds in order to continue operating our business and pursue and execute our planned research and development and commercial operations. We do not presently have, nor do we expect in the near future to have, sufficient or consistent revenue to fund our business from our operations, and will need to obtain significant funding from external sources. Since inception, we have funded our operations primarily through equity and debt financings, and we expect to continue to rely on these sources of capital in the future. However, if we raise additional funds by issuing equity or convertible debt securities, our existing stockholders’ ownership will be diluted, and obtaining commercial loans would increase our liabilities and future cash commitments. If we pursue capital through alternative sources, such as collaborations or other similar arrangements, we may be forced to relinquish rights to our proprietary technology or other intellectual property that could result in our receipt of only a portion of any revenue that may be generated from a partnered product or business. Further, these or other sources of capital may not be available on commercially reasonable or acceptable terms when needed, or at all. If we cannot raise the money that we need in order to continue to operate and develop our business, we will be forced to delay, scale back or eliminate some or all of our operations. If any of these were to occur, there is a substantial risk that our business would fail and our stockholders could lose all of their investment.

F-21

Basis of Presentation of Unaudited Condensed Financial Information

The unaudited condensed financial statements of the Company for the three and nine months ended December 31, 2017 and 2016 have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, applied on a consistent basis, and pursuant to the requirements for reporting on Form 10-Q and the requirements of Regulation S-K and Regulation S-X promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete audited financial statements. However, the information included in these financial statements reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the Company’s financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year or any future annual or interim period. The balance sheet information as of March 31, 2017 was derived from the Company’s audited financial statements as of and for the year ended March 31, 2017 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on June 28, 2017. These financial statements should be read in conjunction with that report.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant estimates and assumptions by management include, among others, reserves for accounts receivable, the fair value of equity instruments issued for services, and assumptions used in the valuation of derivative liabilities and the valuation allowance for deferred tax assets, and the accrual of potential liabilities.

Financial Assets and Liabilities Measured at Fair Value

The Company uses various inputs in determining the fair value of its investments and measures these assets on a recurring basis. Financial assets recorded at fair value in the balance sheets are categorized by the level of objectivity associated with the inputs used to measure their fair value. Authoritative guidance provided by FASB defines the following levels directly related to the amount of subjectivity associated with the inputs to fair valuation of these financial assets:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

Level 3	Unobservable inputs based on the Company’s assumptions.

The fair value of the derivative liabilities of $201,836 and $240,791 at December 31, 2017 and March 31, 2017, respectively, were valued using Level 2 inputs.

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a probability weighted average Black-Scholes-Merton models to value the derivative instruments at inception and on subsequent valuation dates through the December 31, 2017, reporting date. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.

F-22

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions, for services and for financing costs. The Company accounts for share-based payments under the guidance as set forth in the Share-Based Payment Topic of the FASB Accounting Standards Codification (“ASC”), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, officers, directors, and consultants, including employee stock options, based on estimated fair values. The Company estimates the fair value of share-based payment awards to employees and directors on the date of grant using a Black-Scholes-Merton option-pricing model, and the value of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period in the Company’s statements of operations. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) the date at which the necessary performance to earn the equity instruments is complete. Stock-based compensation is based on awards ultimately expected to vest and is reduced for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, as necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company periodically issues unvested (“restricted”) shares of its common stock to employees as equity incentives. The Company’s restricted stock vests upon the satisfaction of a recipient’s service condition, which is satisfied over a period of years. The restricted shares vest over certain period and remain subject to forfeiture if vesting conditions are not met. The Company values the shares based on the price per share of the Company’s shares at the date of grant and recognizes the value as compensation expense ratably over the vesting period.

Basic and Diluted Loss Per Share

Basic loss per share is computed by dividing the net loss applicable to common stockholders by the weighted average number of outstanding common shares during the period. Shares of restricted stock subject to vesting are included in basic weighted average common shares outstanding from the time they vest. Diluted loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued. Diluted loss per share excludes all potential common shares if their effect is anti-dilutive. The following potentially dilutive shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive:

	Nine months ended
	December 31, 2017	December 31, 2016
Options	3,216,710	2,427,488
Warrants	1,164,422	4,045,163
Total	4,381,132	6,472,651

Research and Development

Research and development costs consist primarily of fees paid to consultants and outside service providers, and other expenses relating to the acquisition, design, development and testing of the Company’s treatments and product candidates. Research and development costs are expensed as incurred.

F-23

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. Under ASU 2014-09, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The FASB has recently issued ASU 2016-08, ASU 2016-10, ASU 2016-11, ASU 2016-12, ASU 2016-20, and ASU 2017-05, all of which clarify certain implementation guidance within ASU 2014-09. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. The standard can be adopted either retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). The Company is currently in the process of analyzing the information necessary to determine the impact of adopting this new guidance on its financial position, results of operations, and cash flows. The Company will adopt the provisions of this statement in the quarter beginning April 1, 2018.

In February 2016, the FASB issued ASU No. 2016-02, Leases. This update will require the recognition of a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, for all leases with terms longer than 12 months. For operating leases, the asset and liability will be expensed over the lease term on a straight-line basis, with all cash flows included in the operating section of the statement of cash flows. For finance leases, interest on the lease liability will be recognized separately from the amortization of the right-of-use asset in the statement of comprehensive income and the repayment of the principal portion of the lease liability will be classified as a financing activity while the interest component will be included in the operating section of the statement of cash flows. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018. Early adoption is permitted. Upon adoption, leases will be recognized and measured at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently evaluating the impact of the adoption of ASU 2016-02 on its financial statements and related disclosures.

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. ASU 2017-11 allows companies to exclude a down round feature when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the entity’s own stock. As a result, financial instruments (or embedded conversion features) with down round features may no longer be required to be accounted for as derivative liabilities. A company will recognize the value of a down round feature only when it is triggered and the strike price has been adjusted downward. For equity-classified freestanding financial instruments, an entity will treat the value of the effect of the down round as a dividend and a reduction of income available to common shareholders in computing basic earnings per share. For convertible instruments with embedded conversion features containing down round provisions, entities will recognize the value of the down round as a beneficial conversion discount to be amortized to earnings. The guidance in ASU 2017-11 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted, and the guidance is to be applied using a full or modified retrospective approach. The adoption of ASU 2017-11 is not expected to have an impact on the Company’s financial statements and related disclosures because the conversion feature of the Company’s warrants have features other than down round provisions that require current accounting treatment and classification.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

2. DERIVATIVE LIABILITY

In May 2015, the Company issued certain warrants which included an anti-dilution provision that allows for the automatic reset of the exercise price of the warrants upon future sale of the Company’s common stock, warrants, options, convertible debt or any other equity-linked securities at an issuance, exercise or conversion price below the current exercise price of the warrants. In addition, the Company determined that the warrants can be settled for cash at the holders’ option in a future fundamental transaction, as defined. As a result of the anti-dilution and fundamental transaction provisions, the Company determined that the conversion feature of the warrants should be separated from the host contract, be recognized as a derivative liability, and re-measured at each reporting period with the change in value reported in the statement of operations.

F-24

At March 31, 2017, the balance of the derivative liabilities was $240,791. During the nine months ended December 31, 2017, the Company recorded a decrease in derivative liability of $38,955. At December 31, 2017, the balance of the derivative liabilities was $201,836.

At December 31, 2017 and March 31, 2017, the derivative liabilities were valued using a probability weighted Black-Scholes-Merton pricing model with the following assumptions:

	December 31, 2017	March 31, 2017
Conversion feature:
Risk-free interest rate	1.50-1.89%	0.19%
Expected volatility	123%	125%
Expected life (in years)	.5 to 2.5 years	1 to 3 years
Expected dividend yield	—	—

Fair Value:
Conversion feature	$201,836	$240,791

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the warrants was determined by the expiration date of the warrants. The expected dividend yield was based on the fact that the Company has not paid dividends to its common stockholders in the past and does not expect to pay dividends to its common stockholders in the future.

3. STOCKHOLDERS’ EQUITY

Equity Financing

On December 12, 2017, the Company entered into a securities purchase agreement providing for the issuance and sale by the Company of 933,332 shares of the Company’s common stock and warrants to purchase up to 466,667 shares of the Company’s common stock, at a price of $1.50 per share. After deducting for fees and expenses, the net proceeds to the Company from the sale of the shares and warrants were approximately $1,395,000.

On July 26, 2017, the Company entered into a securities purchase agreement providing for the issuance and sale by the Company of 666,667 shares of the Company’s common stock and warrants to purchase up to 333,334 shares of the Company’s common stock, at a price of $1.50 per share. After deducting for fees and expenses, the net proceeds to the Company from the sale of the shares and warrants were approximately $995,000.

Common stock issued to employees with vesting terms

The Company has issued shares of common stock to employees and directors that vest over time. The fair value of these stock awards are based on the market price of the Company’s common stock on the dates granted, and are amortized over vesting terms ranging up to three years.

At March 31, 2017, the accumulated vested balance of stock awards was $310,710. In December 2017, the Company issued an aggregate of 200,000 shares of its common stock to an officer and a director of the Company, with aggregate fair value of $362,000 at the grant date, which vest over a period of 14 months from the date of the grant. During the nine months ended December 31, 2017, we recorded expense related to the fair value of stock awards that vested of $309,183. At December 31, 2017, the amount of unvested compensation related to these awards is approximately $463,000, and will be recorded as expense over 1 year.

F-25

Shares of restricted stock granted above are subject to forfeiture to the Company or other restrictions that will lapse in accordance with a vesting schedule determined by our Board. In the event a recipient’s employment or service with the Company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement are forfeited to the Company in accordance with such restricted grant agreement.

The following table summarizes restricted common stock activity:

	Number of Shares	Balance
Non-vested shares, April 1, 2017	1,436,170	$718,085
Granted	200,000	362,000
Vested	(718,085)	(309,183)
Forfeited	—	—
Non-vested shares, December 31, 2017	918,085	$770,902

Common stock issued for services

During the nine months ended December 31, 2017, the Company issued a total of 184,968 shares of common stock to three consultants as payment for services and recorded expense of $313,676 based on the fair value of the Company’s common stock at the issuance dates.

4. STOCK OPTIONS

A summary of the Company’s stock option activity during the nine months ended December 31, 2017 is as follows:

	Shares	Weighted Average Exercise Price
Balance outstanding at March 31, 2017	2,820,489	$1.27
Granted	470,000	1.76
Exercised	—
Expired	(48,779)	0.55
Cancelled	(25,000)	0.96
Balance outstanding at December 31, 2017	3,216,710	$1.39
Balance exercisable at December 31, 2017	1,584,083	$1.28

F-26

A summary of the Company’s stock options outstanding and exercisable as of December 31, 2017 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Grant- date Stock Price
Options Outstanding, December 31, 2017	1,664,542	$0.50	$0.50
	128,000	$0.96	$0.96
	130,000	$1.00	$10.00
	7,500	$1.50	$1.50
	100,000	$1.59	$1.59
	370,000	$1.81	$1.81
	647,500	$2.00 – 2.79	$2.00 – 2.79
	123,334	$3.10 – 3.80	$3.10 – 3.80
	45,834	$4.00 – 4.70	$4.00 – 4.70
	3,216,710
Options Exercisable, December 31, 2017	855,415	$0.50	$0.50
	75,750	$0.96	$0.96
	130,000	$1.00	$10.00
	7,500	$1.50	$1.50
	346,250	$2.00 – 2.79	$2.00 – 2.79
	123,334	$3.10 – 3.80	$3.10 – 3.80
	45,834	$4.00 – 4.70	$4.00 – 4.70
	1,584,083

In the nine months ended December 31, 2017, the Company granted an aggregate of 470,000 options to purchase shares of the Company’s common stock with exercise prices ranging from $1.59 to $1.81 per share to five employees and two directors, that expire ten years from the date of grant. The options issued to the two directors have a vesting period of one year and the options issued to employees all have vesting periods of 24 months. The fair value of each option award was estimated on the date of grant using the Black-Scholes option pricing model based on the following assumptions: (i) volatility rate between 123.13% and 124.88%, (ii) discount rate between 2.33% and 2.265%, (iii) zero expected dividend yield, and (iv) expected life of 6 years, which is the average of the term of the options and their vesting periods. The total fair value of these option grants at their grant dates was approximately $740,000.

During the nine months ended December 31, 2017, we expensed total stock-based compensation related to stock options of $842,121, and the remaining unamortized cost of the outstanding stock-based awards at December 31, 2017 was approximately $1,497,000. This cost will be amortized on a straight line basis over a weighted average remaining vesting period of 2 years. At December 31, 2017, the 3,216,710 outstanding stock options had an intrinsic value of approximately $2,659,000.

5. WARRANTS

At December 31, 2017, warrants to purchase common shares were outstanding as follows:

	Shares	Weighted Average Exercise Price
Balance at March 31, 2017	372,421	$2.79
Granted	800,001	2.00
Exercised	—	—
Expired	(8,000)	$3.40
Balance outstanding and exercisable at December 31, 2017	1,164,422	$2.19

F-27

In conjunction with the December 2017 Offering (see Note 3), the Company granted to investors warrants to purchase up to 466,667 shares of the Company’s common stock. The warrants were exercisable immediately, have an exercise price of $2.00 per share, and expire on the three year anniversary of the date of issuance. The exercise price of the warrants is subject to adjustment for standard anti-dilution provisions, such as stock dividends and splits, subsequent rights offerings and pro rata distributions to the Company’s common stockholders. The exercisability of the warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% or 9.99% of the Company’s common stock.

In conjunction with the July 2017 Offering (see Note 3), the Company granted to investors warrants to purchase up to 333,334 shares of the Company’s common stock. The warrants were exercisable immediately, have an exercise price of $2.00 per share, and expire on the three year anniversary of the date of issuance. The exercise price of the warrants is subject to adjustment for standard anti-dilution provisions, such as stock dividends and splits, subsequent rights offerings and pro rata distributions to the Company’s common stockholders. The exercisability of the warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% or 9.99% of the Company’s common stock.

At December 31, 2017, the 1,164,422 outstanding warrants had no intrinsic value.

6. RELATED PARTY OBLIGATIONS

On April 23, 2012, the Company entered into a lease agreement with One World Ranches, which is jointly-owned by Dr. Avtar Dhillon, the Chairman of the Company’s Board of Directors, and his wife, to rent the space being used as the Company’s principal office and laboratory facility. The original term of the lease was from May 1, 2012 to May 1, 2017. In May 2017, the Company extended the lease through May 1, 2020. Our rent payments thereunder were $2,300 per month until May 1, 2017 and increased to $2,600 per month on May 1, 2017. Aggregate payments under the lease for the nine months ended December 31, 2017 and 2016 were $25,700 and $20,700, respectively.

7. LEGAL AND OTHER PROCEEDINGS

On August 19, 2016, we filed a resale registration statement on Form S-1 (“Form S-1”) with the SEC to register 2,650,000 shares of our common stock and 7,950,000 shares of our common stock issuable upon exercise of certain warrants. We received a letter from the Washington D.C. office of the SEC dated December 10, 2016, stating that the staff of the SEC was conducting a Section 8(e) examination with respect to this Form S-1 and that the Division of Corporate Finance would not take any further action on the Form S-1 while the examination was pending. We received subpoenas to produce documents dated December 14, 2016, and January 23, 2017, and a further subpoena for testimony and any supplemental production of documents dated June 5, 2017. The document requests were primarily in connection with this matter. We have complied with all document requests and the Company’s CEO will provide testimony when the SEC schedules such testimony, which we believe will be sometime before the end of September 2018.

As of December 31, 2017, we had accrued approximately $11,000 in legal fees related to the SEC examination.

8. SUBSEQUENT EVENTS

In February 2018, the Company issued a total of 75,000 shares of common stock to one consultant as payment for services and recorded expenses of $144,000 based on the fair value of the Company’s common stock at the issuance date.

F-28

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the securities being offered.

EXPENSE	AMOUNT

Registration Fees	$603.58
Legal Fees	-
Accounting Fees	3,000.00
Miscellaneous Fees and Expenses	1,000.00

Total	$4,603.58

Item 14. Indemnification of Directors and Officers.

We have not entered into separated indemnification agreements with our directors and officers. Our bylaws provide that we shall indemnify any director or officer to the full extent permitted by law.

Nevada Revised Statutes provide us with the power to indemnify any of our directors, officers, employees and agents:

●	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

●	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

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●	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that a corporation may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

●	by the stockholders of the corporation;

●	by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

●	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

●	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

●	by court order.

Nevada Revised Statutes further provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

Item 15. Recent Sales of Unregistered Securities.

Since August 1, 2014, we have offered, issued and/or sold the following securities, which were not registered under the Securities Act of 1933, as amended:

On December 12, 2017, we entered into a securities purchase agreement with the purchasers identified therein providing for the issuance and sale by the Company to the purchasers of an aggregate of 933,332 shares of the Company’s common stock, and warrants to purchase up to 466,667 shares of the Company’s common stock at a price of $1.50 per share, for the aggregate purchase price of $1,399,998. Each Warrant has an exercise price of $2.00 per share, is immediately exercisable, and will expire on the three year anniversary of the date of issuance, which is December 12, 2020.

On July 26, 2017, we entered into a securities purchase agreement with the purchasers identified therein providing for the issuance and sale by the Company to the purchasers of an aggregate of 666,667 shares of the Company’s common stock, and warrants to purchase up to 333,334 shares of the Company’s common stock at a price of $1.50 per share, for the aggregate purchase price of $1,000,000.50. Each Warrant has an exercise price of $2.00 per share, is immediately exercisable, and will expire on the three year anniversary of the date of issuance, which is July 26, 2020.

In April 2017, we issued 50,000 shares of our common stock to a consultant as compensation for services valued at $100,000.

On March 9, 2017, we entered into a securities purchase agreement with certain accredited investors, pursuant to which the Company issued an aggregate of 1,500,000 shares of the Company’s common stock, par value $0.001 per share, at a price of $1.00 per share, for the aggregate purchase price of $1,500,000.00, which shares were issued on March 9, 2017.

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On May 4, 2016, we issued an aggregate of 2,650,000 shares of the Company’s common stock and warrants to purchase up to an aggregate of 7,950,000 shares of the Company’s common stock, at a price of $0.10 per share, for the aggregate purchase price of $265,000. Each warrant had an exercise price of $0.17 per share, was immediately exercisable, and expired on the six month anniversary of the date of issuance. The exercisability of the warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 9.99% of the Company’s common stock.

In October and November 2015, the Company issued an aggregate of 513,157 shares of our common stock pursuant to the terms of a certain consulting agreement for services valued at $100,000.

In May 2015, the Company issued an aggregate of 5,000,002 shares of our common stock and warrants to purchase 12,900,005 of our common stock to certain investors and placement agents for net proceeds of approximately $1,292,000.

In November and December 2014, the Company issued an aggregate of 419,867 shares of our common stock to a consultant as payment for services and recorded expenses of $150,000 based on the closing market price of our common stock on the date of the issuance.

In August 2014, the Company issued 147,058 shares of our common stock to a consultant as payment for services and recorded expenses of $50,000 based on the closing market price of our common stock on the date of the issuance.

The issuance and sale of the securities referenced above (collectively, the “Securities”) have not been registered under the Securities Act and the Securities have been sold and will be issued in reliance on exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder based on the following facts: each of the Purchasers has represented that it is an accredited investor as defined in Regulation D and that it is acquiring the Securities for its own account and not with a view to or for distributing or reselling the Securities and that it has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the Securities; and the Securities will be issued as restricted securities.

None of the Securities may be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.

Item 16. Exhibits and Financial Statement Schedules

See the Exhibit Index following the signature page to this Registration Statement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of Title 17 of the Code of Federal Regulations);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on February 27 , 2018.

VITALITY BIOPHARMA, INC.

By:	/s/ Robert Brooke
Robert Brooke
Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Avtar Dhillon and Robert Brooke, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert Brooke	Chief Executive Officer ( Principal Executive, Financial and Accounting Officer )	February 27 , 2018
Robert Brooke

/s/ Avtar Dhillon	Director	February 27 , 2018
Dr. Avtar Dhillon

/s/ Anthony Maida	Director	February 27 , 2018
Dr. Anthony Maida, III

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EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated September 14, 2011, by and between Stevia First Corp. and Legend Mining Inc. (Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on October 14, 2011.)

3.1.1	Articles of Incorporation of Stevia First Corp. (Incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 filed with the SEC on August 6, 2008 (File No. 333-152830).)

3.1.2	Articles of Merger, effective October 10, 2011 (Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on October 14, 2011.)

3.1.3	Certificate of Change, effective October 10, 2011 (Incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the SEC on October 14, 2011.)

3.2.1	Bylaws of Stevia First Corp. (Incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-1 filed with the SEC on August 6, 2008 (File No. 333-152830).)

3.2.2	Certificate of Amendment of Bylaws of Stevia First Corp. (Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 7, 2012.)

3.2.3	Certificate of Amendment of Articles of Incorporation of Vitality Biopharma, Inc. (Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 19, 2016.)

4.1	Form of Series A/B/C Common Stock Purchase Warrant (Incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on June 26, 2013.)

4.2	Offer Letter to Series B Warrant holders dated December 6, 2013 (Incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on December 9, 2013.)

4.3	Offer Letter to Series C Warrant holders dated March 27, 2014 (Incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on April 3, 2014.)

4.4	Form of Series A/B/C Common Stock Purchase Warrant (Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on May 6, 2015.)

4.5	Amended Common Stock Purchase Warrant dated May 4, 2016 issued to Morris Capital, Inc. (amended to reflect the reverse stock split effected by the Company on July 15, 2016) (Incorporated by reference to Exhibit 4.1 to the registrant’s Amendment No, 1 to Registration Statement on Form S-1 filed with the SEC on October 11, 2016.)

4.6	Amended Common Stock Purchase Warrant dated May 4, 2016 issued to Quezon Group LLC (amended to reflect the reverse stock split effected by the Company on July 15, 2016) (Incorporated by reference to Exhibit 4.2 to the registrant’s Amendment No, 1 to Registration Statement on Form S-1 filed with the SEC on October 11, 2016.)

4.7	Amended Common Stock Purchase Warrant dated May 4, 2016 issued to Trius Holdings Limited (amended to reflect the reverse stock split effected by the Company on July 15, 2016) (Incorporated by reference to Exhibit 4.3 to the registrant’s Amendment No, 1 to Registration Statement on Form S-1 filed with the SEC on October 11, 2016.)

4.8	Amended Common Stock Purchase Warrant dated May 4, 2016 issued to Armour Securities LLC (amended to reflect the reverse stock split effected by the Company on July 15, 2016) (Incorporated by reference to Exhibit 4.4 to the registrant’s Amendment No, 1 to Registration Statement on Form S-1 filed with the SEC on October 11, 2016.)

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4.9	Amended Common Stock Purchase Warrant dated May 4, 2016 issued to Gotama Capital SA (amended to reflect the reverse stock split effected by the Company on July 15, 2016) (Incorporated by reference to Exhibit 4.5 to the registrant’s Amendment No, 1 to Registration Statement on Form S-1 filed with the SEC on October 11, 2016.)

4.10	Amended Common Stock Purchase Warrant dated May 4, 2016 issued to Hampton Partners Inc. (amended to reflect the reverse stock split effected by the Company on July 15, 2016) (Incorporated by reference to Exhibit 4.6 to the registrant’s Amendment No, 1 to Registration Statement on Form S-1 filed with the SEC on October 11, 2016.)

4.11	Second Amendment to Common Stock Purchase Warrants dated November 30, 2016 (Incorporated by reference to Exhibit 4.7 to the registrant’s amendment No. 2 to Registration Statement on Form S-1 filed with the SEC on December 6, 2016.)

5.1*	Opinion of Greenberg Traurig, LLP.

10.1	Form of Convertible Debenture Subscription Agreement dated January 31, 2012 (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 7, 2012.)

10.2	Form of Convertible Debenture (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on February 7, 2012.)

10.3#	Executive Employment Agreement, dated January 31, 2012, by and between the registrant and Robert T. Brooke (Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on February 7, 2012.)

10.4#	Stevia First Corp. 2012 Stock Incentive Plan (Incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the SEC on February 7, 2012.)

10.5

Form of Convertible Debenture Subscription Agreement dated February 7, 2012 (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 28, 2012.)

10.6	Form of Convertible Debenture (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on February 28, 2012.)

10.7

Note Exchange Agreement, dated May 24, 2012, by and between the registrant and Hsien Loong Wong (Incorporated by reference to Exhibit 10.1 to the registration’s Current Report on Form 8-K filed with the SEC on May 25, 2012.)

10.8

Note Exchange Agreement, dated May 24, 2012, by and between the registrant and Wong Tsan Tung (Incorporated by reference to Exhibit 10.2 to the registration’s Current Report on Form 8-K filed with the SEC on May 25, 2012.)

10.9

Lease Agreement, dated April 23, 2012, by and between the registrant and One World Ranches LLC (Incorporated by reference to Exhibit 10.1 to the registrant’s Annual Report on Form 10-K filed with the SEC on July 13, 2012.)

10.10	Lease Agreement, dated April 23, 2012, by and between the registrant and Sutter Butte Ranches LLC (Incorporated by reference to Exhibit 10.2 to the registrant’s Annual Report on Form 10-K filed with the SEC on July 13, 2012.)

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10.11	Form of Securities Purchase Agreement, dated October 29, 2012, by and among the registrant and the signatories thereto (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on October 31, 2012.)

10.12	Form of 0% Convertible Debenture (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on October 31, 2012.)

10.13	Form of Warrant (Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on October 31, 2012.)

10.14

Form of Registration Rights Agreement, dated November 1, 2012, by and among the registrant and the signatories thereto (Incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the SEC on October 31, 2012.)

10.15

Placement Agent Agreement, dated October 29, 2012, by and between the registrant and Dawson James Securities, Inc. (Incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed with the SEC on October 31, 2012.)

10.16	License Agreement, dated August 28, 2012 by and between the registrant and Vineland Research and Innovation Centre, Inc. (Incorporated by reference to Exhibit 10.18 to the registrant’s Registration Statement on Form S-1/A filed with the SEC on January 11, 2013 (File No. 333-185215.))

10.17	Amendment No. 1 to the Stevia First Corp, 2012 Stock Incentive Plan (Incorporated by reference to Exhibit 10.19 to the registrant’s Annual Report on Form 10-K filed with the SEC on May 20, 2013.)

10.18	Securities Purchase Agreement, dated June 25, 2013, by and among Stevia First Corp. and the Purchasers listed on the signature pages thereto (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on June 26, 2013.)

10.19	Amendment to License Agreement, dated October 10, 2013 by and between Stevia First Corp. and Vineland Research and Innovation Centre, Inc. (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on October 16, 2013.)

10.20	Form of Stock Release Agreement dated April 2, 2014 (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on April 3, 2014.)

10.21	Amendment No. 2 to Stevia First Corp. 2012 Stock Incentive Plan (Incorporated by reference to Exhibit 10.21 to the registrant’s Annual Report on Form 10-K filed with the SEC on June 30, 2014.).

10.22	Form of Securities Purchase Agreement, dated May 5, 2015, by and among Stevia First Corp. and the Purchasers listed on the signature pages thereto (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on May 6, 2015.)

10.23	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on May 6, 2015.)

10.24	Securities Purchase Agreement, dated May 4, 2016, by and among Stevia First Corp. and the Purchasers listed on the signature pages thereto. (Incorporated by reference to Exhibit 10.1 to the registrant’s Amendment No, 1 to Registration Statement on Form S-1 filed with the SEC on October 11, 2016.)

10.25	Form of Warrant (Incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on May 9, 2016.)

10.26	Securities Purchase Agreement, dated July 26, 2017 by and among Vitality Biopharma, Inc., and the Purchasers listed on the signature pages thereto (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on July 27, 2017.)

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10.27	Registration Rights Agreement, dated July 26, 2017, by and among Vitality Biopharma, Inc. and the Purchasers listed on the signature pages thereto (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on July 27, 2017.)

10.28	Securities Purchase Agreement, dated December 12, 2017 by and among Vitality Biopharma, Inc., and the Purchasers listed on the signature pages thereto (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on December 13, 2017.)

10.29	Registration Rights Agreement, dated December 12, 2017, by and among Vitality Biopharma, Inc. and the Purchasers listed on the signature pages thereto (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on December 13, 2017.)

10.30	Lease Renewal Agreement, dated May 1, 2017, by and between the registrant and One World Ranches LLC (Incorporated by reference to Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2017.)

21.1	Subsidiaries (Incorporated by reference to Exhibit 21.1 to the registrant’s Annual Report on Form 10-K filed with the SEC on June 24, 2016).)

23.1*	Consent of Weinberg & Company, P.A.

23.2*	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

101.INS*++	XBRL Instant Document
101.SCH*++	XBRL Taxonomy Extension Schema Document
101.CAL*++	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*++	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*++	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*++	BRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.

#	Management contract or compensatory plan or arrangement.

++	In accordance with Regulation S-T, the XBRL-related information in Exhibit 101 to this Registration Statement on Form S-1 shall be deemed to be “furnished” and not “filed.”

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